EXHIBIT 10.1

`

EARN-IN RIGHT AGREEMENT

Among

INVECTURE GROUP, S.A. de C.V.

and

DESARROLLOS ZAPAL HOLDINGS CORP.

and

DESARROLLOS ZAPAL, S.A. de C.V.

and

GRANGES INC.

and

VISTA GOLD CORP.

February 7, 2012

ARTICLE 2 – REPRESENTATIONS OF THE PARTIES		8
Section 2.1	Representations and Warranties of Invecture	8
Section 2.2	Representations and Warranties of the Vista Parties	9
Section 2.3	Survival	17

ARTICLE 6 – ACQUISITIONS IN AREA OF INTEREST		27
Section 6.1	Additional Properties in Area of Interest	27
Section 6.2	Other Business Opportunities	28

- i -

ARTICLE 7 – CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS		28
Section 7.1	General	28
Section 7.2	Exceptions	28
Section 7.3	Duration of Confidentiality	29

ARTICLE 8 – INDEMNITY AND VISTA GUARANTEE		29
Section 8.1	Indemnification	29
Section 8.2	Vista Guarantee	29

ARTICLE 9 – COMPLIANCE WITH POLICY ON INTERNATIONAL BUSINESS CONDUCT		30
Section 9.1	Compliance	30

ARTICLE 10 – TERMINATION		30
Section 10.1	Termination	30
Section 10.2	Right to Cure	30

Appendices

Appendix 1 – Property Concessions Information and Maps
Appendix 2 – Bylaws of the Company
Appendix 3 – Financial Statements of the Company as of December 31, 2011
Appendix 4 – Required Mining Authorizations
Appendix 5 – [intentionally deleted]
Appendix 6 – Form of Trust Agreement
Appendix 7 – Form of Shareholders’ Agreement
Appendix 8 – Maintenance Budget (2 years)
Appendix 9 – Mill Purchase Decision Right Agreement

- ii -

EARN-IN RIGHT AGREEMENT

This Earn-In Right Agreement (this “Agreement”) is made this 7th day of February, 2012 (the “Effective Date”), among:

Invecture Group, S.A. de C.V., a corporation existing under the laws of Mexico (“Invecture”)

and

Desarrollos Zapal Holdings Corp. (“DZHC”), a corporation existing under the laws of the Province of British Columbia

and

Granges Inc., a corporation existing under the laws of the Province of British Columbia (“Granges”)

and

Desarrollos Zapal, S.A. de C.V, a corporation existing under the laws of Mexico (the “Company”)

and

Vista Gold Corp., a corporation existing under the laws the Yukon Territory, Canada (“Vista”)

RECITALS:

A.	Vista owns 100% of the outstanding shares of DZHC and Granges, which in turn together own 100% of the outstanding shares of the Company;

B.
The Company’s principal assets are the Concordia gold project mining concessions and certain other mineral property interests and rights in the State of Baja California Sur, Mexico, as more particularly described on Appendix 1 (the “Properties);

C.
In consideration for subscription for one Common Share (defined below) and payment therefore to the Company of $1,000, plus a premium of $1,999,000 (together, the “Initial Payment”), the Company will issue one Common Share and grant to Invecture, the exclusive right to pay for the number of Common Shares when added to the Common Shares already held by Invecture that is equal to 60% of the Common Shares (on a fully diluted basis), subject to adjustment in accordance with Section 3.7, as of the Closing Date (defined below) (the “Earn-in Right”);

D.
Subject to the terms and conditions contained herein, the Earn-in Right can be exercised (in whole and not in part) at anytime by Invecture before the end of the Earn-in Period by Invecture fulfilling the Exercise Conditions (defined below); and

E.	Invecture, Vista, DZHC, Granges and the Company are entering into this Agreement to document the rights and obligations that they are each hereby acquiring and/or assuming.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the Parties hereby agree as follows:

ARTICLE 1 – INTERPRETATION

Section 1.1      Definitions

In this Agreement, any capitalized terms used herein not otherwise defined with the first reference to such term or in the Appendices, shall have the following meanings:

(a)
“Affiliate” means any Person related to another Person in such a way that either one of such Persons directly or indirectly Controls, is Controlled by, or is under common Control with, the other and includes a partnership over which a Person exercises Control and a joint venture in which a Person holds at least a 50% voting and equity interest.

(b)	“Agreement” when referred to as “this Agreement”, means this Earn-in Right Agreement, as it may be modified or amended from time to time, together with the Appendices attached hereto.

(c)	“Area(s) of Interest” means the areas that are each within two kilometres of the outer boundary of each of the Properties.

(d)
“Authorizations” means any order, permit, approval, waiver, licence or similar authorization of any Governmental Authority having jurisdiction over the Company, the Shareholders or the Properties, including those necessary for carrying out exploration, appraisal of discovered deposits and production of mineral products therefrom with respect to the Mineral Rights, and any bond, deposit or other security required by any order, permit, approval, waiver, licence or similar authorization and for avoidance of doubt, Required Mining Authorizations means only those Authorizations specified in Appendix 4.

(e)	“Board” means the board of directors of the Company, as from time to time elected or appointed in accordance with applicable Laws, the Shareholders’ Agreement, this Agreement and the Bylaws.

(f)
“Business Days” means Monday to Friday of each week, local time, except such days designated as statutory holidays in Vancouver, British Columbia, Canada, Denver, Colorado, United States of America or Mexico City, Mexico.

(g)
“Bylaws” means the estatutos sociales of the Company, which are in effect as of the Effective Date and as they may thereafter be amended from time to time in accordance with the terms hereof and the LGSM.

(h)	“Closing” means completion of the matters set out in Section 3.7 and any ancillary matters.

(i)	“Closing Date” means the date of Closing as contemplated by Section 3.5.

(j)	“Closing Transactions” has the meaning ascribed thereto in Section 3.7.

(k)	“Common Shares” means the ordinary, nominative, non-par value voting shares of the Company.

(l)	“Company” means Desarrollos Zapal, S.A. de C.V., a body corporate organized as a Sociedad Anόnima de Capital Variable under the Laws of Mexico.

(m)	“Company Financial Statements” means the financial statements of the Company for the year ended December 31, 2011.

(n)
“Confidential Information” means the terms of this Agreement, all Technical Data and any other information concerning any matters affecting or relating to the business, the Properties, operations, programs, assets, results or prospects of the Company, including information regarding plans, budgets, processes, results of exploration, and other data, provided however, that Confidential Information, as used in this Agreement, shall not include any information, data, knowledge or know-how that:

(i)	is in the possession of the information recipient or one of its Affiliates prior to its disclosure by the information provider;

(ii)	is in the public domain prior to disclosure to the information recipient by the information provider;

(iii)	lawfully enters the public domain after disclosure to the information recipient through no violation of this Agreement by the information recipient, its Affiliates or representatives;

(iv)	is received by the information recipient or its Affiliates from a third party that is not bound by an obligation of confidentiality; or

(v)	is independently developed by the information recipient or its Affiliates without the use of Confidential Information.

(o)
“Control” used as a verb means, when used with respect to an entity, the ability, directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity through: (i) the legal or beneficial ownership of voting securities or membership interests; (ii) the right to appoint managers, directors or corporate management; (iii) contract; (iv) an agreement; (v) a voting trust; or (vi) otherwise; and, when used with respect to a natural person, means the actual or legal ability to control the actions of another, through family relationship, agency, contract or otherwise.  “Control” used as a noun means an interest which gives the holder the ability to exercise any of the foregoing powers.

(p)
“Control Shares” means the number of subscribed but unpaid Common Shares to be issued (in accordance with Section 3.1(b)) on the Effective Date that, together with any other Common Shares held by Invecture, equals 60% of the Common Shares then issued and outstanding after giving effect to the issuance of the Control Shares (subject to adjustment in accordance with Section 3.7).

(q)
“Disclosure Schedule” means the disclosure document which is to be delivered by the Vista Parties to Invecture (subject to Invecture’s prior approval, which shall not be unreasonably withheld) on the Effective Date, to be signed by the Parties, and which will contain certain supplemental information as specifically referred to herein.

(r)	“Dollars” or “$” means currency of the United States of America, unless otherwise stated.

(s)
“Earn-in Period” means subject to Section 5.2 and Section 11.6, the period commencing on the Effective Date and ending on the date which is the earlier of (i) the date which Invecture notifies DZHC that it intends to exercise the Earn-in Right, and (ii) subject to Section 3.9, the second anniversary of the Effective Date.

j
(t)
“Earn-in Right” means the sole and exclusive right to require the completion of the Closing Transactions upon the due and valid exercise of the Earn-in Right pursuant to the terms and conditions of this Agreement.

(u)	“Effective Date” has the meaning ascribed thereto on page one of this Agreement.

(v)
“Encumbrance” or “Encumbrances” means mortgages, deeds of trust, security interests, pledges, liens, royalties, overriding royalty interests, preferential purchase rights, or other encumbrances or burdens of any nature whether imposed by contract or operation of Laws.

(w)
“Entity” includes any corporation, company, partnership, joint venture, trust, society, firm, or other enterprise, association, organization, or entity of any nature recognized under the Laws of any jurisdiction.

(x)	“Exercise Conditions” has the meaning ascribed thereto in Section 3.4.

(y)	“Exercise Notice” has the meaning ascribed thereto in Section 3.5.

(z)
“Feasibility Report” means a feasibility study in the form customarily presented to senior mining financiers and which contains the information required for technical reports by the Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects.

(aa)
“Governmental Authority” means any federal, state or local government or authority, quasi government authority, fiscal or judicial body, government or self regulatory organization, commission, board, tribunal, organization, or any regulatory, administrative or other agency, or any political or other subdivision, department, or branch of any of the foregoing.

(bb)	“Initial Payment” has the meaning ascribed thereto in Recital B above.

(cc)
“Initial Working Capital” means the amount of  $4,000,000 which is to be contributed to the Company on a 60:40 basis (subject to adjustment in accordance with Section 3.7) by Invecture and the Vista DZ Shareholders, respectively, as part of the Closing Transactions to provide operating funds.

(dd)	“Invecture” means Invecture Group, S.A. de C.V., a body corporate organized as a Sociedad Anόnima de Capital Variable under the Laws of Mexico.

(ee)
“Legal Requirement” or “Laws” means any applicable law, statute, ordinance, decree, requirement, order, treaty, proclamation, convention, rule or regulation (or interpretation of any of the foregoing) of any Governmental Authority, any agreement (including any development agreement) with any Governmental Authority, and the terms of any governmental Authorization.

(ff)	“LGSM” means the Ley General de Sociedades Mercantiles (General Law of Commercial Companies (Mexico)), as amended from time to time.

(gg)
“Maintenance Costs” means the costs and expenses to obtain the Required Mining Authorizations and to undertake the Company’s operations to the standards established in this Agreement, including all necessary expenditures for rentals, taxes, requirements, reports, and other legal obligations and related professional fees that must be paid or otherwise complied with in order to maintain the Properties in good standing and, subject to Section 4.5, to maintain the requirements of the La Testera property.  It is acknowledged by the Parties that actual costs may be significantly higher or lower than any Party anticipates.

(hh)
“Material Agreement” means each agreement to which the Company is a party as of the Effective Date where the Company’s rights or obligations thereunder exceed $15,000, all of which Material Agreements are set out in the Disclosure Schedule.

(ii)
“Material Adverse Effect” means, in respect of the Company, any change, effect, event, circumstance, fact or occurrence that individually or in the aggregate with other such changes, effects, events, circumstances, facts or occurrences, is or would reasonably be expected to be, material and adverse to the business, financial condition, assets, liabilities or results of operations of the Company and its subsidiaries, taken as a whole, except any change, effect, event, circumstance, fact or occurrence resulting from or relating to: (i) changes in general, economic or financial conditions; (ii) any natural disaster (provided that it does not have a materially disproportionate affect on the Company relative to comparable exploration and/or mining companies); (iii) changes affecting the mining industry generally (provided that such changes do not have a materially disproportionate effect on the Company relative to comparable mining and/or exploration companies); (iv) any substantial change in the price of gold; or (v) the commencement or continuation of any war, armed hostilities or acts of terrorism.

(jj)
“Mill Equipment” means the crushing and grinding equipment, along with other related components, spare parts and other process plant equipment, owned by Vista and stored in Edmonton and Calgary, Alberta, as more particularly described in the Disclosure Schedule.

(kk)	“Mill Purchase Decision Right” has the meaning ascribed thereto in Section 4.2.

(ll)	“Mineral Rights” means the mining concessions, licences and permits in respect of the Properties and other rights in respect of the Properties and may include:

(i)	any permit, claim, licence, lease, concession, tenement, easement or other form of title or tenure; and

(ii)	any other right (including temporary occupancy rights and any other right to work upon lands),

whether contractual, statutory or otherwise which:

a.	is granted, conferred or recognized under applicable Laws; and

b.	which, among other things, allows or permits a person to explore for, mine, extract, sell or otherwise dispose of, mineral products.

(mm)	“Parties” means Invecture, Vista, DZHC, Granges and the Company, and “Party” means any one of the Parties as the context requires.

(nn)	“Person” means any individual, Entity, or Governmental Authority.

(oo)	“Public Record” means information available to the public at www.sedar.com under Vista’s profile about the Company and the Properties.

(pp)
“Properties” means the mining concessions, claims, interests and all related Mineral Rights of the Company, related surface and access rights, Authorizations and options for any such rights or interests, as more particularly described on Appendix 1 and includes any renewal thereof and any other form of successor or substitute title therefore and any addition thereto, and also includes any other mineral properties, claims, interest or surface and easement rights acquired by the Company after the Effective Date pursuant to Section 6.1.

(qq)
“Required Mining Authorizations” means the principal Mine development authorizations required to be issued by a Mexican Governmental Authority(s) and required to be obtained as a condition to the exercise of the Earn-in Right, which authorizations are more particularly described in Appendix 4 hereto.

(rr)	“SEMARNAT” means Secretaría de Medio Ambiente y Recursos Naturales, the Mexican Secretariat of the Environment and Natural Resources.

(ss)	“Shareholder” and “Shareholders” means, as the context requires, one of or all of the shareholders of the Company at any time during the term of this Agreement.

(tt)	“Shareholders’ Agreement” means the shareholders’ agreement among the Parties substantially in the form attached hereto in Appendix 7, including every schedule to that document.

(uu)
“Technical Data” means engineering studies and working papers, consultants reports and working papers, pre-feasibility reports, Feasibility Reports, mine plans, surface and underground maps, assays, samples, cores, analyses, geologic and geophysical maps, engineering maps, photographs, drill logs, exploration reports, environmental studies, correspondence with Governmental Authorities, reserve studies and reports, metallurgical studies and reports and all other information and data existing in printed or electronic form concerning the condition, geology, mineral potential, physical characteristics, mineability or other technical matters related to the Properties.

(vv)
“Transfer” means, when used as a verb, to sell, grant, assign, create an Encumbrance, pledge or otherwise convey, or dispose of or commit to do any of the foregoing and, when used as a noun, means a sale, grant, Encumbrance, pledge, or other disposition.

(ww)	“Trust” means the trust created by the Trust Agreement.

(xx)
“Trust Agent” means Banco INVEX, S.A., Institución de Banca Múltiple, INVEX Grupo Financiero, which shall be appointed the agent of the Trust pursuant to the terms and conditions of the Trust Agreement and until such time as provided in such agreement to hold the Control Shares.

(yy)	“Trust Agreement” means the trust agreement to be entered into among Invecture, the Company and the Trust Agent, in the form attached hereto in Appendix 6.

(zz)	“Vista” means Vista Gold Corp.

(aaa)	“Vista DZ Shareholders” means DZHC and Granges.

(bbb)	“Vista Parties” is a reference to Vista, DZHC, Granges and the Company collectively.

(ccc)	“Vista Parties Transactions” has the meaning ascribed thereto in Section 3.6.

Section 1.2      Certain Additional Rules of Interpretation

This Agreement is the result of negotiations among the Parties, and the terms and provisions hereof shall be construed in accordance with their usual and customary meanings.  The captions or headings of sections or subsections of this Agreement are for purposes of reference only and shall not limit or define the meaning of any provision of this Agreement.  The Parties hereby waive the application of any rule of law which otherwise would be applicable in connection with the construction of this Agreement, including any rule that ambiguous or conflicting terms or provisions should be construed against the Party who (or whose attorney) prepared the executed agreement or any earlier draft of the same.  The singular of any term includes the plural, and vice versa, and the use of words importing gender includes all genders.  If this Agreement is drawn up in both the English language and another language, the English language version shall govern to the extent of any divergence between the two.

Section 1.3      Appendices

All Appendices to this Agreement are incorporated herein by reference and form part of this Agreement.

Section 1.4      Meaning of “including”, etc.

Wherever the term “including” is used, it shall be deemed to mean “including without limitation”, and wherever the phrase “shall include” is used, it shall mean “shall include without limitation”.

Section 1.5      Governing Law and Dispute Resolution

This Agreement shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein, without reference to its principles of conflicts or choice of laws.

Any dispute arising from, connected with, or relating to this Agreement, the subject matter of this Agreement, the expiration or termination of this Agreement, or any other matter will be resolved by the courts of Province of Ontario sitting in the City of Toronto, and the Parties hereby irrevocably submit and attorn to the original and exclusive jurisdiction of the courts of Province of Ontario sitting in the City of Toronto for those purposes.

Section 1.6      Severability

Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable Laws.  The validity of remaining sections, provisions, terms and parts of this Agreement shall not be affected by a court, administrative board, or other proceeding of competent jurisdiction deciding that a provision, term or part of this Agreement is illegal, unenforceable, in conflict with any Laws or contrary to public policy.  In such event the Parties shall, by amendment of this Agreement, negotiate in good faith to replace such provision by a reasonable new provision or provisions which, as far as legally possible, shall have the same economic and legal effect on the Parties as did the subject provision.

ARTICLE 2 – REPRESENTATIONS OF THE PARTIES

Section 2.1      Representations and Warranties of Invecture

Invecture represents and warrants to the Vista Parties that as of the Effective Date:

(a)
it is a corporation duly incorporated and in good standing in its jurisdiction of incorporation and it is qualified to do business and is in good standing in those jurisdictions necessary in order to carry out the purposes of this Agreement;

(b)
it has the capacity to enter into and perform its obligations under this Agreement and all transactions contemplated herein, and that all corporate and other actions required to authorize it to enter into and perform this Agreement have been properly taken;

(c)	the execution and delivery of this Agreement will not conflict with, violate or result in the breach of its constating documents nor of any agreement to which Invecture is subject; and

(d)	this Agreement has been duly approved and delivered by it and is valid and binding upon it in accordance with its terms.

Section 2.2 Representations and Warranties of the Vista Parties

The Vista Parties, jointly and severally, represent and warrant to Invecture, as of the Effective Date and except as qualified by the Disclosure Schedule, that:

(a)
Current Ownership of Common Shares
After issuance of the Control Shares, the Vista DZ Shareholders will own and will remain throughout the Earn-in Period the beneficial owner of 40% of the issued Common Shares (subject to adjustment in accordance with Section 3.7), free of any Encumbrances of any kind or nature except as provided in the Trust Agreement.

(b)	No Consents No consent or approval of any third person or Governmental Authority is required to be obtained in connection with the Vista Parties’ obligations under this Agreement.

(c)
Organization, Good Standing and Qualification
The Company is a Sociedad Anόnima de Capital Variable duly organized, validly existing and in good standing under the laws of Mexico and has all necessary corporate power and authority required to carry on its exploration business and  to own the Properties. The Company is registered and qualified to do business and is in good standing in each Mexican State or jurisdiction in which the failure to so qualify would have a Material Adverse Effect on the Company.

(d)
Company Capitalizatio
Immediately prior to the issuance of the Control Shares and the one Common Share to Invecture as provided for in this Agreement, the authorized share capital of the Company consists only of an unlimited number of Common Shares, of which 103,963,886 Common Shares were issued and outstanding, of which 103,963,885 were owned by DZHC and one was owned by Granges.  All of such Common Shares have been allotted and authorized for issuance, and all of such Common Shares have been validly issued and are fully paid and non-assessable. Other than as contemplated herein, there are no other equity securities, options, warrants, calls, rights, commitments or agreements of any character to which any of the Vista Parties are a party or by which any are obligated to grant pre-emptive rights, issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Common Shares or any other security in  the capital share of the Company or obligating the Company to grant, extend or enter into any such equity security, option, warrant, call, right, commitment or agreement.  There are no shareholder agreements, voting agreements or voting trusts relating to any Common Shares or the Company, other than this Agreement.

(e)	No Subsidiaries The Company has no subsidiaries, joint ventures, limited partnerships or other legal or economic entities which it owns or controls.

(f)
Authorization
All corporate action on the part of the Vista Parties necessary for the authorization, execution and delivery of, and the performance of all their obligations under this Agreement has been taken, and this Agreement constitutes valid and legally binding obligations of the Vista Parties, enforceable against them in accordance with its terms, except as may be limited by:

(i)	applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors’ rights generally;

(ii)	the effects of rules of law governing the availability of equitable remedies; and

(iii)	as rights to indemnity or contribution may be limited under laws of general application or by principles of public policy thereunder.

(g)	Company Financial Statements The Company Financial Statements:

(i)
have been prepared in accordance with U.S. generally accepted accounting principles or International Financial Reporting Standards applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto);

(ii)	fairly present the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein;

(iii)
contain no direct or implied statement of a material fact which is untrue on the date of such financial statements and do not omit to state any material fact which is required by U.S. generally accepted accounting principles or International Financial Reporting Standards or by applicable law to be stated or reflected therein or which is necessary to make the statements contained therein not misleading and are consistent with the books and records of the Company.

(h)	Non-Contraventio The execution, delivery and performance of this Agreement by the Company, and the consummation by the Vista Parties of the transactions contemplated hereby, do not:

(i)	contravene or conflict with their respective constating documents;

(ii)
constitute a violation of any provision of any Mexican or Canadian law applicable to them, except a violation which, individually or in aggregate, would not have a Material Adverse Effect on the Company; or

(iii)
constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which the Company is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Company under any contract to which the Company is a party or any permit, license or similar right relating to the Company or by which the Company may be bound or affected, except any such default, consent, right of termination, cancellation or acceleration, loss or lien, claim or encumbrance which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

(i)	Current Ownership of Common Shares Since the date of the Company Financial Statements:

(i)	the Company has not paid or declared any dividend or incurred any material capital expenditure or made any commitment therefor;

(ii)
the Company has not incurred any obligation or liability, direct or indirect, contingent or otherwise, except in the ordinary course of business and which is not, and which in the aggregate are not, material to the Company;

(iii)	the Company has not entered into any material transaction or any non-arm’s length transaction;

(iv)
there has been no Material Adverse Effect (actual, anticipated, contemplated or, to the Company’s knowledge, threatened, financial or otherwise) in the business, affairs, operations, assets or liabilities (contingent or otherwise), capital or control of the Company;

(v)	the Company’s estimate for reclamation or remediation of any previous activity on its Properties is properly recorded in its accounts and remains accurate; and

(vi)	the Company will have no liabilities exceeding $15,000 in aggregate.

(j)
No Insolvencies
The Vista Parties have not committed an act of bankruptcy or sought protection from the creditors thereof before any court or pursuant to any legislation, proposed a compromise or arrangement to the creditors thereof generally, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to be declared bankrupt or wound up, taken any proceeding to have a receiver appointed of any of the assets thereof, had any Person holding any Encumbrance, charge, hypothec, title retention agreement or other security interest or receiver take possession of any of the property thereof, had an execution or distress become enforceable or levied upon any portion of the property thereof or had any petition for a receiving order in bankruptcy filed against it.

(k)
No Proposals for Material Changes
Except as contemplated herein, the Vista Parties have not approved, are not contemplating, and have not entered into any agreement, except this Agreement, in respect of:

(i)
the purchase by the Company of any material property or assets or any interest therein or the sale, transfer or other disposition of any material property or assets or any interest therein currently owned, directly or indirectly, by the Company whether by asset sale, transfer of shares or otherwise, any reorganization, distribution to security holders or recapitalization; or

(ii)	the change of control of the Company (by sale or transfer of shares or sale of all or substantially all of the property and assets of the Company or otherwise).

(l)
Insurance
The assets of the Company and its business and operations thereof are insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent participants in a comparable business in comparable circumstances.  Such coverage is in full force and effect and the Company has not failed to promptly give any notice of or present any material claim thereunder.

(m)
Taxes and Tax Returns
(i) The Company, in all material respects, has filed, in a timely manner all necessary tax returns and notices and has paid all applicable taxes of whatsoever nature (VAT, income and other) for all tax years prior to the date hereof to the extent that such taxes have become due or have been alleged to be due; (ii) the Company is not aware of any tax deficiencies or interest or penalties accrued or accruing, or alleged to be accrued or accruing, thereon where, in any of the above cases, it might reasonably be expected to result in a Material Adverse Effect on the Company; (iii) there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by the Company or the payment of any material tax, governmental charge, penalty, interest or fine against the Company; (iv) there are no material actions, suits, proceedings, investigations or claims now threatened or pending against the Company which could result in a material liability in respect of taxes, charges or levies of any Governmental Authority, penalties, interest, fines, assessments or reassessments or any matters under discussion with any Governmental Authority relating to taxes, governmental charges, penalties, interest, fines, assessments or reassessments asserted by any such authority; and (v) the Company has withheld (where applicable) from each payment to each of the present and former officers, directors, employees and consultants thereof, as well as from each payment to any Affiliate of the Company on account of interest or otherwise, the amount of all taxes and other amounts, including, but not limited to, income tax and other deductions, required to be withheld therefrom, and has paid the same or will pay the same when due to the proper tax or other receiving authority within the time required under applicable tax legislation.

(n)
Compliance with Laws, Licenses and Permits
The Company has conducted and is conducting its business in compliance in all material respects with all applicable laws, rules, regulations, orders and directives of the Mexican Governmental Authority and any other regulatory body having authority over its  mining activities and properties and it holds the material approvals, consents, certificates, registrations, authorizations, permits and licenses issued by the appropriate state regulatory agency or body necessary for the current activities carried on by the Company and it is now in compliance in all material terms and conditions of any concession agreements, exploration authorizations, mining or water use permits and licenses and with all laws, regulations, tariffs, rules, orders and directives material to the current operations of the Company, and except as disclosed in the Public Record, the Company has not received any notice of the modification, revocation or cancellation of, or any intention to modify, revoke or cancel or any proceeding relating to the modification, revocation or cancellation of any such approval, consent, certificate, registration, authorization, permit or license which, singly or in the aggregate, if the subject of an unfavourable decision, order, ruling or finding, might reasonably be expected to result in a Materially Adverse Effect on the Company.

(o)
Material Agreements
The Disclosure Schedule contains a complete list of the Material Agreements to which the Company is a party and which involve an obligation or commitment of the Company in excess of $15,000, relating to any executive service or consulting agreements, any off-take agreement, any property agreement or lease still in effect, any agreement which could result in a lien on a Property, any agreement providing for the appointment of any director or officer, any voting trust, pre-emptive right, right of first of refusal, and any contract mining agreement (collectively the “Material Agreements”). The Company is not in violation of any term or provision of any Material Agreement, Bylaw, indenture or other instrument, applicable to it which would, or could reasonable be expect to, result in any Material Adverse Effect on the Company or which places, or could place, in question the validity or enforceability of this Agreement or any document or instrument delivered, or to be delivered, by the Company pursuant hereto.  There are no obligations affecting the Company that cannot be terminated on 30-days notice without extra cost or penalty.

(p)	No Litigation There is no action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of the Vista Parties, currently threatened:

(i)
against the Company or the Vista DZ Shareholders or in connection with any of their business activities, Properties or assets, or, to the knowledge of the Company or the Vista DZ Shareholders, any officer, director or employee of the Company or the Vista DZ Shareholders in connection with such officer’s, director’s or employee’s relationship with, or actions taken on behalf of, the Company or the Vista DZ Shareholders; or

(ii)
against the Company or the Vista DZ Shareholders in connection with any of their business activities, Properties or assets, or, to the knowledge of the Company or the Vista DZ Shareholders, any officer, director or employee of the Company or the Vista DZ Shareholders that seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

(q)
Owner of the Properties in the State of Baja California Sur Propertie
The Company is the absolute legal and beneficial owner of, and has good and marketable title to, all of the Properties and assets thereof as described on Appendix 1 and in the Company Financial Statements free of all Encumbrances, other than those described in the Public Record and/or the Disclosure Schedule.  No other material property rights are necessary for the conduct of the business of the Company as currently conducted, and the Company does not know of any claim or the basis for any claim that might or could adversely affect the right thereof to use, transfer or otherwise exploit such property rights. The Company does not have any responsibility or obligation to pay any royalty, licence fee or similar payment to any Person with respect to the property rights thereof.

(r)
No Defaults
The Company is not in default of any material term, covenant or condition under or in respect of any judgement, order, agreement or instrument to which it is subject or a party or to which it or any of the Properties or assets thereof are or may be subject, and no event has occurred and is continuing, and no circumstance exists which has not been waived, which constitutes a default in respect of any commitment, agreement, document or other instrument to which the Company is a party or by which it is otherwise bound entitling any other party thereto to accelerate the maturity of any amount owing thereunder, except in each case as would not have a Material Adverse Effect on the Company.

(s)	Compliance with Employment Laws The Company:

(i)
has withheld all amounts required by law or agreement to be withheld from wages, salaries, other payments and other forms of compensation to its employees and former employees or has remedied any failure to do so;

(ii)	is not liable for any wages in arrears; and

(iii)	is not liable for taxes or penalties for failure to withhold or pay wages when due.

The Company is in compliance with all laws and regulations respecting employment and employment practices, terms and conditions of employment, pay equity and wages, except where such non compliance would not constitute a Material Adverse Effect on the Company. There are no complaints pending or, to the Company’s knowledge, threatened before any Governmental Authority alleging unfair labour practices or unlawful discrimination nor, to the Company’s knowledge, is there any basis for any such claim. There are no existing or, to the Company’s knowledge, threatened labour strikes, disputes, grievances, controversies or other labour troubles affecting the Company which would, individually or in the aggregate, have a Material Adverse Effect on the Company.

The Company is not a party to any collective bargaining agreement. There are no outstanding orders under applicable legislation in any jurisdiction in which the Company carries on business or has employees. No employee has any agreement as to the length of notice required to terminate his or her employment with the Company in excess of 6 months or equivalent compensation and all benefit and pension plans of the Company are funded in accordance with applicable laws and no past service funding liability exist thereunder.

(t)
No Benefit Plans
The Company has no retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, pension, incentive or otherwise contributed to, or required to be contributed to, by the Company for the benefit of any current or former officer, director, employee or consultant of the Company.

(u)	Environmental Compliance Except to the extent that any violation or other matter referred to in this subsection does not have a Material Adverse Effect on the Company as a whole:

(i)
the Properties, assets and operations of the Company comply in all material respects with all applicable “Environmental Laws” (which term means and includes, without limitation, any and all applicable international, federal, provincial, municipal or local laws, statutes, regulations, treaties, orders, judgments, decrees, ordinances, official directives and all authorizations relating to the environment, occupational health and safety), or any “Environmental Activity” (which term means and includes, without limitation, any past, present or future activity, event or circumstance in respect of a Contaminant).  “Contaminant” means and includes, without limitation, any pollutants, dangerous substances, liquid wastes, hazardous wastes, hazardous materials, hazardous substances or contaminants or any other matter including any of the foregoing, as defined or described as such pursuant to any Environmental Law, including, without limitation, the storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation thereof, or the release, escape, leaching, dispersal or migration thereof into the natural environment, including the movement through or in the air, soil, surface water or groundwater;

(ii)
the Company does not have any knowledge of, and has not received any notice of, any material claim, judicial or administrative proceeding, pending or threatened against, or which may materially affect the Company or any of its Properties, assets or operations thereof, relating to, or alleging any violation of any Environmental Laws.  The Company is not aware of any facts which could give rise to any such claim or judicial or administrative proceeding and neither the Company nor any of its Properties, assets or operations is, to the knowledge of the Company, the subject of any investigation, evaluation, audit or review by any Governmental Authority to determine whether any violation of any Environmental Laws has occurred or is occurring or whether any remedial action is needed in connection with a release of any Contaminant into the environment, except for compliance investigations conducted in the normal course by any Governmental Authority;

(iii)
the Company has not given or filed any notice under any Mexican federal,  state or local law with respect to any Environmental Activity and the Company does not have any current liability in connection with any Environmental Activity (except for an accruing liability) and the Company is not aware of any notice being given under any federal, provincial or local law or of any liability (whether contingent or otherwise) with respect to any Environmental Activity relating to or affecting the Company or its Properties, assets, business or operations;

(iv)
the Company does not store any hazardous or toxic waste or substance on the property thereof and has not disposed of any hazardous or toxic waste, in each case in a manner contrary to any Environmental Laws, and there are no Contaminants on any of the premises at which the Company carries on business, in each case other than in compliance with Environmental Laws; and

(v)
the Company is not subject to any contingent or other liability relating to the restoration or rehabilitation of land, water or any other part of the environment or non-compliance with Environmental Laws which has not been accrued in the Company Financial Statements.

(v)
No Non-Arm’s Length Transactions
Except as disclosed herein, the Company does not owe any amount to, nor has it any present loans to, or borrowed any amount from or is otherwise indebted to, any officer, director, employee or security holder of any of them or any Person not dealing at “arm’s length” with any of them except for usual employee reimbursements and compensation paid in the ordinary and normal course of the business of the Company.  The Company is not a party to any contract, agreement or understanding with any officer, director, employee and security holder of any of them or any other Person not dealing at arm’s length with the Company.  No officer, director, employee or security holder of the Company has any cause of action or other claim whatsoever against, or owes any amount to, the Company.

(w)
Minute Books
The minute books of the Company, all of which have been made available to Invecture or its counsel prior to the Effective Date, are up-to-date, complete and accurate in all material respects.

Section 2.3      Survival

The representations and warranties set forth in Section 2.1 and Section 2.2 of this Agreement shall survive the execution of this Agreement, the exercise of the Earn-in Right and the execution and delivery of the Shareholders’ Agreement.

ARTICLE 3 – GRANT OF EARN-IN RIGHT AND EXERCISE REQUIREMENTS

Section 3.1      Grant of Earn-in Right

In consideration of Invecture’s making the Initial Payment to the Company, on receipt of the Initial Payment, the Company shall:

(a)	issue one Common Share to Invecture;

(b)
issue the Control Shares to the Trust Agent, which shares shall be registered in the name of the Trust Agent and shall be held and voted by the Trust Agent in accordance with the terms of the Trust Agreement; and

(c)	without any further act or formality, exclusively grant the Earn-in Right to Invecture, which Earn-in Right may be exercised by Invecture in whole only and not in part.

The Vista DZ Shareholders hereby confirm that they have, by means of a Shareholders’ meeting, unanimously approved resolutions pursuant to which the Vista DZ Shareholders have resolved to: (i) amend the Company’s Bylaws so that the Bylaws are in the form set out in Appendix 2; (ii) approve the issuance of one Common Share to Invecture; (iii) approve a capital increase issuing the Control Shares which will be subscribed and voted by the Trust Agent pursuant to the terms and conditions of the Trust Agreement; (iv) waive any and all rights of first refusal and pre-emptive rights as provided in Section 3.2; and (v) authorize that the Control Shares be kept as treasury shares until fully paid in accordance with the terms and conditions of this Agreement.

Section 3.2      Waiver of any Rights of First Refusal and Pre-emptive Rights

The Vista DZ Shareholders hereby consent to the subscription, payment for and issuance of one Common Share to Invecture and the issuance of the Control Shares in accordance with the terms of this Agreement.  In connection with such issuances, the Vista DZ Shareholders hereby waive any and all rights of first refusal or pre-emptive rights that the Vista DZ Shareholders may have in respect of the issuance of the one Common Share to Invecture and the Control Shares to the Trust Agent, and Invecture’s subsequent subscription and payment for the Control Shares, in accordance with the terms of this Agreement.  The Vista DZ Shareholders hereby acknowledge that upon the due and valid exercise of the Earn-in Right, as part of the Closing, the Control Shares will be fully paid by and owned by Invecture.

Section 3.3      Initial Payment Non-Refundable

The Initial Payment will be non-refundable.

Section 3.4      Exercise Conditions

The exercise of the Earn-in Right by Invecture is conditional upon:

(a)	the receipt by the Company of the Required Mining Authorizations;

(b)	the proper publication and dissemination of the Required Mining Authorizations;

(c)	a Feasibility Report on the Properties addressed to Vista, which updates the existing Feasibility Report with respect to costs;

(d)	Invecture funding 100% of the Maintenance Costs; and

(e)	Invecture paying to the Company (as payment for the Control Shares) $20,000,000 in cash by wire transfer,

(collectively, the “Exercise Conditions”) within the Earn-in Period.

Section 3.5      Exercise of Earn-in Right

At anytime during the Earn-in Period, provided that the Exercise Conditions have been met (or waived in writing prior to the end of the Earn-in Period by the Vista DZ Shareholders in their sole discretion), Invecture shall have the right to deliver, within the Earn-in Period, written notice (the “Exercise Notice”) to the Vista DZ Shareholders notifying them that Invecture intends to exercise the Earn-in Right and require completion of the Closing Transactions.  The Exercise Notice will propose a date (the “Closing Date”) being a date within 30 days of delivery of the Exercise Notice. For greater certainty, the Closing Date, though not the delivery of the Exercise Notice, may fall outside of the Earn-In Period.  Not more than 5 Business Days after receipt by the Vista DZ Shareholders of the Exercise Notice, the Vista DZ Shareholders shall respond either confirming the proposed date or providing a proposed alternative date which better suits the Vista DZ Shareholders, which alternative Closing Date must be within 15 days following the Closing Date proposed by Invecture, which alternative date shall thereupon be deemed the Closing Date.

Upon delivery of the Exercise Notice, the Parties shall be obligated to complete the Closing Transactions in accordance with Section 3.7.

Section 3.6      Vista Parties Transactions

The Vista Parties shall cause Section 3.6(a), (b) and (c) to occur prior to or on the Effective Date and shall take reasonable commercial steps to complete Section 3.6(d), within 150 days after the Effective Date and prior to the Closing Date, the following:

(a)
the adoption of the new Bylaws attached hereto as Appendix 2 and the issuance of new certificates representing Common Shares to ensure that during the Earn-in Period certificates representing Common Shares (including Control Shares) bear a legend stipulating that no encumbrance or liens are permitted over the Control Shares without the prior unanimous written consent of the Board of Directors;

(b)	the appointment of Invecture’s nominees to the Board in accordance with Section 5.3; and

(c)
the capitalization of any remaining loans owed by the Company to Vista in excess of $20,000,000, either by increasing the capital attributed to the Common Shares, by issuing new Common Shares to DZHC (and if any new Common Shares are issued to DZHC, the Company shall issue for no additional consideration such number of additional Control Shares to the Trust Agent that results in the Trust Agent holding 60% of the issued Common Shares) or any combination thereof;

(collectively, the “Vista Parties Transactions”).

Section 3.7      Adjustment to Ownership Interest

If by March 1, 2012 (the “First Adjustment Date”):

(a)
the Agrarian Reform Secretary (the “SRA”) has not issued a resolution with respect to certain parts of the Property that may be affected by the creation of the Sierra de la Laguna Biosphere Reserve (as described in more detail in the Disclosure Schedule); and

(b)	the Company, at the expense of DZHC or Vista, has not reached a satisfactory resolution with Jorge Cordero,

(collectively the “Adjustment Triggering Events”), then notwithstanding any other provision of this Agreement, the percentage of all of the outstanding Common Shares held by DZHC will be decreased by 0.5% and the percentage of all of the outstanding Common Shares that are Control Shares will be increased by 0.5% (a “0.5% Adjustment”).  If the Adjustment Triggering Events are not met on March 16, March 31, April 15, and April 30, 2012 (each date a “Subsequent Adjustment Date”), an additional 0.5% Adjustment will be made, which 0.5% Adjustments in aggregate shall not exceed 2.5%.  Any 0.5% Adjustment shall be effected by the issuance of additional Control Shares to the Trust Agent without payment of any additional consideration.  Upon the occurrence of an Adjustment on the First Adjustment Date or any Subsequent Adjustment Date, all references to a Party’s interest in the Company will be deemed to be references to their interest as adjusted in accordance with this Section 3.7.  The Parties agree to take the commercially reasonable steps necessary, advisable or desirable to give full effect to this Section 3.7 (including updating the Shareholders’ Agreement to reflect any 0.5% Adjustment).

Section 3.8      Closing Transaction Matters

On the Closing Date, and at the time and place indicated in the Exercise Notice, the Parties will meet to deliver the documents and consideration described below in order to effect the Closing and the concurrent completion of any remaining Vista Parties Transactions, which tabled documents shall be deemed exchanged and released simultaneously upon agreement by the Parties that Closing has completed:

(a)
the Vista Parties shall deliver all necessary asset transfer and loan cancellation documentation reasonably required to effect any remaining Vista Parties Transactions, including a certificate of an officer of each Vista DZ Shareholder addressed to Invecture confirming that, upon payment to the Company of $20,000,000 and the payment in turn by the Company to Vista of that sum in satisfaction of the Company’s indebtedness in that amount to Vista, the Vista Parties Transactions will have been completed and (i) the Company will owe no amount to any Vista Party and (ii) the Company will have no other obligation or commitment in excess of $15,000 to any other Person, except as set out in the Disclosure Schedule or that arises during the Earn-in Period by or under the direction of Invecture;

(b)	the Company shall deliver to Invecture a letter addressed to the Trust Agent to immediately and irrevocably transfer the Control Shares to Invecture;

(c)	upon transfer of the Control Shares to Invecture in accordance with the terms of this Agreement and the Trust Agreement, the Control Shares shall be deemed to be fully paid-up;

(d)	Granges shall transfer its Common Share to DZHC;

(e)	Invecture and DZHC shall pay to the Company their respective pro rata portion of the Initial Working Capital on a 60:40 basis (subject to adjustment in accordance with Section 3.7);

(f)
the Company shall issue and deliver such number of additional Common Shares in the name of Invecture and DZHC (on a 60:40 basis, subject to adjustment in accordance with Section 3.7) so that any net capital contributions of the Parties consequent upon the Vista Parties Transactions, as well as the contribution of the Initial Working Capital, are recognized on the books of the Company and the Company is upon completion of the Closing Transactions free of debt and holds the Initial Working Capital;

(g)	the Secretary of the Company shall deliver to each of DZHC and Invecture a certified copy of the updated register of Common Shares reflecting the Closing Transactions;

(h)
Invecture and DZHC shall each execute a resolution of the Shareholders’ meeting of the Company appointing additional directors of the Company specified by Invecture so that Invecture’s nominees will then constitute a simple majority of the Board of the Company; and

(i)	DZHC, the Company and Invecture shall deliver a fully executed Shareholders’ Agreement,

(collectively, the “Closing Transactions”).

Section 3.9       Closing Date Extension if SEMARNAT Proceedings Threatened or Vista Parties Transactions Not Completed

(a)
If as of the proposed Closing Date Invecture has reason to believe that all Persons who have a right to appeal the Required Mining Authorizations to SEMARNAT in connection with the achievement of the Required Mining Authorizations have not received notice of the issuance of the Required Mining Authorizations, then, Invecture shall have the right to extend the Closing Date by up to six months past the date that the Required Mining Authorizations have been published in order to allow for additional appeal rights to expire.

(b)
The Closing Date will also be extended without prejudice to Invecture’s rights herein if the Vista Party Transactions have not been completed to Invecture’s satisfaction, acting reasonably. In this case the Vista Parties shall continue to use commercially reasonable efforts to procure the completion of the Vista Parties Transactions as soon as is reasonably possible. Invecture may waive completion of the Vista Parties Transactions and exercise the Earn-in Right without prejudice to Invecture’s rights to claim for damages to it or to the Company  on account of the non-completion of the Vista Parties Transactions and to continue to require their completion after exercise of the Earn-in Right.

ARTICLE 4 – ADDITIONAL COVENANTS

Section 4.1      Control Shares

Concurrently with the execution of this Agreement on the Effective Date, the Parties shall cause to be executed the Trust Agreement and in accordance with Section 3.1(b) the Company shall issue to the Trust Agent the Control Shares.  The Parties will take commercially reasonable steps to cause the Control Shares to be handled by the Trust Agent in accordance with the terms of this Agreement and the Trust Agreement.

The technical committee to the Trust for the purposes of providing instructions to the Trust Agent shall comprise two members and their respective alternates, one member and his/her alternate shall be appointed by DZHC and one member and his/her alternate shall be appointed by Invecture.

The Control Shares shall be kept in the Trust until the earlier of:

(a)
the Trust Agent is provided with the letter of the Company delivered to Invecture pursuant to Section 3.7(b), in which case the Control Shares shall be transferred to Invecture on the Closing Date in accordance with Section 3.7;

(b)
one Party has notified the Trust Agent in writing that this Agreement has been terminated, enclosing written evidence whereby the other Parties have agreed on the termination of this Agreement, in which case the Control Shares shall be cancelled for no payment or other consideration; and

(c)
the Trust Agent receives notification that this Agreement has been terminated by a court having competent jurisdiction, in which case the Control Shares shall be cancelled for no payment or other consideration.

The Parties agree that any obligations to pay taxes or duties which may result from the transfer of the Control Shares from the Trust Agent to Invecture, shall be the obligation of Invecture, whether paid directly by Invecture to the appropriate Governmental Authority or funded by Invecture to the Trust or the Company, as applicable.

Section 4.2      Invecture’s Right to Indicate that the Company Shall Purchase the Mill Equipment

On the Effective Date, Vista shall grant to Invecture the exclusive right (the “Mill Purchase Decision Right”) to indicate that the Mill Equipment is suitable for the Properties and to indicate that the Company shall purchase the Mill Equipment upon receipt of project financing.  The Mill Purchase Decision Right will be exercisable within the first year following the Effective Date.  If the Mill Purchase Decision Right is exercised, the Mill Equipment shall be sold to the Company by Vista on an as is where is basis (in Canada), free and clear of all Encumbrances, for a price of $16,000,000 plus the cost of storage and insurance during the time between receipt by Vista of Invecture’s notice of exercise of the Mill Purchase Decision Right and the time at which the Mill Equipment is loaded for transportation to Mexico, plus applicable taxes, if any.  The definite terms of the Mill Purchase Decision Right shall be on the terms and subject to the conditions set out in Appendix 9.

Section 4.3      Vista Parties to Transfer any Related Affiliate Company Properties or Permits to the Company Prior to Closing

If any Affiliate of the Vista Parties (other than a subsidiary of the Company) holds any asset, Mineral Right, service or other material agreement which principally relates to or benefits the Company’s operations as of the Effective Date, or which has traditionally been principally used by, benefitted or made available to the Company or is needed to secure the Required Mining Authorizations, the Vista Parties shall take such steps as are necessary to cause such assets, Mineral Right, service or other material agreements to be assigned to the Company prior to the Closing Date. If any such assets, Mineral Right, service or other material agreements are transferred, Common Shares may be issued by the Company for them but such Common Shares shall first form part of the Trust and be included in the total of Common Shares to be issued to the Vista DZ Shareholders to bring their total ownership of Common Shares to 40% of Common Shares as contemplated by Section 3.7.

Section 4.4      Covenants of Invecture During the Earn-in Period

During the term of this Agreement, Invecture shall:

(a)	direct, manage and fund and as appropriate, conduct the program of work on the Properties set out in Section 5.1;

(b)	fund all Maintenance Costs and take all steps and proceedings to maintain the Properties in good standing (including La Testera subject to Section 4.5);

(c)	perform its duties and responsibilities and comply with its obligations under this Agreement;

(d)	immediately notify the Vista Parties if:

(i)	any representations or warranties contained in Section 2.1 are not true and correct in any material respect during the term of the Earn-in Period; or

(ii)	any covenant of Invecture pursuant to this Agreement have not been complied with;

(e)	not, by any action or inaction cause any Encumbrance to be placed upon or against the Properties or any part thereof;

(f)
cause the Company to conduct all of its operations in a good and workmanlike manner in accordance with generally accepted mining industry practice and in compliance with all applicable Laws in Mexico and in accordance with the terms and provisions of mining concessions, leases, licenses, permits, contracts and other agreements pertaining to the Properties, its assets and its operations and in accordance with the care and skill normally expected of someone conducting and managing exploration, development and mining activities in Mexico;

(g)	ensure that its employees, contractors and authorized agents and its Affiliates’ employees, contractors and authorized agents enter the Properties at Invecture’s sole risk;

(h)
keep and maintain all required accounting and financial records for the Company pursuant to International Financial Reporting Standards and in accordance with customary cost accounting practices in the mining industry;

(i)
obtain insurance, naming the Company and itself as co-insured, which adequately covers all risks reasonably and prudently foreseeable in the operation and conduct of the operations which, having regard to the nature of such risks, the relative cost of obtaining insurance and the availability of such insurance, it is prudent to seek insurance rather than provide for self insurance; and

(j)
on a confidential basis initiate discussions with investment dealers and the Toronto Stock Exchange (or other stock exchange previously approved by DZHC) so as to be in a position to conduct an Authorized IPO (as such term is defined in the Shareholders’ Agreement in the form attached in Appendix 7) within 12 months of the Closing Date.  Invecture shall keep DZHC regularly informed as to the content and tenure of such discussions.

Section 4.5      La Testera Property

Upon 30-days prior written notice to the Vista DZ Shareholders, Invecture shall have the right any time during the Earn-in Period to force the Company to either (i) transfer the La Testera property to a third party for valuable consideration, plus the assumption by the third party of all associated liabilities and obligations connected with the La Testera property and an indemnity from the third party in favour of the Company; or (ii) to terminate the Company’s option on the La Testera property.

ARTICLE 5 – PROJECT MANAGEMENT PROGRAM, FUNDING AND
MANAGEMENT DURING THE EARN-IN PERIOD

Section 5.1      Project Management Program and Funding of Company During the Earn-in Period

Subject to Section 5.2, during the term of this Agreement, Invecture shall be responsible to fund 100% of the Maintenance Costs and all other costs and expenses related to the Properties.  Invecture shall during the term of this Agreement carry out a project management program on the Properties for the benefit of the Company, which program will at a minimum include:

(a)	using commercially reasonable efforts to direct and assist the Company with obtaining the Required Mining Authorizations;

(b)
using commercially reasonable efforts to direct and assist the Company with identifying, applying for and obtaining in a timely and appropriate manner all other concessions, leases, licenses, permits, consents and authorizations necessary to commence construction of commercially viable mine on the Properties;

(c)	updating the current Feasibility Report on the Properties in accordance with Section 3.4(c);

(d)	maintaining and defending the Company’s assets, including its mining concessions, other interests in land and permits;

(e)	maintaining all of the Company’s Technical Data in good order;

(f)	maintaining the Company’s community program; and

(g)	maintaining active public and government relation programs.

The program management work program shall be conducted by Invecture in a good and workmanlike manner in accordance with generally accepted mining industry practice and in compliance with all applicable Laws in Mexico and in accordance with the terms and provisions of mining concessions, leases, licenses, permits, contracts and other agreements pertaining to the Properties, its assets and its operations and in accordance with the care and skill normally expected of someone conducting and managing exploration, development and mining activities in Mexico.

Such funding shall be effected as payments which are to be accounted for as non-refundable Common Share subscription contributions to the Company’s capital (which contributions will not entitle Invecture to be issued any securities if Invecture does not exercise the Earn-in Right).  The Parties acknowledge that beyond the Maintenance Costs and the costs and expenses associated with the work program set out in this Section 5.1 (including all costs and expenses associated with obtaining the Required Mining Authorizations), the level of economic activity of the Company and hence Invecture’s funding obligation is generally within the discretion of Invecture during the Earn-In Period.

Section 5.2      Authorization of Change of Forest Land Use Permit Fees

Following the receipt by the Company of the authorization of the change of forest land use permit, which authorization forms part of the Required Mining Authorizations, certain permit fees will be due and payable to SEMARNAT.  Notwithstanding Section 5.1, Invecture shall pay on behalf of the Company, by way of a non-interest bearing loan to the Company, the permit fees due to SEMARNAT after obtaining the authorization.  The Company shall repay Invecture’s loan to the Company contemplated in this Section on the date this Agreement is terminated in accordance with Section 10.1 and if the this Agreement is terminated under paragraphs (a), (b), (d), or (e) of Section 10.1, the Vista Parties shall cause the Company to repay Invecture.

Section 5.3      Board of Directors and Management of Company During Earn-in Period

During the Earn-in Period, Invecture shall be entitled to nominate for election to the Company’s Board two members and his/her respective alternates and the Vista DZ Shareholders shall be entitled to nominate for election to the Company’s Board one member and his/her alternate.  Subject to the foregoing:

(a)
The Vista DZ Shareholders shall vote their Common Shares in favour of Invecture’s nominee(s).  The Vista DZ Shareholders and Invecture shall cause their representatives on the technical committee to the Trust Agent to instruct the Trust Agent to vote the Control Shares in favour of the Vista Shareholders’ nominee(s).

(b)	In the event that Invecture desires to replace one of its nominees, the Vista DZ Shareholders shall vote their Common Shares to replace such Director with another nominee of Invecture.

(c)
Among the members to be nominated by Invecture to the Board of Directors, on shall be appointed as the Chief Executive Officer of the Company, who shall be responsible for the overall management of the Company at the Board’s direction.

(d)	Invecture shall also be entitled to appoint the Chairman of the Board, which Chairman shall be one of the directors nominated by Invecture or the Chief Executive Officer.

(e)	The Vista DZ Shareholders agree vote their Common Shares in favour of the Chief Executive Officer and Chairman of the Board proposed by Invecture.

The Board’s primary mandate during the Earn-in Period will be to do such things as are commercially reasonable to achieve the Required Mining Authorizations.

During the Earn-in Period, the Chief Executive Officer shall be obligated to provide quarterly progress reports summarizing the activities of the Company since the previous reporting period and at the reasonable request of any one or more of the Parties, the Chief

Executive Officer shall provide a progress report to all of the Parties.  Invecture shall on its own behalf or through the Company, undertake legal, tax and financial mine modeling analysis.

Section 5.4      Unanimous Board Approval Requirements

During the term of this Agreement, unanimous approval of the Board shall be required for the following (except where otherwise expressly permitted by or required by the LGSM or by this Agreement):

(a)	increasing or reducing the size of the Board;

(b)
increasing or reducing the authorized capital of the Company or increasing or reducing the issued capital of the Company by way of share split, share consolidation, conversion or exchange of securities or similar transaction;

(c)
requiring or permitting any additional capital contribution or transferring any right or shares issued by the Company, except in the case of transferring of any right or shares in accordance with Section 11.3;

(d)	allotting, reserving, setting aside or issuing any Common Shares;

(e)
creating, assuming or incurring any debt of the Company exceeding $100,000 or its equivalent in Mexican currency (for avoidance of doubt excluding debt to Invecture or the Vista Parties which is to be settled prior to Closing);

(f)	granting any security interest over any of the Company’s assets;

(g)	the giving jointly by the Parties of any guarantee or other financial assistance (whether direct or indirect) in respect of the Properties;

(h)	entering into any loan arrangement with a Party;

(i)	making any loan to any Person or guaranteeing the obligations of any Person;

(j)
entering into any contract or other transaction with any Person who is not at arm’s length to the Company or the Parties unless the contract is demonstrably on terms no more favourable to the non-arm’s length company than would be an equivalent arm’s length contract;

(k)	any change of business from that of pursuing the Required Mining Authorizations for the Concordia project and engineering and financial analysis of that project;

(l)	any decision to abandon or surrender the Properties or any material portion thereof;

(m)	the institution, defence, compromise or settlement of any court or arbitral proceedings involving the Company involving an amount in excess of $500,000 or its equivalent in Mexican currency;

(n)	the approval of the sale or disposal of any of the assets of the Company having an aggregate market value in excess of $100,000 or its equivalent in Mexican currency;

(o)	any decision to list the shares of the Company on any stock exchange;

(p)	any reorganization of the Company, or the entering into of any joint venture agreement with any other person relating to the Properties;

(q)	amalgamating, merging or entering into an arrangement or other reorganization involving the Company;

(r)	the liquidation or winding up of the Company, whether voluntary or otherwise or any application for its judicial management; and

(s)	amending or revoking the Bylaws in whole or in part or enacting any additional by-law (or Mexican equivalent), except to resolve any conflict in favour of this Agreement.

Section 5.5      Maintenance of Company Goodwill

In addition to any other obligations set out in this Article 5, Invecture shall, during the Earn-in Period, use its commercially reasonable efforts to maintain and protect the reputation of the Company and shall conduct itself and the Company’s operations with a view to enhancing the public image of the Company. Invecture shall ensure that the Company’s Chief Executive Officer and its nominee directors are of good reputation and qualified mining professionals.  Invecture will review the current community relations program and undertake programs to maintain the good reputation of the Company.  Nothing in this Section 5.5 shall require that Invecture agree to fund any material new financial initiative or allow the Company to assume any material new obligation.

ARTICLE 6 – ACQUISITIONS IN AREA OF INTEREST

Section 6.1      Additional Properties in Area of Interest

After the Effective Date, if a Party or one of its Affiliates proposes to acquire, directly or indirectly, any Mineral Right (including applications for such rights), surface right or other fixed asset located wholly within the Area of Interest from any third party during the term of this Agreement, such Party shall, or shall cause the acquiring party (in the case of a proposed acquisition by an Affiliate) to promptly offer in writing the acquired Mineral Right, surface right or other fixed asset to the Company for a 30-day period at the acquiring party’s cost (including investigation, negotiation and acquisition). Unless the Company accepts the offer within the said period the acquiring party shall after the 30-day period be free to deal with the acquired interest in its sole discretion. For avoidance of doubt,  the nominees on the board of directors of the Party required to offer the Mineral Right, surface right or other fixed asset may not vote on the decision of whether to accept it.

Section 6.2      Other Business Opportunities

(a)	Except as may be expressly provided in this Agreement, each Party shall have the right to independently engage in and receive full benefits from its business activities.

(b)
No Party shall have any duty to the other Party with respect to any opportunity to acquire any Properties outside of the Area of Interest at any time, or within the boundaries of the Area of Interest after the termination of this Agreement.

ARTICLE 7 – CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS

Section 7.1      General

Subject to the exceptions in Section 7.2, Confidential Information shall not be disclosed by a Party or any of its Affiliates to any third party or to the public without the prior written consent of the other Parties.  The Company shall not disclose Confidential Information, except as permitted pursuant to Section 7.2, without the approval of the Board.

Section 7.2      Exceptions

(a)	The restriction imposed by Section 7.1 shall not apply to a disclosure of Confidential Information:

(i)	in accordance with the requirements of any stock exchange or securities regulatory authority or commission having jurisdiction over a Party’s or any of its Affiliate’s securities;

(ii)	to government agencies as required by the terms of the Mineral Rights or any Authorizations;

(iii)	to employees or to an Affiliate, consultant, contractor or subcontractor of a Party that has a bona fide need to be informed;

(iv)	to a Governmental Authority or to the public, which the disclosing Party or its Affiliate believes in good faith is required by applicable Laws;

(v)	to actual or potential lenders or underwriters who have a bona fide need to be informed;

(vi)
to independent accountants or legal counsel engaged by a Party or the Board for the purpose of enabling such accountants or legal counsel to give appropriate advice in respect of a financing or other matters arising under this Agreement; and

(vii)	to any recognized merchant or investment banking firm engaged in giving advice to the disclosing Party in connection with a financing or other matter arising under this Agreement.

(b)
In any case to which the exceptions in Section 7.2 are applicable, the disclosing Party shall give notice to the other Parties, at least seven (7) days in advance of the making of such disclosure, provided, however, that such notice shall not be required with respect to information disclosed to Section 7.2(a)(i), Section 7.2(a)(ii) or Section 7.2(a)(iv).  Such notice shall identify the Confidential Information to be disclosed and the recipient.  As to any disclosure, except disclosure required by Law, only such Confidential Information as such third party shall have a legitimate business need to know shall be disclosed.  Except with respect to disclosure required by Law, as to any disclosure to a third party, such third party shall first agree in writing to protect the Confidential Information from further disclosure to the same extent as the Shareholders are obligated under this Article 7 and the disclosing Party shall concurrently with the making of such disclosure give notice to the other Parties that the required agreement in writing has been completed.  Notwithstanding the absence of a required written agreement, the disclosing Party shall be responsible for assuring that no unauthorized disclosure of information to be kept confidential pursuant to Section 7.1 is made by any Person receiving information provided that no Party shall be liable to any other Parties for the fraudulent or negligent disclosure of Confidential Information if the Party who seeks to take the benefit of this Section 7.2(b) shall have taken reasonable steps to ensure the preservation and confidential nature of the information.

Section 7.3      Duration of Confidentiality

The provisions of this Article 7 shall apply during the term of this Agreement.

ARTICLE 8 – INDEMNITY AND VISTA GUARANTEE

Section 8.1      Indemnification

Each Party (an “Indemnifying Party”) will indemnify and save harmless each other Party from and against all actions, suits, claims, proceedings, litigation or investigation whatsoever and any damages, losses (other than loss of profit), costs, fines, penalties, liabilities or expenses, including legal fees on a solicitor-and-own-client basis, disbursements and all costs incurred in investigation or pursuing any of the foregoing or any proceeding related thereto, made or brought against such other Party or which such other Party suffers or incurs, directly or indirectly, as a result of or in connection with any breach of any representation, warranty, covenant or agreement by the Indemnifying Party.

Section 8.2      Vista Guarantee

Vista hereby guarantees to Invecture the due performance of the obligations herein of the other Vista Parties.

ARTICLE 9 – COMPLIANCE WITH POLICY ON INTERNATIONAL BUSINESS CONDUCT

Section 9.1      Compliance

The Parties acknowledge that applicable Mexican laws, the Canadian Corruption ofForeign Public Officials Act and/or the U.S. Foreign Corrupt Practices Act, as amended (the “Acts”) apply to Invecture, Vista and its Affiliates, as the case may be, and agree that during the term of this Agreement Invecture shall cause the Company to comply with all provisions of the Acts (whether or not technically or jurisdictionally applicable) and if requested by one or more of the Vista Parties (acting reasonably), Invecture shall provide the Vista Parties with reasonable assurance of compliance with the Acts.

ARTICLE 10  – TERMINATION

Section 10.1      Termination

This Agreement may be terminated, subject to Section 10.2:

(a)
by DZHC, upon 30-days written notice if (i) Invecture is not in material compliance with this Agreement  (and without prejudice to DZHC right to claim against Invecture in the event such termination is on account of a breach of representation or covenant made or given by Invecture herein), or (ii) Invecture has notified DZHC that it does not intend to exercise the Earn-in Right;

(b)
by Invecture upon 10-days written notice from Invecture to DZHC that it does not intend to exercise the Earn-In Right (without prejudice to Invecture’s right to claim against the Vista Parties in the event such termination is primarily on account of a breach of representation or covenant made or given by the Vista Parties herein) provided that Invecture is not in default of any of its obligations under this Agreement;

(c)	if the Earn-in Right is exercised, immediately following the Closing;

(d)	if the Earn-in Right is not exercised, the day following the second anniversary of the Effective Date, subject to the six month extension contemplated in Section 3.9; or

(e)	by mutual written agreement of the Parties.

Section 10.2      Right to Cure

In the event that any Party is of the view that another is in breach of a representation or covenant made or given in this Agreement, or in the event that any Party determines that it itself is in breach of a representation or covenant made or given in this Agreement, such Party shall notify the other of the circumstances which it believes gives rise to the breach. The Party which is or is alleged to be in breach shall immediately seek to cure the breach (or else in the case of an allegation, give notice to the other Party that it disputes the allegation of breach). The Party in breach hereof shall have up to 30-calendar days during which it must either cure the breach, or, where it is not reasonably possible to fully cure the breach within such period, and the complaining party is not being materially adversely affected by the state of breach, demonstrate that it has diligently begun to cure the breach. Provided that the Party in breach continues to diligently pursue the complete remedying of the breach complained of in as short a time as is reasonably possible, then the other Party, unless it can demonstrate the breach is either not capable of remedy or that it has been or will be irreparably damaged by the breach, shall allow the Party in breach to cure the breach and the non-breaching Party shall not be entitled to terminate this Agreement on account of such breach.

ARTICLE 11 – GENERAL PROVISIONS

Section 11.1      Notices

All notices and other communications hereunder shall be in writing and in the English language, and (unless some other mode of giving the same is specified or accepted in writing by the recipient) shall be effective when personally delivered, including delivery by recognized express courier service such as Fedex or DHL, to the addressee Party’s principal address stated below, whichever of the foregoing shall first occur, provided that any notice received after normal business hours at the place of delivery shall not be effective until the next Business Day, and provided further that notice properly given to the principal address stated below for a Party shall be effective at the time thereof notwithstanding earlier or later delivery of a copy thereof to another address as required below.  Until otherwise specified by notice, the addresses for any notices shall be (with in each case an email copy to sent concurrently) as follows:

(i)	to Invecture, at:

Invecture Group, S.A. de C.V. Palmas No. 735 – 402 11010 México, D.F. México

Attention: John Detmold and Jose Luis Ramos Email: John Detmold [jdetmold@invecture.com] Email: Jose Luis Ramos [jose.l.ramos@invecture.com]

with a copy (which does not constitute notice) to:

McMillan LLP Royal Centre, 1055 West Georgia Street Suite 1500, PO Box 11117 Vancouver, British Columbia V6E 4N7 Canada

Attention: Bernhard Zinkhofer Email: Bernhard Zinkhofer [Bernhard.Zinkhofer@mcmillan.ca]

(ii)	to DZHC and the Company at:

Desarrollos Zapal Holdings Corp. and Desarrollos Zapal, S.A. de C.V. c/o Vista Gold Corp. Suite 5 - 7961 Shaffer Parkway Littleton, Colorado, USA 80127

Attention: Frederick H. Earnest and Hector Araya Email: Frederick H. Earnest [fhearnest@vistagold.com] Email: Hector Araya [haraya@vistagold.com]

with a copy (which does not constitute notice) to:

Borden Ladner Gervais LLP 1200 – 200 Burrard Street Vancouver, British Columbia V7X 1T2

Attention: Melanie Bradley Email: Melanie Bradley [mebradley@blg.com]

A Party may change its address for Notice by Notice to the other Party.

Section 11.2      Assignment and Enurement

This Agreement shall bind and enure to the benefit of the Parties and their respective successors and permitted assigns. Subject to Section 11.3, a Party may not assign its rights or obligations hereunder without the prior written consent of the other Parties, such consent to be promptly considered and not unreasonably withheld.

Section 11.3      Invecture’s Right to Assign

Invecture shall have the right on compliance with this Section 11.3, to assign all its rights, interests and obligations hereunder to any corporations approved by the Parties, which corporations will be approved by the Parties within 30 days of the Effective Date, provided that any assignee corporation has no more than 20 shareholders or is not Controlled by a Person that has more than 20 shareholders.  In order for the assignment to be effective (i) Invecture must give notice to the Vista Parties, and (ii) the transferee corporation must sign a counterpart of this Agreement acknowledging that it is legally bound to the terms and conditions hereof.

Section 11.4      Waiver

Except as otherwise provided in this Agreement, failure on the part of any Party to exercise any right hereunder or to insist upon strict compliance by the other Parties with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such right, term, covenant or condition, or limit the Party’s right thereafter to enforce any provision or exercise any right, power or remedy.  No provision of this Agreement shall be construed to be a waiver by either Party of any rights or remedies such Party may have against any other Parties for failure to comply with the provisions of this Agreement and, except as expressly provided in this Agreement, no remedy or right herein conferred is intended to be exclusive of any other remedy or right, but every such remedy or right shall be cumulative and shall be in addition to every other remedy or right herein conferred or hereafter existing at law or in equity.

Section 11.5      Amendments

This Agreement may not be amended or modified except by a written instrument signed by all of the Parties.  No Party shall be bound by any modification or amendment of this Agreement or waiver of any provision hereof unless such modification, amendment or waiver is set forth in a written instrument signed by each of the Parties.

Section 11.6      Force Majeure

The obligations of a Party, other than the payment of money or the advancing of funds provided for under this Agreement, shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseen, foreseeable or unforeseeable, beyond its reasonable control if the Party is making a good faith effort to resolve or avoid such cause, including acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; the imposition of general foreign exchange controls or a broad limitation to the purchase of foreign currency, which significantly adversely affects a Party, provided that the affected Party shall give notice to the other Parties promptly, but in no event later than thirty (30) days after the suspension of performance, stating in such notice the nature of the suspension, the reasons for the suspension, and the expected duration of the suspension.  The affected Party shall resume performance as soon as reasonably possible.  Any time periods during which performance must be achieved, shall be extended by a period equal to the period of suspension.

Section 11.7      Further Assurances

Each Party shall take from time to time upon request of the other Parties, for no additional consideration, such actions and shall execute and acknowledge in form required by Laws for recording or registering with the proper Person and shall deliver to the requesting Party such notices, deeds or other instruments incorporating, referring to, or carrying out the provisions of this Agreement as the requesting Party may reasonably deem necessary in order to preserve or protect its interests under this Agreement or such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

Section 11.8      Survival of Terms and Conditions

The provisions of this Agreement shall survive its termination to the full extent necessary for their enforcement and the protection of the Party in whose favour they run.

Section 11.9      No Third-Party Beneficiary

No term or provision of this Agreement or the exhibits hereto is intended to be, or shall be construed to be, for the benefit of any Person (other than the Company), including any investment banker, broker, agent or creditor, and no such other Person shall have any right of cause of action hereunder.  This provision shall not affect Invecture’s right to assign its rights under this Agreement pursuant to Section 11.3

This Agreement may be executed and delivered in any number of counterparts, which may be executed and delivered by facsimile transmission or electronically in PDF or similar secure format, and it will not be necessary that the signatures of all Parties be contained on any counterpart.  Each counterpart will be deemed an original and all counterparts together will constitute one and the same document.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in duplicate as of the date first above written, to be effective as of the Effective Date.

INVECTURE GROUP, S.A. DE C.V.

By:	_________________________________
Name:
Title:

VISTA GOLD CORP.

By:	/s/ Frederick H. Earnest
	Name:	Frederick H. Earnest
	Title:	President and CEO

DESARROLLOS ZAPAL HOLDINGS CORP.

By:	/s/ Frederick H. Earnest
	Name:	Frederick H. Earnest
	Title:	Director

DESARROLLOS ZAPAL, S.A. DE C.V.

By:	/s/ Frederick H. Earnest
	Name:	Frederick H. Earnest
	Title:	Director

GRANGES INC.

By:	/s/ John W. Rozelle
	Name:	John W. Rozelle
	Title:	Director

APPENDIX 1

Property Concessions Information and Maps

Project is centered at approximately UTM coordinates 592500E, 2618000N (NAD27) All concessions are located on INEGI official map number F12B23
Mining Concession Name	Serial Number	Surface Area (hectares)	Location Date	Expiration Date	Annual Fees (in Mexican Pesos, “MXN”) Year 2012
San Antonio	180064	151.3647	03/23/1987	03/22/2037	37,764
El Arbol De Oro	184973	162.0000	12/13/1989	12/12/2039	40,416
El Picachudo	189602	348.0000	12/05/1990	12/04/2040	86,820
La Dificultad	203910	454.0218	11/05/1996	11/04/2046	113,270
Julia	204485	469.4073	02/21/1997	02/20/2047	117,108
Tocopilla	204511	582.4949	02/28/1997	02/27/2047	145,322
La Rica	206545	481.1593	01/23/1998	01/22/2048	120,040
Maile	207581	296.9883	06/30/1998	06/29/2048	74,094
Cerro Pedregoso	218397	46.6493	11/05/2002	11/04/2052	6,614
La Encantada Fracc. 2	218398	12.9992	11/05/2002	11/04/2052	1,844
La Encantada Fracc. 1	218399	166.2248	11/05/2002	11/04/2052	23,566
La Encantada Fracc. II	218415	32.4883	11/05/2002	11/04/2052	4,606
La Encantada Fracc. I	218417	44.9991	11/05/2002	11/04/2052	6,380
Valle Perdido Fracc. I	226290	9.7752	12/06/2005	12/05/2055	694
Valle Perdido Reduccion 2	227346	451.5862	06/09/2006	11/04/2052	64,018
Totals		3,710.1584			MXP 842,556
15 Concessions			Total in US$ @ an exchange rate on 12/01/2012 of = US$1.00 = MXP $13.6204		US$ 61,859
Note:  Proof of Labour must be filed on all concessions annually.  All concessions are Federal Mining Concessions.

All concessions are located on INEGI official map number F12B23
Mining Concession Name	Serial Number	Surface Area (hectares)	Location Date	Expiration Date	Annual Fees (in Mexican Pesos, “MXN”) Year 2012
La Testera	178758	56.0000	19/09/1986	18/09/2036	13,972
Extension La Testera	206780	527.3519	12/09/1998	11/03/2048	131,564
Extension La Testera 2	206779	171.9207	12/03/1998	11/03/2048	42,892
Totals		755.2726			MXP 188,428
3 Concessions			Total in US$ @ an exchange rate on 12/01/2012 of = US$1.00 = MXP $13.6204		US$ 13,834

1 - 1

A map of the Properties is attached hereto in Schedule “A” to this Appendix 1.

The ensuing lists provide: (i) the properties purchased by Vista Gold; (ii) the purchase of possession rights over land; and (iii) the contracts and amendments executed to secure the right of way for both the electric line, access road and aqueduct.

i) Properties purchased by the Company:

Property Name	Seller	Surface	Date	Amount	Title number
Jesús María	Mrs. Rosa Ofelia González Nuñez	1,755-61 has.	September 13th, 2011	USD $1 million	5,427 issued by Notary No. 13
La Junta	Estrada brothers	500 has.	December 23rd, 2008	USD $455,927	23,864 and 25,506 issued by Notary No. 2
Las Playitas	Arturo Cota	19,200 m2	December 10th, 2008	USD $424,000	77,968, issued by Notary No. 13
Casita San Antonio	Ruben Beltrán	503 m2	May 18th, 1999	USD $8,000	8,962, issued by Notary No. 11
Plot # 2	Echo Bay	2,132.9 m2	April 30th, 2003	MXN $14,930.48	46,803, issued by Notary No. 13 (Mexico City)
Plot # 4	Echo Bay	2,148.3 m2	April 30th, 2003	MXN $15,038.10	46,803, issued by Notary No. 13 (Mexico City)
Plot # 5	Echo Bay	2,943.7 m2	April 30th, 2003	MXN $20,606.39	46,803, issued by Notary No. 13 (Mexico City)
Plot # 5	Echo Bay	1,931 m2	April 30th, 2003	MXN $13,517.14	46,803, issued by Notary No. 13 (Mexico City)
Plot # 3	Echo Bay	2,039.9 m2	April 30th, 2003	MXN $14,279.30	46,803, issued by Notary No. 13 (Mexico City)
Plot # 6	Echo Bay	2,723.8 m2	April 30th, 2003	MXN $19,066.67	46,803, issued by Notary No. 13 (Mexico City)

1 - 2

ii) Possession rights purchased by the Company:

Plot Name	Possessionary	Surface	Date	Amount
Jesús María	Jose Adelaido Sanchez Gonzalez	275 has.	July 21st, 2011	USD $75,000.
Jesús María	Santos Mario Cordero Aguilar	275 has.	July 21st, 2011	USD $75,000
Los Cascabeles	Gilberto Márquez	5,000 m2	December 1st, 2011	MXN $60,000

iii) Easements of access (access road):

Plot Name	Signatory	Surface	Date	Amount
El Tule	Antonio Díaz Rondero	11,000 m2	July 1st, 1997	MXN $5,000
Palmarito de los Sauces	Félix Beltrán Domínguez	1-80 has.	May 30th, 1997	MXN $5,000
Las Gallinas y sus Demasías	Agustina Martínez	58,000 m2	July 10th, 1997	MXN $15,000
El Rosario	Ejido El Rosario	20,000 m2	June 5th, 1997	MXN $37,000
La Cantora	Francisco Moyrón Romero	N/A	August 4th, 1997	MXN $10,000
El Huatamote	Raúl Salgado Beltrán	6,000 m2	July 10th, 1997	MXN $5,000
Piedras Cuatas	Antonio Manríquez Guluarte	N/A	September 26th, 1997	MXN $20,000
La Junta	Estrada Brothers	4-80 has.	August 4th, 1997	MXN $15,000

iv) Easements of access (electricity lines):

Plot Name	Signatory	Surface	Date	Amount
El Triunfo	Ejido El Triunfo	9,100 m2	April 18th, 1997	MXN $15,000
El Tule	Oscar Von Borstell	8,840 m2	April 7th, 1997	MXN $5,000
El Rosario	Ejido El Rosario	5-85 has.	February 8th, 1997	MXN $45,000
Palmarito de los Sauces	Félix Beltrán Domínguez	6,500 m2	April 7th, 1997	MXN $5,000
Las Gallinas y sus Demasías	María Guadalupe Salgado Martínez	3-25 has.	April 14th, 1997	MXN $12,000
Palmarito de los Sauces	Rosa Ofelia Salgado Núñez	2-21 has.	April 7th, 1997	MXN $10,000
La Cantora	Francisco Moyrón Romero	Included in contract for access road.
El Huatamote	Raúl Salgado Beltrán	6,825 m2	April 7th, 1997	MXN $5,000
Piedras Cuatas	Antonio Manríquez Guluarte	2-17-7 has.	April 14th, 1997	MXN $10,000
La Junta	Estrada Brothers	1-85-90 has.	April 7th, 1997	MXN $18,000

1 - 3

v) Easements of access (aqueduct):

Plot Name	Signatory	Surface	Date	Amount
La Cantora	Francisco Moyrón Romero	Included in contract for access road.
La Brecha	Estrada Sisters	N/A	November 22nd, 2011	MXN $35,000

vi) Amendments to easements of access contracts (electric line):

Plot Name	Signatory	Surface	Date	Amount
Palmarito de los Sauces	Félix Beltrán Domínguez	1,856.176 m2	December 7th, 2011	MXN $5,000
Las Gallinas y sus Demasías	María Guadalupe Salgado Martínez	64,296 m2	December 6th, 2011	MXN $6,200
Palmarito de los Sauces	Rosa Ofelia Salgado Núñez	27,216 m2	December 7th, 2011	MXN $6,200
La Cantora	Francisco Moyrón Romero	21,319.61 m2	December 1st, 2011	MXN $5,000

1 - 4

SCHEDULE “A” to APPENDIX 1

Map of the Properties

[Attached}

1 - 5

Y=2,620,000
Mina
El Chinal
LA RICA
TITULO 206545
X=592,079.6580
Y=2,619,675.7210
C. SAN RAMÓN
Y=2,619,000
RESERVA
BIOSFERA
C. LOS BELTRAN
LIMITE
RESERVA
C. PELÓN
BIOSFERA
Y=2,618,000
Y=2,617,000
Las Paredecitas
JULIA
TITULO 204485
Paso de la Junta
SAN ANTONIO
TITULO 180064
X=593,207.8484
Y=2,616,693.9870
LA DIFICULTAD
TITULO 203910
La Encantada
X=592,704.8680
Y=2,616,193.9870
LA ENCANTADA FRACC 1
TITULO 218399
MAILE
TITULO 207581
X=593,004.8680
Y=2,616,193.9870
Y=2,616,000
X=592,761.4370
Y=2,616,200.9270
ARBOL DE ORO
TITULO 184973
X=591,004.7870
Y=2,614,479.6270
El Saucito
Y=2,615,000
X=592,704.8690
Y=2,614,493.9870
X=593,004.7680
Y=2,614,493.9810
LA ENCANTADA FRACC II
TITULO 218415
CERRO PEDREGOSO
C. PEDREGOSO
LA ENCANTADA FRACC I
TITULO 218417
Boca del Saucito
Y=2,614,000
LA ENCANTADA FRACC 2
TITULO 218398
VALLE PERDIDO FRCC I
TITULO 226290
SISTEMA DE COORDENADAS UTM
REFERENCIADO A DATUM WGS84
X=590,000
X=591,000
X=592,000
X=593,000
X=594,000
X=595,000
Y=2,613,000

LOTES MINEROS

LIMITE RESERVA BIOSFERA

0 500 1000

E S C A L A G R Á F I C A

MPA

MINERA PAREDONES AMARILLOS SA DE CV

LOTES MINEROS

PROYECTO LA PAZ B.C.S.

FECHA:	ESCALA:	ACOT:	DIBUJO:	PLANO:
ABRIL/2010	SIN ESCALA	MTS.		UNICO

NOMBRE ARCHIVO:

1 - 6

APPENDIX 2

Bylaws of Desarrollos Zapal, S.A. de C.V.

[Attached]

2 - 1

DESARROLLOS ZAPAL, S.A. DE C.V.

E S T A T U T O S

CAPITULO PRIMERO
DENOMINACIÓN, OBJETO, DURACIÓN,
DOMICILIO Y NACIONALIDAD

PRIMERA.                      La sociedad se denomina “DESARROLLOS ZAPAL”. Esta denominación va seguida de las palabras Sociedad Anónima de Capital Variable, o de su abreviatura S.A. de C.V.

SEGUNDA.                      El objeto de la sociedad es:

a)     La industria minero metalúrgica en general y, por lo tanto, la realización de todo acto que sea necesario, consecuencia o se relacione con la misma.

b)      Adquirir por solicitud, cesión, compraventa o cualquier otro medio, concesiones mineras y toda clase de derechos para la exploración y explotación de lotes mineros amparados por concesiones mineras, en términos de la Ley Minera y demás disposiciones legales aplicables, y cualesquiera otros yacimientos y otros depósitos minerales, así como la exploración, explotación y aprovechamiento de substancias minerales, para la producción de metales, metaloides y minerales metálicos y no metálicos.

c)     Comprar, vender, comercializar y, en general, negociar en cualquier forma con minerales, ya sean minerales metálicos o no metálicos, metales y metaloides, así como con los productos derivados de los mismos, combustibles, minerales sólidos, residuos de plantas de beneficio, graseros, terreros, jales y, en general, toda sustancia, cualquiera que sea su forma de presentación, necesaria para la operación de las plantas y para la realización de los fines señalados.

d)     Adquirir, disponer por cualquier título, construir, instalar, operar y explotar para uso propio de la sociedad, toda clase de plantas de beneficio y metalúrgicas, para la preparación mecánica y el tratamiento minero metalúrgico de cualquier tipo y elaboración, por cualquier método o sistema, de metales, minerales metálicos y no metálicos, incluyendo operaciones de fundición, afinación o refinación, así como los productos o sub-productos derivados de los mismos, al igual que plantas para la producción de toda clase de ácidos, productos químicos y substancias, y la industrialización y comercio de materias primas obtenidas en las plantas mencionadas, ya sea por sí solas o con otras substancias adquiridas de terceros.

e)     Adquisición, uso, aprovechamiento y disposición de caídas de agua y corrientes externas o subterráneas para usos mineros o industriales y para la generación de fuerza motriz para los servicios mineros, metalúrgicos e industriales, así como adquirir, construir, instalar y operar para uso propio de la sociedad toda clase de plantas para la generación de energía eléctrica, observando siempre las disposiciones legales aplicables en la materia.

f)     Adquisición, uso, aprovechamiento y disposición de toda clase de medios de transporte, incluyendo ferrocarriles, barcos y aeroplanos para uso de la sociedad,

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cuando sean necesarios o convenientes para los fines sociales, observando para tales efectos lo establecido en las disposiciones legales aplicables.

g)     Adquirir y disponer por cualquier título legal, de toda clase de bienes muebles e inmuebles, derechos reales y personales necesarios o convenientes para los fines señalados.

h)     Adquirir y disponer por cualquier título de toda clase de acciones, participaciones y valores en otras sociedades o asociaciones, ya sean mercantiles o civiles, públicas o privadas, nacionales o extranjeras, así como adquirir, enajenar, gravar y emitir toda clase de títulos de crédito, efectos de comercio y demás.

i)     Fabricar, formular, comprar, vender, poseer y disponer de toda clase de bienes, productos, substancias, insumos, materias primas y artículos que sean necesarios o se requieran para la realización de sus objetos.

j)     Adquisición por cualquier título, explotación, desarrollo, operación, administración, diseño, instalación y adaptación en todas las formas industriales y comerciales de maquinaria, equipo, utensilios, implementos, fábricas, plantas, instalaciones y negocios, observando las disposiciones en materia de inversiones extranjeras.

k)     La representación de terceros como comisionista, agente,  factor, mediador, distribuidor o en cualquier otra forma.

l)     Adquisición por cualquier título, de derechos sobre patentes, modelos de utilidad, diseños industriales, marcas, marcas colectivas, avisos comerciales, nombres comerciales y  derechos de autor, así como proporcionar y recibir toda clase de conocimientos técnicos, asistencia técnica, servicios técnicos, administrativos o de supervisión.

m)     En general, la celebración de todos los contratos y la realización de todos los actos que directa o indirectamente se relacionen con su objeto, así como la emisión, aceptación, negociación, adquisición, endoso, cesión, gravamen, enajenación, suscripción y aval de títulos de crédito y efectos de comercio, incluyendo obligaciones en serie con o sin garantía real, en los términos de ley, así como responsabilizarse de obligaciones de terceros en forma onerosa o gratuita, constituyendo garantías reales o personales, así como prestar y pedir prestado dinero con o sin garantía, sin limitación alguna, y la adquisición de bienes inmuebles en la extensión requerida para llevar a cabo su objeto social, sujeto a las autorizaciones previas que se requieran, en su caso.

TERCERA.                      La duración de la sociedad es indefinida.

CUARTA.                      El domicilio de la sociedad es la Ciudad de México, Distrito Federal, pudiendo establecer oficinas, agencias, sucursales y someterse a domicilios convencionales en cualquier lugar de los Estados Unidos Mexicanos o del extranjero, sin que se entienda cambiado el domicilio social.

QUINTA.                      Esta sociedad es mexicana y se regirá por las disposiciones legales aplicables en los Estados Unidos Mexicanos. Todo extranjero que en el acto de la

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constitución de la sociedad o en cualquier tiempo posterior adquiera un interés o participación social en la sociedad, se obliga formalmente con la Secretaría de Relaciones Exteriores a considerarse como nacional respecto a las acciones de la sociedad que adquiera o de que sea titular, así como respecto de los bienes, derechos, concesiones, participaciones o intereses de que sea titular la sociedad y de los derechos y obligaciones que deriven de los contratos en que sean parte la sociedad y las autoridades mexicanas y, por lo mismo, conviene en no invocar la protección de su gobierno, bajo la pena, en caso de faltar a su convenio, de perder dicho interés o participación en beneficio de la Nación Mexicana.

CAPITULO SEGUNDO
CAPITAL SOCIAL, ACCIONES Y ACCIONISTAS

SEXTA.                      El capital social es variable, con un mínimo sin derecho a retiro de $50,000.00 M.N. (cincuenta mil pesos 00/100) moneda nacional, y un máximo ilimitado.

El capital social estará representado por acciones ordinarias, nominativas, sin valor nominal, pertenecientes a una serie única de acciones, que podrán ser suscritas, adquiridas o poseídas por:

1)	Personas físicas de nacionalidad mexicana;

2)	Sociedades que en los términos de las disposiciones en materia de inversiones extranjeras se consideren mexicanas;

3)	Extranjeros residentes en el país, con calidad de inmigrados; y

4)
Personas físicas o morales extranjeras y, en general, todas aquellas personas físicas o morales, incluyendo fideicomisos y unidades económicas que tengan capacidad legal, que en los términos de la legislación aplicable y bajo las disposiciones en materia de inversiones extranjeras puedan ser titulares de acciones representativas del capital de la sociedad.

SÉPTIMA.                      El capital social estará representado por acciones indivisibles que, salvo por las limitaciones o derechos especiales que lleguen a establecerse en estos estatutos, conferirán a sus titulares iguales derechos y obligaciones.

Cada acción tendrá derecho a un voto en las Asambleas de Accionistas.

Conforme a lo previsto en el primer párrafo del artículo 117 de la Ley General de Sociedades Mercantiles, la distribución de utilidades y del capital social se hará en proporción al importe exhibido de las acciones; por lo tanto, aquellas acciones que sean suscritas y no pagadas (acciones pagadoras) no darán derecho a quien las suscriba a participar de los dividendos que pague la sociedad ni en su caso de la liquidación del haber social, ni conferirán ningún otro tipo de derecho de contenido patrimonial o económico en la sociedad, sino hasta el momento en que queden pagadas y sean liberadas. Las acciones íntegramente suscritas y pagadas tendrán iguales derechos a participar del pago de dividendos y de cualquier otra forma de distribución de utilidades,

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incluyendo el pago de la cuota de liquidación que les corresponda en caso de liquidación de la sociedad.

Las acciones estarán representadas por títulos impresos, numerados progresivamente y serán firmados por cualesquiera dos Consejeros o, en su caso por el Administrador Único, con firma autógrafa o en facsímile; contendrán cupones numerados para el cobro de dividendos; llenarán los requisitos del artículo 125 de la Ley General de Sociedades Mercantiles y demás disposiciones aplicables de dicha ley; y contendrán, además, transcrito el texto de la Cláusula Quinta de estos estatutos y esta Cláusula Séptima.

En caso de pérdida, robo, extravío o destrucción de los títulos representativos de las acciones, su reposición queda sujeta a lo señalado en las disposiciones legales aplicables, siendo los gastos por cuenta del interesado

OCTAVA.                      Para efectos de lo señalado en el artículo 128 de la Ley General de Sociedades Mercantiles, la sociedad llevará un Registro de Acciones, en el que se inscribirán las operaciones de que sean objeto las acciones, con expresión del suscriptor o titular anterior y del cesionario o adquirente y la naturaleza de la operación.

Para los efectos del artículo 129 de la Ley General de Sociedades Mercantiles, la sociedad deberá comprobar que quien solicite su inscripción como titular de acciones, ha cumplido con lo establecido en estos estatutos y en las disposiciones legales aplicables para ser titular de dichas acciones.

La transmisión de las acciones surtirá efectos desde su fecha respecto al endosante y, respecto de la sociedad, desde su inscripción en el Registro de Acciones.

La sociedad, salvo orden judicial en contrario, reconocerá como dueño de las acciones a quien esté inscrito como tal en el Registro de Acciones, siempre que haya seguido el procedimiento de adquisición de acciones establecido en estos estatutos.

El Registro de Acciones estará cerrado durante el período comprendido entre el tercer día hábil anterior a la celebración de una Asamblea de Accionistas y el día hábil siguiente a la celebración de dicha Asamblea de Accionistas, en que se reabrirá nuevamente; durante ese período no se efectuará ninguna inscripción.

A petición del titular y a sus expensas, los títulos de acciones podrán canjearse por otros que amparen diferente número de acciones, siempre que el total del número de acciones sea el mismo.

NOVENA.                      Los aumentos de capital se efectuarán conforme a las siguientes reglas:

Se observarán las disposiciones en materia de inversiones extranjeras, respecto de quienes pueden ser titulares de las acciones que se emitan con motivo de los aumentos de capital.

La parte mínima del capital social podrá aumentarse observando lo señalado por la Ley General de Sociedades Mercantiles y únicamente por resolución de la Asamblea General Extraordinaria de Accionistas mediante el voto afirmativo de cuando menos el 75% (setenta y cinco por ciento) de las acciones representativas del capital social, cuya acta deberá protocolizarse o formalizarse en escritura pública, y cuyo primer testimonio deberá quedar inscrito en el Registro Público de Comercio del domicilio social de la sociedad.

La parte variable del capital social podrá aumentarse únicamente por resolución de la Asamblea General Extraordinaria de Accionistas mediante el voto afirmativo de cuando menos el 75% (setenta y cinco por ciento) de las acciones representativas del capital social, sin más formalidad que las que determine la Asamblea Extraordinaria que lo apruebe conforme a lo señalado en los artículos 213 y 216 de la Ley General de Sociedades Mercantiles, y cuya

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acta no necesitará protocolizarse ni inscribirse en el Registro Público de Comercio del domicilio social de la sociedad; y que podrá acordar la emisión de acciones para ser conservadas en Tesorería, para ser puestas en circulación y ser suscritas y pagadas, en la forma y términos que determine la Asamblea General de Accionistas, la cual podrá autorizar al Consejo de Administración de la sociedad para que de tiempo en tiempo ponga en circulación dichas acciones de tesorería para ser suscritas y pagadas por los accionistas conforme lo hubiese determinado la Asamblea General Extraordinaria que apruebe el aumento.

Conforme a lo dispuesto en el artículo 133 de la Ley General de Sociedades Mercantiles, no podrán emitirse nuevas acciones, sino hasta que las acciones suscritas en aumentos anteriores hayan sido íntegramente pagadas; no obstante lo anterior, si estando pendiente el pago de acciones suscritas en un aumento de capital por uno o más accionistas, otro u otros de los accionistas que no hubieren suscrito dicho aumento y sean titulares únicamente de acciones liberadas, desearen llevar a cabo la capitalización de primas sobre acciones, aportaciones previas o una deuda de la cual dicho accionista o accionistas sean acreedores de la sociedad, dicha capitalización podrá llevarse a cabo, siempre y cuando la misma tenga como resultado incrementar el valor de las acciones liberadas existentes de ese accionista, sin que se emitan en su favor nuevas acciones.

Los aumentos de capital podrán llevarse a cabo mediante la capitalización de las cuentas especiales que se prevén en el artículo 116 de la Ley General de Sociedades Mercantiles, o bien mediante aportaciones en efectivo o en especie que hagan los accionistas. En los aumentos de capital que se hagan mediante la capitalización de alguna de las cuentas especiales a que se refiere el artículo 116 de la Ley General de Sociedades Mercantiles, los accionistas tendrán derecho a la parte que les corresponda de dichas cuentas teniendo en consideración sus respectivas tenencias accionarias.

Los accionistas tendrán derecho de preferencia para suscribir las nuevas acciones que se emitan por virtud de un aumento de capital, en proporción al número de acciones de que sean titulares al momento de dicho aumento.

Los accionistas deberán ejercitar el derecho de preferencia a que se refiere el párrafo anterior dentro del plazo, términos y condiciones que fije la Asamblea General Extraordinaria de Accionistas que haya aprobado el aumento y, en todo caso, dentro de los 15 (quince) días naturales siguientes, contados a partir de la publicación que se haga en el Diario Oficial de la Federación en caso de que algún accionista no haya estado presente o representado en dicha Asamblea, o bien contados a partir de la celebración de la Asamblea que resuelva sobre el aumento en caso de que todas las acciones con derecho a voto hubieren estado representadas en dicha Asamblea.

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Todos los aumentos de capital social se registrarán en el Libro de Variaciones de Capital que la sociedad llevará para tales efectos.

DÉCIMA.                      Las reducciones de capital se efectuarán conforme a las siguientes reglas:

Se observarán las disposiciones en materia de inversiones extranjeras.

La parte mínima del capital social podrá reducirse observando lo señalado por la Ley General de Sociedades Mercantiles y únicamente por resolución de la Asamblea General Extraordinaria de Accionistas mediante el voto afirmativo de cuando menos el 75% (setenta y cinco por ciento) de las acciones representativas del capital social, cuya acta deberá protocolizarse o formalizarse en escritura pública, y cuyo primer testimonio deberá quedar inscrito en el Registro Público de Comercio del domicilio social de la sociedad.

La parte variable del capital social podrá reducirse únicamente por resolución de la Asamblea General Extraordinaria de Accionistas mediante el voto afirmativo de cuando menos el 75% (setenta y cinco por ciento) de las acciones representativas del capital social, sin más formalidad que las que determine la Asamblea Extraordinaria que lo apruebe conforme a lo señalado en los artículos 213 y 216 de la Ley General de Sociedades Mercantiles, y cuya acta no necesitará protocolizarse ni inscribirse en el Registro Público de Comercio del domicilio social de la sociedad.

En todo caso, en las reducciones de capital se observará lo adelante señalado, salvo que una Asamblea General Extraordinaria de Accionistas, por el voto favorable de cuando menos el 75% (setenta y cinco por ciento) de las acciones en circulación, resuelva de otra forma:

1)    Se harán por acciones íntegras, a su valor contable, conforme a los últimos estados financieros auditados de la sociedad;

2)    Al decretarse la disminución, los accionistas tendrán derecho a que se les reembolse dicho valor contable de sus acciones, en proporción al número de las que sean titulares, debiendo ejercitar ese derecho en un término de 15 (quince) días, contados a partir de la fecha en que se tome la resolución si estuvieron presentes o representados, o de la publicación correspondiente en el Diario Oficial de la Federación si alguno de los accionistas no hubiere estado presente o representado en dicha Asamblea;

3)    El aviso a que se refiere el inciso anterior se publicará en el Diario Oficial de la Federación en todos los casos y, además, en el periódico oficial del domicilio de la sociedad, cuando el domicilio de la sociedad no sea México, Distrito Federal;

4)    Si dentro del plazo señalado se solicitase el reembolso de un número de acciones igual al capital a reducirse, se hará el reembolso a quienes lo hayan solicitado, respetando, desde luego, el derecho de preferencia señalado;

5)    Si las solicitudes de reembolso por uno o más accionistas exceden la reducción del capital autorizado, y después de haber respetado el derecho preferente

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señalado en el punto 2) anterior aún no se hubiere reducido el capital hasta el monto acordado, entonces se harán los reembolsos en proporción al número de acciones ofrecidas en exceso por cada accionista para dichos fines, en el entendido de que la reducción sólo será en la cantidad aprobada;

6)    Si las solicitudes de reembolso no completasen el número de acciones que deban reembolsarse, entonces se reembolsarán las de los que lo hubieren solicitado y respecto de aquéllos que no solicitaron el reembolso, o no lo solicitaron en la proporción correspondiente al número de acciones de que sean titulares, se designarán por sorteo ante Notario o Corredor Público, hasta completar el monto en que se haya acordado la reducción del capital.

Todas las reducciones del capital social se registrarán en el Libro de Variaciones de Capital que la sociedad llevará para tales efectos.

DÉCIMA PRIMERA.  Ningún accionista podrá transmitir, vender, ceder, intercambiar, donar, enajenar o de cualquier otra manera disponer de sus acciones (en lo sucesivo dichos términos identificados colectivamente como la “Transmisión”), sin la autorización previa por parte del Consejo de Administración.

CAPITULO TERCERO
ASAMBLEA DE ACCIONISTAS

DÉCIMA SEGUNDA.     El órgano supremo de la sociedad es la Asamblea General de Accionistas, la cual celebrará Asambleas Generales Ordinarias y Extraordinarias.

I.  Las Asambleas Generales Ordinarias serán las que tengan por objeto tratar cualquier asunto de los enumerados en el artículo 181 de la Ley General de Sociedades Mercantiles; se reunirán en cualquier tiempo, pero deberán celebrarse, por lo menos, una vez al año, dentro de los cuatro meses siguientes al cierre del ejercicio social.

Para que una Asamblea General Ordinaria se considere legalmente constituida en virtud de primera convocatoria, será necesario que estén representadas, por lo menos, el 51% (cincuenta y uno por ciento) de las acciones ordinarias en circulación y, para que sus resoluciones se consideren válidas, se requerirá el voto favorable de la mayoría de las acciones representadas.  En caso de segunda o ulterior convocatoria, la Asamblea General Ordinaria se considerará legalmente constituida, cualquiera que sea el número de acciones, de cualquier serie, que representen los concurrentes y, para que sus resoluciones se consideren válidas, se requerirá el voto favorable de la mayoría de las acciones representadas.

II.  Las Asambleas Generales Extraordinarias serán las que tengan por objeto tratar cualesquiera de los asuntos enumerados en el artículo 182 de la Ley General de Sociedades Mercantiles.

Conforme a lo señalado en el artículo 190 de la Ley General de Sociedades Mercantiles queda establecido que, excepto por los asuntos listados en la Cláusula Décima Cuarta de estos estatutos que deberán resolverse por una mayoría más elevada, para que una Asamblea General Extraordinaria se considere legalmente constituida en virtud de primera convocatoria, será necesario que estén representadas, por lo menos, el 75% (setenta y cinco por ciento) de las acciones ordinarias representativas del capital social

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y, para que sus resoluciones se consideren válidas, se requerirá el voto favorable de cuando menos la mitad de las acciones que representen el capital social. En caso de segunda o ulterior convocatoria, la Asamblea General Ordinaria se considerará legalmente constituida, cualquiera que sea el número de acciones, de cualquier serie, que representen los concurrentes y, para que sus resoluciones se consideren válidas, se requerirá el voto favorable de la mitad de las acciones que representen el capital.

DÉCIMA TERCERA.     Las Asambleas Generales de Accionistas se verificarán de acuerdo con las siguientes reglas:

I.  Se reunirán en el domicilio social, salvo caso fortuito, fuerza mayor; serán convocadas por el Consejo de Administración o por el Comisario, o bien conforme a lo dispuesto en la Ley General de Sociedades Mercantiles, por medio de la publicación de un aviso en el Diario Oficial de la Federación, en todos los casos y, en el caso de que la persona que convoque la Asamblea lo considere pertinente, la convocatoria será también publicada en el periódico oficial o en un periódico de los de mayor circulación en el domicilio social, debiendo en todo caso también dar aviso por telefax o por algún otro medio de telecomunicación escrita de datos, a cada accionista a su último domicilio registrado.  La convocatoria deberá publicarse con anticipación no menor de 15 (quince) días naturales a la fecha señalada para la Asamblea.  En todo caso, la convocatoria contendrá la fecha, hora, lugar de la Asamblea y Orden del Día y será firmada por quien la haga.

En el supuesto de segunda o ulterior convocatoria, ésta deberá ser publicada después de la fecha en que debió celebrarse la Asamblea en virtud de primera o ulterior convocatoria, según sea el caso, y por lo menos con 15 (quince) días naturales de anticipación a la nueva fecha señalada para la Asamblea.

II.  Cuando la totalidad de las acciones que integran el capital social se encuentren representadas, no será necesaria la convocatoria; tampoco lo será en el caso de que una Asamblea suspendida por cualquier causa, deba continuarse en hora y fecha diferentes.  En cualquiera de estos dos casos, se hará constar el hecho en el acta correspondiente.

III.  Los accionistas podrán concurrir a la Asamblea personalmente o por medio de apoderado con poder general o especial, bastando, en este último caso, una carta poder firmada por el accionista ante dos testigos o bien, carta poder enviada por telefax o cualquier otro medio de telecomunicación escrita de datos. Los miembros del Consejo de Administración y el o los Comisarios no podrán representar a ningún accionista en las Asambleas.

IV.  Para ser admitidos los accionistas en la Asamblea, deberán aparecer inscritos como tales en el Registro de Acciones.

V.  Antes de declararse constituida la Asamblea, quien la presida nombrará uno o más Escrutadores, quienes certificarán el número de acciones representadas y formularán la Lista de Asistencia, con expresión del número de acciones que represente cada Accionista o representante.

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VI.  Hecho constar el quórum, la persona que presida declarará constituida la Asamblea y procederá a desahogar el Orden del Día.

VII.  Presidirá la Asamblea el Presidente del Consejo de Administración o, en su caso, el Administrador Unico y, en ausencia del Presidente del Consejo de Administración, algún Consejero en el orden de su elección y, en defecto de éstos, la persona que elija la misma Asamblea. Fungirá como Secretario de la Asamblea el del Consejo o el Secretario Suplente y, en su defecto, quien designe el que presida.

VIII.  De cada Asamblea, el Secretario de la misma levantará un acta que será transcrita en el libro de actas correspondiente, será firmada por el Presidente y el Secretario de la Asamblea. El o los Comisarios que asistan a la Asamblea podrán firmar también el acta correspondiente sin que su firma sea necesaria. De cada un acta se formará un expediente de la misma.  El expediente se integrará con:

a) Un ejemplar del o de los periódicos en los que se hubiese publicado la convocatoria, cuando fuere el caso;

b) La lista de asistencia de los Accionistas presentes o representados;

c) En su caso, las cartas poder o extracto certificado por el Secretario o el Escrutador de los documentos que acrediten la personalidad de quien comparezca;

d) Una copia del acta de la Asamblea;

e) Los informes de los Comisarios; y,

f) Los demás documentos presentados en la Asamblea que, a juicio del Secretario, sean necesarios.

IX.  Si por cualquier motivo dejase de instalarse una Asamblea legalmente convocada, se levantará también acta en que conste el hecho y sus motivos, y se formará un expediente de acuerdo con el inciso VIII anterior.

X. Las resoluciones de la Asamblea tomadas en los términos de estos estatutos, salvo lo dispuesto por el artículo 200 de la Ley  General de Sociedades Mercantiles, obligan a todos los accionistas, aún a los ausentes o disidentes; serán definitivas y sin ulterior recurso, quedando autorizado el Consejo de Administración en virtud de ellas para tomar las resoluciones y realizar los actos necesarios para la ejecución de los acuerdos aprobados.

XI. De conformidad con lo que establece el segundo párrafo del artículo 178 de la Ley General de Sociedades Mercantiles, se podrán adoptar resoluciones fuera de reunión de la Asamblea General de Accionistas, siempre y cuando dichas resoluciones sean adoptadas por unanimidad de los accionistas que representen la totalidad de las acciones con derecho a voto y se confirmen por escrito.

Las resoluciones que se adopten en términos de esta sección XI, utilizando al efecto algún medio de telecomunicación o carta, tendrán, para todos los efectos legales, la

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misma validez que aquéllas que hubieren sido adoptadas por todos los Accionistas reunidos en Asamblea General, siempre que se confirmen por escrito.

Para adoptar resoluciones conforme a esta sección XI, deberá observarse el siguiente procedimiento:

A. Dentro de los 5 (cinco) días naturales siguientes a la fecha en que se adopten las resoluciones, se elaborará el texto del acta de "Resoluciones adoptadas por unanimidad de los Accionistas que representan la totalidad de las acciones con derecho a voto, confirmadas por escrito", indicando la(s) fecha(s) en que las mismas fueron adoptadas, y se enviará un ejemplar de dicha acta a cada uno de los accionistas para que, dentro de los 5 (cinco) días hábiles siguientes a la recepción de dicho documento, lo devuelvan al Presidente o al Secretario del Consejo de Administración, según sea el caso, firmado en la última hoja e inicialado al margen de cada hoja en señal de confirmación.  Dicha confirmación escrita podrá ser enviada por telefax u otro medio electrónico de telecomunicación escrita de datos o por mensajería.

En caso de que las resoluciones hayan sido adoptadas por uno o más accionistas representados por medio de apoderado, el apoderado de cada uno de ellos deberá enviar, además de la confirmación firmada, su carta poder o el documento que acredite sus facultades para representar al accionista.

B. Una vez que el Presidente o el Secretario del Consejo de Administración de la sociedad, según sea el caso, hayan recibido la confirmación de todos los accionistas que representen la totalidad de las acciones con derecho a voto, misma que se constituirá por un tanto del acta de "Resoluciones adoptadas por unanimidad de los Accionistas que representan la totalidad de las acciones con derecho a voto, confirmadas por escrito", firmada en la última hoja por cada Accionista, así como inicialada al margen de cada hoja correspondiente, informará al o a los delegados especiales designados por los accionistas para que ejecuten las resoluciones tomadas.  Además, transcribirá en el Libro de Actas de Asambleas de la sociedad dicha acta o extracto de la misma, haciendo constar que las resoluciones fueron adoptadas por unanimidad y confirmadas por escrito por la totalidad de los accionistas con derecho a voto.

C. El Secretario del Consejo de Administración formará un expediente que se integrará con las confirmaciones escritas correspondientes, así como con los documentos que acrediten las facultades del apoderado o apoderados que, en su caso, actúen en representación de algún accionista.

No obstante lo señalado en esta sección XI, queda expresamente entendido que la Asamblea General Ordinaria Anual de Accionistas a que se refiere el artículo 181 de la Ley General de Sociedades Mercantiles, siempre se celebrará en el domicilio social y con la presencia de los accionistas o sus representantes acreditados conforme a estos estatutos, siempre que tenga por objeto: (i) discutir, aprobar o modificar el informe de los Administradores a que se refiere el artículo 172, tomando en cuenta el informe de los Comisarios, y tomar resoluciones correspondientes; (ii) nombrar miembros del Consejo de Administración o a los Comisarios; y, (iii) determinar los emolumentos correspondientes a los Administradores y Comisarios.

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DÉCIMA CUARTA.      Los asuntos especiales listados en esta Cláusula deberán ser siempre sometidos a Asamblea General Extraordinaria de Accionistas de la sociedad y, en todo caso, deberán ser aprobados mediante el voto favorable de cuando menos el 75% (setenta y cinco por ciento) de las acciones ordinarias representativas del capital social:

(i)	Cualquier modificación a los estatutos sociales de la sociedad;

(ii)	Incremento o reducción del número de miembros del Consejo de Administración;

(iii)	Colocación, reserva, cancelación o emisión de acciones.

(iv)
Aumento o reducción del capital social, incluyendo el aumento o reducción del número de acciones representativas del capital emitido por la sociedad por división de acciones (share split), consolidación de acciones, conversión o intercambio de valores (securities) u obligaciones convertibles en acciones o cualquier operación similar.

(v)	La fusión, consolidación u otro tipo de acuerdo para llevar a cabo una reorganización que involucre a la sociedad; y

(vi)	La disolución y liquidación de la sociedad, ya sea de manera voluntaria o que de cualquier otra manera derive de un procedimiento judicial.

CAPITULO CUARTO
DE LA ADMINISTRACIÓN DE LA SOCIEDAD

DÉCIMA QUINTA.    La administración de la sociedad queda confiada a un Consejo de Administración integrado por 3 (tres) miembros propietarios y sus respectivos suplentes.

El accionista que sea titular de 51% (cincuenta y uno por ciento) o más de las acciones representativas del capital social tendrá derecho a nombrar 2 (dos) Consejeros Propietarios, de entre los cuales uno de ellos quedará nombrado como Presidente del Consejo de Administración y el otro como Secretario del Consejo de Administración, y a sus respectivos Suplentes, y el otro accionista tendrá derecho a nombrar 1 (un) Consejero Propietario que quedará nombrado como Prosecretario del Consejo de Administración, y a su respectivo Suplente.

Los Consejeros Suplentes podrán actuar y tendrán derecho a voto en las Sesiones de Consejo de Administración en ausencia únicamente del Consejero Propietario al que substituyan. Los miembros del Consejo de Administración podrán ser o no accionistas.

Los miembros Propietarios y Suplentes del Consejo de Administración durarán en su cargo un año o hasta que sus sucesores hayan sido electos y tomen posesión de sus cargos y, en su designación se observará, en todos los casos, lo señalado en el segundo párrafo de esta Cláusula.

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Cada Consejero Propietario y Suplente no estará obligado a depositar caución alguna para garantizar el fiel desempeño de su cargo, a menos que la Asamblea General Ordinaria de Accionistas que los designe resuelva algo distinto.

Todo Accionista que represente el 25% (veinticinco por ciento) del capital social, en ejercicio del derecho que le confiere el artículo 144 de la Ley General de Sociedades Mercantiles, podrá nombrar un Consejero Propietario y su Suplente. Una vez que el accionista minoritario haya ejercitado el derecho señalado, los restantes Consejeros Propietarios y sus Suplentes serán electos por el accionista mayoritario.

DECIMA SEXTA.      El Consejo de Administración tiene a su cargo todos y cada uno de los negocios de la sociedad, llevará a cabo todas las operaciones, actos y contratos que se relacionen con el objeto de la misma y representará a la sociedad ante toda clase de personas y autoridades administrativas y judiciales, ya sean civiles, del trabajo, penales o de cualquier otra naturaleza; federales, locales o municipales, con las siguientes facultades:

I. Para pleitos y cobranzas en los términos del primer párrafo del artículo 2554 (dos mil quinientos cincuenta y cuatro) del Código Civil para el Distrito Federal y su correlativo del Código Civil de cada Estado de los Estados Unidos Mexicanos, con todas las facultades generales y aun las que requieran conforme a la ley cláusula especial, en los términos del artículo 2587 (dos mil quinientos ochenta y siete) del citado ordenamiento y el correlativo del Código Civil de cada Estado de los Estados Unidos Mexicanos, que de una manera enunciativa, más no limitativa, incluyen las siguientes: para desistirse, aún del juicio de amparo; para transigir; para comprometer en árbitros; para absolver y articular posiciones; para hacer cesión de bienes; para recusar; para recibir pagos; para reconocer documentos; para presentar denuncias y querellas penales; para constituirse en coadyuvante del Ministerio Público y otorgar el perdón del ofendido en los casos que proceda; y, para los demás actos que expresamente determine la ley.

II. Para administrar bienes, en los términos del segundo párrafo del artículo 2554 (dos mil quinientos cincuenta y cuatro) del Código Civil para el Distrito Federal y su correlativo del Código Civil de cada Estado de los Estados Unidos Mexicanos.

III. Para ejercer actos de dominio, con todas las facultades de dueño, en los términos del tercer párrafo del artículo 2554 (dos mil quinientos cincuenta y cuatro) del Código Civil para el Distrito Federal y su correlativo del Código Civil de cada Estado de los Estados Unidos Mexicanos, en el entendido de que esta facultad se les confiere como órgano colegiado de la sociedad y no a cada Consejero en lo individual, y para el ejercicio de esta facultad se observará en todos los casos lo señalado en estos estatutos.

IV. Para otorgar y suscribir toda clase de títulos de crédito, en los términos del artículo 9° (noveno) de la Ley General de Títulos y Operaciones de Crédito.

V.      Para abrir y cancelar cuentas bancarias y de inversión a nombre de la sociedad, así como para llevar a cabo el manejo de las mismas y para designar a los firmantes autorizados en dichas cuentas.

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VI.      Para nombrar a los funcionarios, empleados y apoderados que el Consejo de Administración considere conveniente, así como para determinar, ampliar y restringir sus facultades, garantías, compensaciones, obligaciones y derechos.

VII. Para convocar a Asambleas Generales de Accionistas ya sean Ordinarias o Extraordinarias y para ejecutar sus resoluciones, para efectos de lo cual el Consejo de Administración podrá nombrar, de entre sus miembros, a un Delegado para la ejecución de actos concretos y conferir poderes generales y especiales en nombre de la sociedad a cualquier persona sea o no miembro del Consejo de Administración, teniendo la facultad de revocar en todo o en parte las delegaciones que hiciere y los poderes otorgados, reservándose siempre para sí el ejercicio del mandato.

VIII. En general, las facultades y derechos conferidos por estos estatutos y por la ley, que sean necesarios para la administración de la sociedad y el cumplimiento de su objeto social, que no se hayan reservado expresamente los Accionistas.

Las facultades antes citadas, se entienden conferidas al Consejo de Administración como órgano colegiado.

DECIMA SÉPTIMA.     Las Sesiones del Consejo de Administración se celebrarán, normalmente, en el domicilio de la sociedad o en cualquier otro lugar de los Estados Unidos Mexicanos o del extranjero que determine el Consejo excepto en Canadá.  Las Sesiones del Consejo de Administración se celebrarán, en cualquier tiempo, cuando las convoque el Presidente, el Secretario o el Prosecretario del Consejo de Administración, el Comisario, o la mayoría de los Consejeros Propietarios.

Las convocatorias se harán, por lo menos, con 5 (cinco) días naturales de anticipación, mediante comunicación escrita entregada en el domicilio de cada Consejero o recibida por éste con esa anticipación cuando sea enviada por telefax, otro medio electrónico de telecomunicación escrita de datos o por mensajería y, si quien convoca lo considere pertinente, la convocatoria también se publicará en el Diario Oficial de la Federación en todos los casos y, si se considera prudente, en uno de los periódicos de mayor circulación en la localidad; especificando, en todos los casos la hora, fecha, lugar y Orden del Día y sea firmada por quien la haga.

Los miembros del Consejo de Administración podrán renunciar por escrito a la convocatoria y cuando todos asistan la convocatoria no será necesaria.

Salvo por lo señalado en la Cláusula siguiente, para constituir quórum será necesario que se encuentre presente por lo menos la mayoría de los miembros del Consejo de Administración y sus resoluciones se tomarán por el voto afirmativo de la mayoría de los Consejeros presentes.

Si el número de Consejeros presentes no llegare a constituir quórum, se pospondrá la sesión periódicamente hasta reunirse el quórum requerido.

De toda Sesión de Consejo de Administración se levantará un acta la cual será inscrita en el Libro de Actas correspondiente y será firmada por el Presidente, el Secretario o el Prosecretario y por el Comisario, sin que la firma de éste último sea necesaria.  Si una

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sesión legalmente convocada no se celebra, también se levantará un acta señalando dicha circunstancia y su causa.

De conformidad con lo que establece el último párrafo del artículo 143 (ciento cuarenta y tres) de la Ley General de Sociedades Mercantiles, se podrán adoptar resoluciones fuera de Sesión del Consejo de Administración siempre y cuando dichas resoluciones sean adoptadas por unanimidad de los Consejeros Propietarios o de sus respectivos Suplentes, interviniendo en el proceso en todos los casos el Secretario o el Prosecretario del Consejo de Administración.

Las resoluciones que se adopten en términos del párrafo anterior, utilizando al efecto algún medio de telecomunicación o carta, tendrán, para todos los efectos legales, la misma validez que aquéllas que hubieren sido adoptadas por todos los Consejeros Propietarios o sus respectivos Suplentes reunidos en Sesión del Consejo, siempre que se confirmen por escrito, en documento que al efecto se titule "Resoluciones adoptadas por unanimidad de los miembros Propietarios o Suplentes del Consejo de Administración, confirmadas por escrito". Por telecomunicación se entiende teléfono, telefax y cualquier otro medio de transmisión escrita de datos.

DÉCIMA OCTAVA.      No obstante cualquier disposición en contrario en estos estatutos sociales, los siguientes asuntos deberán ser aprobados por el Consejo de Administración en forma unánime, no pudiendo delegarse su resolución a cualquier otro órgano social:

(i)
La transferencia de acciones representativas del capital social excepto en el caso de lo establecido en la sección 11.3 del Earn-In Right Agreement celebrado el 7 de febrero de 2012 entre esta sociedad, Invecture Group, S.A. de C.V., Desarrollos Zapal Holdings Corp., Granges Inc. y Vista Gold Corp.;

(ii)
La aprobación para contraer o asumir cualquier deuda a cargo de la sociedad que exceda $100,000.00 dls. (cien mil dólares 00/100 moneda de los Estados Unidos de América) o su equivalente en moneda nacional;

(iii)	El otorgamiento de garantías sobre cualesquiera activos de la sociedad;

(iv)	La celebración de cualquier contrato de crédito, préstamo o instrumento equivalente con un accionista de la sociedad;

(v)	El otorgamiento de cualquier crédito o préstamo a cualquier tercero, así como la decisión de garantizar obligaciones de cualquier tercero;

(vi)	El otorgamiento de cualquier garantía u otra clase de asistencia o apoyo financiero que en forma conjunta otorguen los accionistas de la sociedad, ya sea directa o indirectamente;

(vii)
La celebración de cualquier contrato u operación con cualquier tercero en el que sea parte la sociedad o sus accionistas, cuyos términos y condiciones que se pretendan convenir no sean sobre bases de valor de mercado entre partes independientes (no relacionadas);

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(viii)
Cualquier decisión relativa a la terminación o a una modificación sustancial de cualquier aspecto material de los fines de negocios que persigue la sociedad, conforme se prevé en el Earn-In Right Agreement citado en el inciso (i) de esta Cláusula;

(ix)	Cualquier decisión para abandonar o desistirse de concesiones mineras de la sociedad o de una parte importante de las mismas;

(x)
La instauración, defensa, compromiso o arreglo transaccional para iniciar o terminar  cualquier procedimiento judicial o arbitral que involucre a la sociedad o a los activos de la sociedad, por un monto superior a $500,000.00 dls. (quinientos mil dólares 00/100 moneda de los Estados Unidos de América) o su equivalente en moneda nacional;

(xi)
Cualquier aprobación para vender o disponer de activos de la sociedad que en conjunto tengan un valor de mercado superior a $100,000.00 dls. (cien mil dólares 00/100 moneda de los Estados Unidos de América) o su equivalente en moneda nacional;

(xii)	Cualquier decisión para listar acciones de la sociedad en cualquier bolsa de valores o mercado de valores;

(xiii)
Cualquier reorganización de la sociedad o la celebración de cualquier contrato de asociación (joint venture agreement) o figura jurídica similar, con cualquier tercero, que tenga por objeto concesiones mineras de la sociedad.

DÉCIMA NOVENA.    La Asamblea General Extraordinaria de Accionistas podrá crear uno o más Comités ejecutivos o técnicos, y determinar sus funciones, facultades y alcances, para que dicho Comités lleven a cabo las actividades que se les asignen conforme a las reglas que dicha Asamblea establezca.

CAPITULO QUINTO
FUNCIONARIOS

VIGÉSIMA.        La Asamblea General de Accionistas o el Consejo de Administración, podrá nombrar a los funcionarios, empleados y apoderados que crean conveniente y fijar, ampliar y restringir sus facultades, obligaciones y derechos; en el entendido de que el accionista que sea titular de 51% (cincuenta y uno por ciento) o más de las acciones representativas del capital social tendrá derecho a nombrar al Director General o Principal Funcionario Ejecutivo de la sociedad, quien tendrá las funciones y obligaciones que se le asigne la Asamblea de Accionistas o el Consejo de Administración.

El Director General o Principal Funcionario Ejecutivo de la sociedad, no estará obligado a depositar caución alguna para garantizar el fiel desempeño de su cargo, a menos que la Asamblea General Ordinaria de Accionistas resuelva algo distinto.

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CAPITULO SEXTO
DE LA VIGILANCIA DE LA SOCIEDAD

VIGÉSIMA PRIMERA.          La vigilancia de la sociedad estará a cargo de uno o más Comisarios y de sus respectivos Suplentes, quienes podrán ser o no accionistas. Tendrán los derechos y obligaciones que les confieren los artículos 166 y siguientes de la Ley General de Sociedades Mercantiles y durarán en su cargo un año o hasta que sus sucesores hayan sido electos y tomen posesión de sus puestos.

Cualquier minoría que represente el 25% (veinticinco por ciento) del capital social, independientemente del número de Comisarios, tendrá el derecho a designar a un Comisario y a su Suplente. Los Comisarios no estarán obligados a depositar caución alguna para garantizar el fiel desempeño de su cargo, a menos que la Asamblea General Ordinaria de Accionistas que los designe resuelva algo distinto.

CAPITULO SÉPTIMO
DE LAS PERDIDAS Y GANANCIAS Y DEL FONDO DE RESERVA

VIGÉSIMA SEGUNDA.          Dentro de los tres meses siguientes al fin de cada ejercicio social, será preparado el informe a que se refiere el artículo 172 de la Ley General de Sociedades Mercantiles. De las utilidades netas que resulten después de que los Estados Financieros hayan sido aprobados por la Asamblea General de Accionistas, se hará la siguiente distribución:

a)     Se separará cuando menos el 5% (cinco por ciento) para formar el fondo de reserva legal, de acuerdo con lo previsto en el artículo 20 de la Ley General de Sociedades Mercantiles;

b)     Se separará cualquier otra cantidad para formar otros fondos que apruebe la Asamblea General Ordinaria de Accionistas.

c)     Del resto de las utilidades, se dispondrá según lo acuerde la Asamblea General Ordinaria de Accionistas.

Los dividendos decretados y no cobrados por los accionistas dentro de un período de cinco años, prescribirán en favor de la sociedad.

CAPITULO OCTAVO
DE LA DISOLUCIÓN Y LIQUIDACIÓN DE LA SOCIEDAD

VIGÉSIMA TERCERA.           La sociedad se disolverá en los casos que señala el artículo 229 de la Ley General de Sociedades Mercantiles.

Disuelta la sociedad, se pondrá en liquidación y se nombrarán uno o más liquidadores, teniendo en todo caso cualquier minoría que represente el 25% (veinticinco por ciento) del capital social, el derecho a nombrar un liquidador. El o los liquidadores procederán a la liquidación de la sociedad y a la distribución de los productos entre los Accionistas, en proporción directa al número de acciones que cada uno sea titular. Los liquidadores tendrán las más amplias facultades para la liquidación, de conformidad con el artículo 242 y siguientes de la Ley General de Sociedades Mercantiles.

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Si se designan dos o más liquidadores, estos actuarán como Consejo de Liquidadores y les serán aplicables las disposiciones relativas al Consejo de Administración, incluyendo lo señalado en el cuarto párrafo del artículo 143 de la Ley General de Sociedades Mercantiles.

En todo caso el liquidador o liquidadores tendrán las facultades que les otorgue la Asamblea General Extraordinaria de Accionistas que los designe y, a falta de ello, las facultades que otorguen estos estatutos al Consejo de Administración.

CAPITULO NOVENO
DISPOSICIONES GENERALES

VIGÉSIMA CUARTA.             Los fundadores no se reservan participación especial alguna en las utilidades de la sociedad.

VIGÉSIMA QUINTA.              La sociedad indemnizará y relevará a los Consejeros Propietarios y Suplentes, Comisarios, funcionarios, auditores externos y abogados de las responsabilidades personales en que incurriesen en el desempeño de sus funciones, siempre que dicha responsabilidad no se deba a dolo o negligencia grave imputable a la persona de que se trate.

VIGÉSIMA SEXTA.                 En todo lo que no esté específicamente previsto en estos estatutos, la sociedad se regirá por las disposiciones de la Ley General de Sociedades Mercantiles, la Ley Minera, su Reglamento, la Ley de Inversión Extranjera y su Reglamento, y el Código Civil Federal, como ley supletoria de las anteriores.

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APPENDIX 3

Financial Statements of the Company as of December 31, 2011

[Attached]

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Desarrollos Zapal SA de CV
Balance Sheets
	December 31,	December 31,
(U.S. dollars in thousands)	2011	2010
Assets:
Current assets:
Cash and cash equivalents	$211	$369
Marketable securities	-	-
Other current assets	266	649
Total current assets	477	1,018

Non-current assets:
Deferred debt issuance costs	-	-
Mineral properties	11,894	11,340
Plant and equipment	19,306	18,122
Amayapampa disposal consideration	-	-
Long-term investment	-	-
Total non-current assets	31,200	29,462

Total assets	$31,677	$30,480

Liabilities and Shareholders' Equity:
Current liabilities:
Accounts payable	$149	$125
Accrued liabilities and other	138	265
Total current liabilities	287	390

Non-current liabilities:
Obligations for land payments	635	-
Intercompany payable	52,001	45,690
Total non-current liabilities	52,636	45,690

Total liabilities	52,923	46,080

Capital stock, no par value:
Deficit	(21,246)	(15,600)
Total shareholders' equity	(21,246)	(15,600)

Total liabilities and shareholders' equity	$31,677	$30,480

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Desarrollos Zapal SA de CV
Statement of Income/(Loss)
Year to Date
October 31,
(U.S. dollars in thousands)	2011

Operating income and (expenses):
Exploration, property evaluation and holding costs	$(5,538)
General and administrative expenses	(165)
Depreciation and amortization	(29)
Total operating income and (expenses)	(5,732)

Non-operating income and (expenses):
Other income/(expense)	91
Foreign exchange gain/(loss)	(5)
Total non-operating income/(loss)	86

Income/(loss) from continuing operations before income taxes	(5,646)

Deferred income tax expense	-
Net income/(loss)	$(5,646)

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Desarrollos Zapal SA de CV
Statement of Cash Flows
Year to Date
December 31,
(U.S. dollars in thousands)	2011
Cash flows from operating activities:
Net income/(loss) for the period	$(5,646)
Adjustments to reconcile income/(loss) for the period to cash (used in) operations:
Depreciation and amortization	29

Change in operating assets and liabilities:
Accounts receivable	383
Accounts payable and accrued liabilities and other	(155)
Net cash used in operating activities	(5,389)

Cash flows from investing activities:
Additions to mineral property	(554)
Additions to plant and equipment	(526)
Net cash used in investing activities	(1,080)

Cash flows from financing activities:
Intercompany payable	6,311
Net cash provided by financing activities	6,311

Net decrease in cash and cash equivalents	(158)

Cash and cash equivalents, beginning of period	369

Cash and cash equivalents, end of period	$211

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APPENDIX 4

Required Mining Authorizations

The two below noted Required Mining Authorizations will be deemed to have been obtained when the Company has obtained written resolutions from the responsible governmental body that they have been granted and the Required Mining Authorizations have been duly published and disseminated, even if subject to formalities or to conditions (excluding publication and dissemination), provided that in each case such formalities and/or conditions are of the type typical to the grant of such authorizations and are reasonably expected to be fulfilled in the ordinary course:

●	Authorization of environmental impact study – Autorización de Manifiesto de Impacto Ambiental.

●	Authorization of change of forest land use permit – Autorización de Cambio de Uso de Suelo en Terrenos Forestales.

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APPENDIX 5

[Intentionally deleted]

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APPENDIX 6

Form of Trust Agreement

[Attached]

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CONTRATO DE FIDEICOMISO IRREVOCABLE DE ADMINISTRACIÓN Y CONTROL ACCIONARIO

Desarrollos Zapal, S.A. de C.V.
(Fideicomitente y Fideicomisario en Segundo Lugar)

Banco INVEX, S.A.,
Institución de Banca Múltiple
INVEX Grupo Financiero
 (Fiduciario)

e

Invecture Group, S.A. de C.V.
(Fideicomisario en Primer Lugar)

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Contrato de Fideicomiso Irrevocable de Administración y Control Accionario Identificado con el No. 1227 (en lo sucesivo indistintamente el “Contrato” o el “Fideicomiso”) que con fecha 7 de febrero de 2012 celebran:

(1)   Desarrollos Zapal, S.A. de C.V., como fideicomitente y fideicomisario en segundo lugar (en lo sucesivo indistintamente “DZ” o el “Fideicomitente”);

(2)   Invecture Group, S.A. de C.V., como fideicomisario en primer lugar (en lo sucesivo el “Fideicomisario en Primer Lugar”); y

(3)   Banco INVEX, S.A., Institución de Banca Múltiple, INVEX Grupo Financiero, como fiduciario (en lo sucesivo el “Fiduciario”).

ANTECEDENTES

I.           Con esta misma fecha, el Fideicomitente -junto con los Accionistas DZ del Grupo Vista (según dicho término se define más adelante)- celebraron con el Fideicomisario en Primer Lugar, un contrato (en lo sucesivo identificado como el “Earn-in Agreement”), por virtud del cual el Fideicomitente y los accionistas DZ del Grupo Vista otorgan al Fideicomisario en Primer Lugar el derecho a suscribir y pagar un número tal de acciones ordinarias, nominativas, sin expresión de valor nominal, que en caso de ejercitarse tal derecho, en ese momento equivalgan al 60% (sesenta por ciento) del capital social suscrito y pagado de DZ sobre una base de dilución completa o que, en caso de ajustarse los porcentajes conforme a lo previsto en el Earn-in Agreement, puede llegar progresivamente hasta un máximo de 62.5% (sesenta y dos punto cinco por ciento) del capital social suscrito y pagado de DZ sobre una base de dilución completa (en lo sucesivo la “Opción”); misma Opción que puede ejercitar el Fideicomisario en Primer Lugar respecto de la totalidad de dichas acciones y no de una parte de las mismas, en los términos, condiciones y plazo convenidos en el referido Earn-in Agreement del cual se agrega copia a este Contrato como Anexo 1.

II.           Para efectos de lo señalado en el Antecedente anterior, con esta misma fecha, los Accionistas DZ del Grupo Vista -en ese momento titulares del 100% (cien por ciento) de las acciones de DZ- celebraron una Asamblea General Extraordinaria de DZ en la que, unánimemente, resolvieron, entre otros asuntos: (i) modificar en su totalidad los estatutos sociales de DZ; y (ii) aumentar la parte variable del capital social de DZ en la cantidad de $173’273,143.00 M.N. (ciento setenta y tres millones doscientos setenta y tres mil ciento cuarenta y tres pesos 00/100 Moneda Nacional), representado por igual número de acciones, de las cuales 155’945,829 (ciento cincuenta y cinco millones novecientas cuarenta y cinco mil ochocientas veintinueve) acciones ordinarias, nominativas, sin expresión de valor nominal, han sido emitidas y equivalen a esta fecha al 60% (sesenta por ciento) del capital social autorizado de DZ sobre una base de dilución completa; mismas acciones -menos una que ha quedado ya íntegramente suscrita y pagada por Invecture Group, S.A. de C.V.- que las partes que aquí intervienen desean que, conforme a lo previsto en el Earn in Agreement, queden en este acto íntegramente suscritas, más no pagadas, por

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el Fiduciario (en lo sucesivo las “Acciones DZ Fideicomitidas”), para quedar afectadas en propiedad al Patrimonio Fideicomitido (según dicho término se define más adelante), a fin de garantizar el cumplimiento de las obligaciones adquiridas por el Fideicomitente y los Accionistas DZ del Grupo Vista conforme al Earn-In Agreement (las “Obligaciones Garantizadas”).

Una copia del acta de la Asamblea General Extraordinaria de Accionistas de DZ citada en este Antecedente debidamente firmada (en lo sucesivo las “Resoluciones Unánimes de DZ”) y en trámite de protocolización ante Notario Público, se adjunta al presente Contrato como Anexo 2.

DECLARACIONES

I.           El Fideicomitente y Fideicomisario en Segundo Lugar declara, a través de su representante, que:

(a)           Es una sociedad debidamente constituida y válidamente existente de conformidad con las leyes de los Estados Unidos Mexicanos (“México”), según consta en los instrumentos que se agregan al presente Contrato como Anexo 3.

(b)           Su representante cuenta con los poderes y facultades necesarias y suficientes para la celebración del presente Contrato en su nombre y representación, según consta en los instrumentos que se agregan al presente Contrato como Anexo 4, y dichas facultades no les han sido revocadas o modificadas en forma alguna.

(c)           Cuenta con las facultades necesarias para la celebración de este Contrato, ha obtenido las autorizaciones necesarias (incluyendo sin limitación todos aquellos actos corporativos necesarios para dicho fin), y ha llevado a cabo las notificaciones necesarias para celebrar este Contrato y para cumplir con sus obligaciones conforme al mismo.

(d)           El presente Contrato y la garantía creada conforme al mismo, constituyen una obligación válida y vinculante del Fideicomitente, exigible en su contra conforme a sus términos y sujeto a las condiciones que en el mismo se prevén.

(e)           Ha cumplido con todas las leyes y reglamentos aplicables a la celebración del presente Fideicomiso.

(f)           La celebración del presente Contrato y el cumplimiento de sus obligaciones conforme al mismo, no contraviene o resulta en un incumplimiento de (i) sus estatutos sociales, o (ii) cualquier disposición aplicable o contrato o convenio de cualquier naturaleza respecto del cual el Fideicomitente sea parte, o (iii) cualquier ley, reglamento, decreto, resolución judicial o administrativa, licencia, permiso o concesión de cualquier clase a las que este sujeto o de las que sea titular el Fideicomitente.

(g)           La transmisión del Patrimonio Fideicomitido por el Fideicomitente al Fiduciario conforme al presente Fideicomiso no se considerará una enajenación para los

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efectos del Artículo 14 del Código Fiscal de la Federación, toda vez que el Fideicomitente o cualquier otro tercero fideicomitente conforme a este Contrato podrá, sujeto a las disposiciones de este Contrato, readquirir del Fiduciario el Patrimonio Fideicomitido conforme a la Cláusula Décima Primera del presente Contrato.

(h)           Que los bienes que en este acto aporta y los que en un futuro llegue a aportar, son y serán de su propiedad y provienen y provendrán de fuentes lícitas.

(i)           Que con fundamento en el artículo 16 de la Ley del Impuesto Empresarial a Tasa Única (IETU), el Fideicomitente en este acto manifiesta optar por cumplir con las obligaciones que derivan de dicha ley por su cuenta, liberando de toda responsabilidad al Fiduciario por el cumplimiento de las mismas, toda vez que éstas serán de su estricta responsabilidad.

II.           El Fideicomisario en Primer Lugar declara, a través de su representante, que:

(a)           Es una sociedad debidamente constituida y válidamente existente de conformidad con las leyes de los Estados Unidos Mexicanos (“México”), según consta en los instrumentos que se agregan al presente Contrato como Anexo 5.

(b)           Su representante cuenta con los poderes y facultades necesarias para la celebración del presente Contrato en su nombre y representación, según consta en el instrumento que se agrega al presente Contrato como Anexo 6, mismas facultades no le han sido revocadas, limitadas o modificadas de forma alguna.

(c)           Cuenta con las facultades necesarias para celebrar este Contrato y cumplir con sus obligaciones conforme al mismo.

(d)           Este Contrato constituye una obligación válida, exigible en su contra en los términos del mismo.

(e)           La celebración del presente Contrato y el cumplimiento de sus obligaciones conforme al mismo, no contraviene o resultará en un incumplimiento de (i) sus estatutos sociales, o (ii) cualquier ley, contrato o convenio de cualquier naturaleza del cual el Fideicomisario en Primer Lugar sea parte.

III.           El Fiduciario declara, a través de su delegado fiduciario que:

(a)           Es una institución de banca múltiple debidamente constituida y válidamente existente de conformidad con las leyes de México.

(b)           Cuenta con las facultades necesarias para celebrar este Contrato y cumplir con sus obligaciones conforme al mismo.

(c)           Su delegado fiduciario cuenta con los poderes y facultades necesarias para la celebración del presente Contrato en su nombre y representación, según consta en el

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instrumento que se agrega al presente Contrato como Anexo 7, y dichas facultades no le han sido revocadas o modificadas en forma alguna.

(d)           La celebración del presente Contrato y el cumplimiento de sus obligaciones conforme al mismo, no contraviene o resultará en un incumplimiento de (i) sus estatutos sociales, o (ii) cualquier ley, contrato o convenio de cualquier naturaleza del cual el Fiduciario sea parte.

(e)           Este Contrato constituye una obligación válida y exigible en su contra en los términos del mismo.

(f)           Está de acuerdo en actuar como Fiduciario conforme al presente Contrato.

EN VIRTUD DE LO ANTERIOR, las partes del presente Contrato otorgan las siguientes:

CLÁUSULAS

PRIMERA.                      Definiciones y Principios de Interpretación.

(a)          Los términos escritos con mayúscula inicial en este Contrato tendrán los significados que se les atribuye respectivamente a continuación:

“Acciones DZ” significa, acciones representativas del capital social de DZ.

“Acciones DZ Fideicomitidas” significa 155’945,828 (ciento cincuenta y cinco millones novecientas cuarenta y cinco mil ochocientas veintiocho) acciones ordinarias, nominativas, sin expresión de valor nominal, emitidas por DZ y que junto con una acción íntegramente suscrita y pagada por el Fideicomisario en Primer Lugar equivalen a esta fecha al 60% (sesenta por ciento) del capital social autorizado de DZ sobre una base de dilución completa, conforme se indica en el Antecedente II del presente Contrato; mismo número de acciones que, en caso de incrementarse el porcentaje de la Opción otorgada al Fideicomisario en Primer Lugar conforme al Earn-in Agreement, puede verse incrementado proporcionalmente con posterioridad, hasta llegar a un máximo de 62.5% (sesenta y dos punto cinco por ciento) del capital social autorizado de DZ sobre una base de dilución completa.

“Accionistas DZ del Grupo Vista” significa Desarrollos Zapal Holdings Corp. y Granges Inc., como titulares en conjunto del 40% (cuarenta por ciento) de las acciones representativas del capital social total de DZ, después de emitirse las Acciones DZ Fideicomitidas; mismo porcentaje accionario que, en caso de incrementarse el porcentaje de la Opción otorgada al Fideicomisario en Primer Lugar conforme al Earn-in Agreement, puede verse disminuido proporcionalmente con posterioridad.

“Aviso de Ejercicio de la Opción” significa el aviso a que se hace referencia en la Cláusula Cuarta, inciso (f), mismo que, de ejercitarse la Opción respecto de la totalidad de las Acciones DZ Fideicomitidas y no de una parte de las mismas, deberá ser

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entregado por el Fideicomitente al Fiduciario en términos substancialmente iguales al documento que se adjunta como Anexo 8.

“Aviso Alternativo de Ejercicio de la Opción” significa el aviso a que se hace referencia en la Cláusula Cuarta, inciso (f), mismo que, de ejercitarse la Opción respecto de la totalidad de las Acciones DZ Fideicomitidas y no entregarse el Aviso de Ejercicio de la Opción dentro de los 3 (tres) días hábiles siguientes, deberá entregar el Fideicomisario en Primer Lugar al Fiduciario en términos substancialmente iguales al documento que se adjunta como Anexo 9.

“Aviso de No Ejercicio de la Opción” significa, el aviso al que se hace referencia en la Cláusula Cuarta inciso (g) mismo que deberá ser entregado en términos substancialmente iguales al documento que se adjunta como Anexo 10.

“Aviso de Desacuerdo” significa el aviso que cualquiera de los miembros del Comité Técnico del Fideicomiso entregue al Fiduciario en el que indique que ha ocurrido un Desacuerdo, conforme a lo previsto en la Cláusula Décima.

“Contrato” significa, el presente Contrato de Fideicomiso Irrevocable de Administración y Control Accionario con todos sus Anexos, incluyendo cualquier modificación posterior al mismo y a sus Anexos.

“Desacuerdo” tiene el significado que se le atribuye en la Cláusula Décima de este Contrato.

“Día Hábil” significa, cualquier día del año en que estén abiertos al público para efectuar operaciones bancarias, excepto sábados y domingos y aquellos en los que por ley están obligados a cerrar, las instituciones de crédito y/o bancos en México.

“Dólares” significa, la moneda de curso legal de los Estados Unidos de América.

“Earn-In Agreement”  tiene el significado que se le atribuye en el Antecedente I de este Contrato.

“Fideicomisario en Segundo Lugar” significa, Desarrollos Zapal, S.A. de C.V., que también se identifica como el Fideicomitente.

“Fideicomisario en Primer Lugar” significa, Invecture Group, S.A. de C.V.

“Fideicomiso” tiene el significado que se le atribuye en la Cláusula Segunda inciso (a) de este Contrato.

“Fiduciario” significa, Banco INVEX, S.A., Institución de Banca Múltiple, INVEX Grupo Financiero.

“DZ” significa, Desarrollos Zapal, S.A. de C.V.

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“LGTOC” significa, la Ley General de Títulos y Operaciones de Crédito.

“LGSM” significa, la Ley General de Sociedades Mercantiles.

“Obligaciones Garantizadas” significa, todas y cada una de las obligaciones del Fideicomitente y de los Accionistas DZ del Grupo Vista conforme al Earn-In Agreement.

“Patrimonio Fideicomitido” tiene el significado que se le atribuye en la Cláusula Quinta de este Contrato.

(b)           Los siguientes principios de interpretación serán aplicables para fines del presente Contrato:

(1)           Los términos definidos en plural, cuando sean expresados en singular, significarán cualquier unidad de entre las que comprende el plural de dicho término.  Los términos definidos en singular, cuando sean expresados en plural, significan todas las cosas que pertenecen a la especie a la cual se refiere el singular. Consecuentemente, las palabras y términos aplicarán igualmente para el singular como para el plural de dicha palabra o término.

(2)           Salvo especificación en contrario, toda referencia en este Contrato a Cláusulas, Anexos o párrafos son a las Cláusulas, Anexos y párrafos de este Contrato.

(3)           Los encabezados de las Cláusulas de este Contrato se incluyen por conveniencia únicamente y no afectarán en forma alguna el significado o la interpretación de cualquier disposición de este Contrato.

(4)           Cualquier referencia en el presente Contrato a una persona, identificada bajo dicho término o no, se interpretará como que también incluye a los causahabientes y cesionarios permitidos de dicha persona.

(5)           Cualquier referencia a un contrato, convenio, acuerdo o documento en el presente Contrato se interpretará como que incluye cualquier modificación válida a dicho contrato, convenio, acuerdo o documento.

(6)           Todos los Anexos de este Contrato forman parte integral del mismo.

SEGUNDA.                      Constitución del Fideicomiso. (a) El Fideicomitente en este acto constituye un fideicomiso irrevocable de administración y control accionario con el Fiduciario (el “Fideicomiso”) a fin de garantizar, con la entrega de las Acciones DZ Fideicomitidas que constituyen el Patrimonio Fideicomitido, en completo cumplimiento de las Obligaciones Garantizadas. Asimismo DZ se obliga a entregar al Fiduciario, en un plazo que no exceda de 5 (cinco) días hábiles, una certificación del Secretario ó Prosecretario del Consejo del Consejo de Administración de DZ en la cual se haga constar que el Fiduciario es el titular de las Acciones DZ Fideicomitidas, acompañada de una copia certificada del

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asiento en el libro de registro de accionistas de DZ en donde el Fiduciario aparezca como titular de dichas Acciones DZ Fideicomitidas.

 (b)           El Fiduciario en este acto acepta el cargo que se le ha conferido, suscribe las Acciones DZ Fideicomitidas, recibe el título representativo de dichas Acciones DZ Fideicomitidas y conviene en actuar de la manera prevista en este Contrato para cumplir con los fines del Fideicomiso.

Mediante la firma del presente Contrato, el Fideicomitente y el Fideicomisario en Primer Lugar reconocen haber recibido a su entera satisfacción al momento de su celebración una copia de este Contrato, así como un inventario de los bienes que integran el Patrimonio Fideicomitido a la fecha de firma de este Contrato, el cual constituye el Anexo 11 del presente Contrato.

TERCERA.  Partes de este Fideicomiso. Son partes de este Contrato, las siguientes:

(i)	Fideicomitente y Fideicomisario en Segundo Lugar:	Desarrollos Zapal, S.A. de C.V.

(ii)	Fiduciario:	Banco INVEX, S.A., Institución de Banca Múltiple, INVEX Grupo Financiero.

(iii)	Fideicomisario en Primer Lugar	Invecture Group, S.A. de C.V.

CUARTA.                       Fines de este Fideicomiso. Los fines del Fideicomiso que se constituye por medio del presente Contrato son los siguientes:

(a)           que el Fiduciario reciba y mantenga en propiedad el Patrimonio Fideicomitido, para garantizar el cumplimiento de las Obligaciones Garantizadas de conformidad con lo estipulado en el presente Contrato y en el Earn-In Agreement;

(b)           que el Fiduciario suscriba las Acciones DZ Fideicomitidas, representativas del capital social de DZ, emitidas con motivo del aumento del capital social de DZ llevado a cabo en la parte variable y acordado conforme a las Resoluciones Unánimes DZ, mismas Acciones DZ Fideicomitidas que constituyen el Patrimonio Fideicomitido;

(c)           que en tanto el presente Fideicomiso se encuentre vigente y sujeto a lo establecido en la Cláusula Sexta de este Contrato, el Fiduciario conserve y ejercite todos los derechos de voto inherentes a las Acciones DZ Fideicomitidas, con estricto apego a las instrucciones que por escrito reciba del Comité Técnico del Fideicomiso; lo anterior, en el

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entendido de que a dichas Acciones DZ Fideicomitidas no les corresponderá durante la vigencia del Fideicomiso ningún derecho de contenido económico, patrimonial ni de ninguna otra naturaleza distinta del derecho de voto, por tratarse de acciones pagadoras emitidas por DZ; y que, de igual manera, el Fiduciario administre cualquier otro bien que llegare a formar parte del Patrimonio Fideicomitido en términos de lo dispuesto en este Contrato;

(d)           que el Fiduciario otorgue oportunamente los poderes especiales que sean necesarios para que las Acciones DZ Fideicomitidas puedan ser representadas en las Asambleas de Accionistas del Fideicomitente que corresponda, y para que pueda ejercerse cualquier otro derecho corporativo de voto que derive de dichas Acciones DZ Fideicomitidas, todo ello en los términos de la Cláusula Sexta de este Contrato;

(e)           que el Fiduciario celebre los contratos necesarios y demás instrumentos, y lleve a cabo todas las acciones que puedan ser necesarias para constituir y mantener la garantía contemplada en este Contrato y, en su caso, para  ejecutar la garantía fiduciaria constituida en términos de este Contrato;

(f)           que en caso de que el Fideicomisario en Primer Lugar ejercite la Opción que se le otorga en los términos y condiciones del Earn-In Agreement respecto de la totalidad de las Acciones DZ Fideicomitidas y no de una parte de las mismas, y previo aviso escrito que el Fiduciario reciba por parte del Fideicomitente, indicando: (i) que el Fideicomisario en Primer Lugar ha ejercitado la Opción habiéndose cumplido o dispensado las condiciones establecidas para ello en el Earn-in Agreement; y (ii) que el Fideicomitente ha recibido del Fideicomisario en Primer Lugar la cantidad total de $20’000,000.00 Dólares (veinte millones de Dólares 00/100), en pago de las Acciones DZ Fideicomitidas (el “Aviso de Ejercicio de la Opción”) en términos del Anexo 8 o, en su defecto, el Fiduciario reciba del Fideicomisario en Primer Lugar una comunicación escrita indicando que ha ejercitado la Opción habiéndose cumplido o dispensado las condiciones establecidas para ello en el Earn-in Agreement en términos del Anexo 9 y copia certificada del comprobante por el que se acredite que el Fideicomisario en Primer Lugar ha efectuado una transferencia bancaria al Fideicomitente por ese mismo monto de $20’000,000.00 Dólares (veinte millones de Dólares 00/100), en pago de las Acciones DZ Fideicomitidas (el “Aviso Alternativo de Ejercicio de la Opción”), el Fiduciario transmita y entregue las Acciones DZ Fideicomitidas al Fideicomisario en Primer Lugar, quedando expresamente convenido que, en relación con dicha transferencia y entrega de las Acciones DZ Fideicomitidas al Fideicomisario en Primer Lugar, el Fiduciario celebrará y firmará aquellos contratos, convenios, documentos e instrumentos, y realizará aquellas acciones que razonablemente le solicite el Fideicomisario en Primer Lugar, a fin de perfeccionar legalmente la transmisión y entrega citada, en el entendido que, cualquier gasto generado por la realización de dichos actos, incluyendo cualesquiera impuestos que en su caso se generen por dicha transmisión y entrega, serán en todo momento a cargo del Fideicomisario en Primer Lugar.

Al momento en que se efectúe la transmisión y entrega de las Acciones DZ Fideicomitidas al Fideicomisario en Primer Lugar en los términos del párrafo anterior de este inciso, las mismas se entenderán totalmente suscritas y pagadas por el Fideicomisario en Primer Lugar, quedando dichas acciones consecuentemente liberadas y obligado el

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Fideicomitente a llevar a cabo los registros en los libros corporativos correspondientes, así como a recibir del Fideicomisario en Primer Lugar -cuando éste se los presente- el o los títulos que amparen a las Acciones DZ Fideicomitidas que le entregue el Fiduciario y se presenten al Fideicomitente con el fin de que éste cancele dicho título o títulos y en su lugar expida nuevos títulos representativos de esas mismas acciones a nombre del Fideicomisario en Primer Lugar;

(g)           que en caso de que el Earn-in Agreement se dé por terminado definitivamente conforme a lo previsto en dicho contrato, por cualquier causa distinta del ejercicio de la Opción concedida al Fideicomisario en Primer Lugar, y el Fiduciario reciba en forma indubitable un aviso en ese sentido, ya sea por parte del Fideicomitente o del Fideicomisario en Primer Lugar (el “Aviso de No Ejercicio de la Opción”), al que se adjunte la documentación comprobatoria correspondiente, el Fiduciario revierta al Fideicomitente y Fideicomisario en Segundo Lugar los bienes afectados en fideicomiso y entregue a este mismo las Acciones DZ Fideicomitidas que integren dicho Patrimonio Fideicomitido, para los fines que a juicio exclusivo del Fideicomitente más convengan a sus propios intereses, incluyendo la posible cancelación de las Acciones DZ Fideicomitidas si el Fideicomitente así lo decidiese;

(h)           Que el Fiduciario, para el caso que llegaren a existir recursos líquidos en el Patrimonio del Fideicomiso, los invierta conforme a las instrucciones que al efecto reciba por escrito del Fideicomitente y/o del Fideicomisario en Primer Lugar, en instrumentos de deuda emitidos, garantizados o avalados por el Gobierno Federal, en Títulos Bancarios de Deuda en ambos casos, a vencimiento o en reporto, en acciones representativas del capital social de sociedades de inversión en instrumentos de deuda, así como en aquellos instrumentos de deuda de alta calidad crediticia. En todo caso estas inversiones se realizarán por los plazos necesarios para asegurar que se mantendrá un nivel de liquidez adecuado para cumplir oportunamente los pagos, transferencias o erogaciones que procedan con cargo al Patrimonio del Fideicomiso. En el supuesto de que el Fiduciario no reciba las instrucciones correspondientes, el Fiduciario, sin responsabilidad alguna, discrecionalmente invertirá los recursos líquidos en los mismos instrumentos antes mencionados. Para los efectos de la inversión a que se refieren los párrafos anteriores, el Fiduciario se sujetará en todo caso a las disposiciones legales o administrativas que regulen las inversiones de recursos materia de fideicomisos y cubrirá con cargo al Patrimonio del Fideicomiso las comisiones y gastos que origine su contratación.

La compra de valores o instrumentos de inversión se sujetará a la disposición y liquidez de los mismos y a las condiciones del mercado existentes en ese momento. Así mismo, las partes, en este acto, liberan expresamente al Fiduciario de cualquier responsabilidad derivada de la compra de valores o instrumentos de inversión, así como por las pérdidas que pudieran afectar la materia del presente Fideicomiso como consecuencia de las inversiones efectuadas por el Fiduciario, en los términos de esta Cláusula, cuando dicha pérdida no sea resultado de la contravención a las instrucciones dirigidas por el Fideicomitente y/o el Fideicomisario en Primer Lugar, así como de la negligencia, error, o dolo por parte del Fiduciario. El Fiduciario podrá llevar a cabo todos los actos y celebrar los contratos que se requieran para efectuar la inversión de la materia del presente fideicomiso, conforme a lo establecido en esta Cláusula no estando obligado en

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ningún caso, a entregar físicamente los valores o instrumentos adquiridos como consecuencia de las inversiones realizadas.

(i)           que el Fiduciario lleve a cabo todos los actos que le sean encomendados conforme a este Contrato (incluyendo, sin limitación, la firma de cualquier instrumento, la celebración de cualquier acto jurídico y el otorgamiento de comisiones mercantiles y la cancelación y extinción del Fideicomiso), de conformidad con este Contrato, con las instrucciones que reciba por escrito del Comité Técnico o que le sean impuestos conforme a la legislación aplicable.

QUINTA.                      Patrimonio del Fideicomiso. El patrimonio del Fideicomiso (el “Patrimonio Fideicomitido”) estará integrado por: (i) las Acciones DZ Fideicomitidas y los derechos de voto inherentes a las mismas; (ii) por cualquier Acción DZ que para mantener la proporción de 60% (sesenta por ciento) o aquel porcentaje mayor en que, en su caso, se ajuste la Opción otorgada al Fideicomisario en Primer Lugar conforme al Earn-in Agreement, hasta por un máximo de 62.5% (sesenta y dos punto cinco por ciento) del capital social autorizado de DZ sobre una base de dilución completa, y que en el futuro llegue a suscribir el Fiduciario de las que actualmente se conservan en la Tesorería de la Fideicomitente, previas instrucciones que por escrito reciba de las partes de este Contrato, con el fin de que formen parte del Patrimonio Fideicomitido y el Fiduciario ejercite de igual forma los derechos de voto inherentes a las mismas; y/o (iii) cualesquiera aportaciones que en su caso realice el Fideicomitente, así como los demás bienes, sean muebles o inmuebles, derechos o activos que sean transmitidos o cedidos al Fiduciario para el cumplimiento de los fines de este Fideicomiso, y que se establecen en la Cláusula Cuarta anterior.

De conformidad con lo dispuesto en la Circular 1/2005, las Partes acuerdan y reconocen que lo establecido en la presente Cláusula hará las veces de inventario del Fideicomiso

SEXTA.                      Administración de las Acciones DZ Fideicomitidas.  Mientras que las Acciones DZ Fideicomitidas formen parte del Patrimonio Fideicomitido, se ejercerán los derechos de voto que se deriven de las mismas, de acuerdo con lo siguiente:

(a)           En cada ocasión en que se vaya a celebrar una asamblea de accionistas de la emisora de las Acciones DZ, el Fiduciario, previa instrucción que reciba por parte del Comité Técnico del Fideicomiso con cuando menos 3 (tres) Días Hábiles de anticipación, deberá entregar antes de la fecha de la asamblea de accionistas respectiva, a la persona que el Comité Técnico le indique en la solicitud escrita correspondiente, los poderes, cartas poder, certificados y/o escritos y cualquier otro documento que sea necesario, a fin de que dicha persona pueda representar y votar en la Asamblea de que se trate las Acciones DZ Fideicomitidas, de acuerdo con las instrucciones precisas del Comité Técnico para tal efecto; en el entendido que, si el Fiduciario no recibiere de dicho Comité Técnico el aviso correspondiente respecto de la Asamblea de Accionistas de DZ de que se trate y la solicitud antes mencionada con la oportunidad referida anteriormente, el Fiduciario se abstendrá de designar apoderados que representen y voten dichas Acciones DZ Fideicomitidas en dicha Asamblea, sin responsabilidad para el Fiduciario; y

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(b)           Queda expresamente convenido que el Fiduciario no tendrá responsabilidad alguna en relación con la designación de representantes que se haga de acuerdo con los términos de esta Cláusula Sexta, ni tampoco será responsable de la forma en que los representantes así designados ejerzan el derecho de voto de las Acciones DZ Fideicomitidas; lo anterior, siempre y cuando en los poderes, cartas poder o en cualquier otro documento que expida el Fiduciario en favor de la persona o personas que vayan a votar las Acciones DZ Fideicomitidas en la Asamblea de que se trate, se señalen expresamente al apoderado la forma y términos precisos en que dichas Acciones DZ Fideicomitidas deban ser votadas, de acuerdo con las instrucciones precisas del Comité Técnico del Fideicomiso. Asimismo, el Fiduciario no será responsable en el caso de que las personas que sean designadas no puedan representar las Acciones DZ Fideicomitidas en las Asambleas que correspondan, si el Fiduciario suscribe debidamente (de acuerdo con lo establecido en esta Cláusula Sexta) toda la documentación necesaria para que las Acciones DZ Fideicomitidas puedan ser representadas en la Asamblea de que se trate, o si el Fiduciario no recibe oportunamente del Comité Técnico los avisos y solicitudes a que se refiere el inciso (a) de la presente Cláusula Sexta.

SÉPTIMA .                    Comité Técnico del Fideicomiso.

(a)  Formación del Comité Técnico.  El Fideicomiso tendrá un comité técnico (el “Comité Técnico”) de conformidad con lo previsto en el Artículo 80, párrafo tercero, de la Ley de Instituciones de Crédito.

El Comité Técnico estará integrado por 2 (dos) miembros propietarios y sus respectivos suplentes. El Fideicomisario en Primer Lugar tendrá derecho a designar 1 (un) miembro propietario y a su respectivo suplente y los Accionistas DZ del Grupo Vista, tendrán conjuntamente derecho a designar 1 (un) miembro propietario y a su respectivo suplente.  El documento que se adjunta al presente Contrato como Anexo 12 contiene el nombramiento de los miembros del Comité Técnico así como su domicilio para efectos de notificaciones bajo el presente Fideicomiso. Los miembros del Comité Técnico únicamente podrán ser removidos por la(s) persona(s) moral(es) que los haya(n) designado; dicha remoción así como el nombramiento de nuevos miembros del Comité Técnico surtirá efectos a partir de la fecha en que se comunique en forma indubitable al Fiduciario.  El miembro suplente designado por cada parte podrá suplir únicamente al miembro propietario que haya designado dicha parte.

Cada parte deberá proporcionar al Fiduciario el nombre de cada miembro propietario y suplente del Comité Técnico designado por dicha parte, y deberá igualmente informarle de cualquier revocación.

(b)  Sesiones.  El Comité Técnico se reunirá cuando sea convocado cuando menos por 1 (uno) de sus miembros, ya sean propietarios o suplentes.  Las convocatorias deberán estar firmadas por quienes las hagan y deberán especificar el lugar, fecha y hora de la sesión, así como el orden del día.  Cada convocatoria deberá recibirse con una anticipación de por lo menos 10 (diez) días naturales a la fecha de la sesión y podrá enviarse por mensajería con acuse de recibo, facsímil o correo electrónico a cada miembro

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del Comité Técnico al número o a la dirección que éste haya señalado previamente al Fiduciario y a los miembros del Comité Técnico para recibir avisos y comunicaciones, en el entendido que si la convocatoria es entregada por facsímil o correo electrónico a un miembro del Comité Técnico, también deberá recibirse al menos con la anticipación referida, una copia de dicha convocatoria por mensajería con acuse de recibo.

Las sesiones del Comité Técnico se considerarán legalmente instaladas cuando se encuentre presente la totalidad de los miembros propietarios o sus respectivos suplentes.

Las resoluciones del Comité Técnico serán válidas y obligatorias cuando se tomen por unanimidad de votos. El o los miembros del Comité Técnico que se designen para tal efecto prepararán un acta de cada sesión, la cual será firmada por los miembros que hayan asistido a la sesión.  Las actas de las sesiones del Comité Técnico respectivas servirán para notificar al Fiduciario las resoluciones válidamente adoptadas por el Comité Técnico, las cuales deberá observar el Fiduciario en los términos señalados en el presente Contrato.

Los miembros del Comité Técnico podrán adoptar resoluciones unánimes (las “Resoluciones Unánimes”) sin celebrar una sesión siempre y cuando estén ratificadas por escrito por todos los miembros propietarios del Comité Técnico.  Las Resoluciones Unánimes también servirán para notificar al Fiduciario las resoluciones válidamente adoptadas por el Comité Técnico, las cuales deberá observar el Fiduciario en los términos señalados en el presente Contrato.

(c)  Facultades del Comité Técnico.  En tanto el Fiduciario no haya sido notificado del ejercicio o no ejercicio de la Opción, el Comité Técnico, mediante resolución válidamente adoptada en los términos del inciso (b) anterior, será el único facultado para instruir al Fiduciario la manera de ejercer los derechos de voto inherentes a las Acciones DZ Fideicomitidas en las Asambleas Generales de Accionistas de la Fideicomitente.

Independientemente de lo establecido en el inciso (c) anterior, las partes convienen en que, para el caso del nombramiento y/o revocación de miembros del consejo de administración de DZ por parte del Fideicomisario en Primer Lugar, en los términos contenidos en el Earn-In Agreement, bastará con la instrucción escrita que suscriba el miembro propietario o su respectivo suplente del Comité Técnico designado por el Fideicomisario en Primer Lugar, para que el Fiduciario expida la carta poder que al efecto le solicite el Fideicomisario en Primer Lugar, sin que para tales efectos sea necesario el voto favorable del miembro del Comité Técnico designado por los Accionistas DZ del Grupo Vista.

De la misma manera, las partes convienen en que, para el caso del nombramiento y/o revocación de miembros del consejo de administración de DZ por parte de los Accionistas DZ del Grupo Vista, en los términos contenidos en el Earn-In Agreement, bastará con la instrucción escrita que suscriba el miembro propietario o su respectivo suplente del Comité Técnico designado por los Accionistas DZ del Grupo Vista, para que el Fiduciario expida la carta poder que al efecto le solicite dicho miembro del Comité Técnico designado por los Accionistas DZ del Grupo Vista, sin que para tales

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efectos sea necesario el voto favorable del miembro del Comité Técnico designado por Fideicomisario en Primer Lugar.

OCTAVA.                  Obligaciones de Hacer. Mientras este Contrato permanezca vigente, cada parte tendrá las siguientes obligaciones de hacer:

(a)          El Fideicomitente se obliga a:

(i)           llevar a cabo con cargo a su patrimonio las acciones necesarias para mantener la garantía creada conforme al presente Contrato vigente y surtiendo plenamente sus efectos y que permitan al Fiduciario llevar a cabo todas y cada una de las acciones establecidas en el presente Contrato;

(ii) cumplir con los términos y condiciones del presente Contrato;

(iii) Llevar a cabo los actos necesarios que le correspondan y estén a su alcance para la defensa del Patrimonio Fideicomitido de conformidad con lo dispuesto en la Cláusula Décima Tercera de este Contrato.

(b)           El Fideicomisario en Primer Lugar se obliga a:

(i) proveer al Fiduciario de las cantidades que requiera para la conservación y administración de los bienes que integran el Patrimonio Fideicomitido;

(ii) cumplir con los términos y condiciones del presente Contrato;

(iii) Llevar a cabo los actos necesarios que le correspondan y estén a su alcance para la defensa del Patrimonio Fideicomitido de conformidad con lo dispuesto en la Cláusula Décima Tercera de este Contrato.

NOVENA.                      Instrucciones al Fiduciario. (a) El Fiduciario mantendrá la propiedad del Patrimonio Fideicomitido de conformidad con las disposiciones de este Contrato y la legislación aplicable.  Salvo por las excepciones previstas en forma expresa en el presente Contrato, el Fiduciario actuará exclusivamente conforme a las instrucciones escritas que reciba del Comité Técnico.

(b)           Todas las instrucciones dirigidas al Fiduciario se harán por escrito y podrán ser hechas en idioma español y se entregarán en el domicilio y a las personas señaladas en la Cláusula Vigésima Segunda del presente Contrato.

DECIMA.                    Desacuerdo. La sección 5.4 del Earn-in Agreement contiene un listado de los asuntos que durante la vigencia de dicho contrato y de la Opción deben aprobarse por unanimidad de votos de los miembros del Consejo de Administración de la Fideicomitente, en razón de lo cual, si durante la vigencia del presente Fideicomiso cualquiera de dichos asuntos fuese sometido a consideración del Consejo de Administración de DZ, en tres ocasiones consecutivas (mediando por lo menos 10 días naturales entre cada ocasión) sin que dicho asunto quede definitivamente resuelto, ya sea

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porque no se adopte una resolución válidamente o porque no hubiere habido quórum para resolverlo debidamente, se considerará para los efectos de este Contrato que ha ocurrido un desacuerdo (el “Desacuerdo”).

           En caso de que el Fiduciario reciba un Aviso de Desacuerdo, se estará a lo siguiente:

(i) El Fiduciario notificará fehacientemente y por escrito a los miembros del Comité Técnico, así como al Fideicomitente (con copia que se envíe por servicio especializado de mensajería a los Accionistas DZ del Grupo Vista) y al Fideicomisario en Primer Lugar, a través de notario público o corredor público, el haber recibido un Aviso de Desacuerdo, de manera que el Comité Técnico presente al Fiduciario dentro de los 5 (cinco) Días Hábiles siguientes, los documentos que acrediten: (a) la no existencia del referido Desacuerdo; o (b) la resolución final del Desacuerdo objeto del Aviso recibido por el Fiduciario; en el entendido de que, de no presentarse al Fiduciario cualquiera de los documentos mencionados en los incisos (a) y (b) anteriores dentro del plazo señalado, se considerará para todos los efectos legales a que haya lugar que existe un Desacuerdo y, por lo tanto, que se debe continuar con el procedimiento establecido en esta misma Cláusula.

(ii) Las notificaciones se podrán hacer cualquier Día Hábil, pudiéndose entender la notificación con cualquier persona que se encuentre en el domicilio señalado por el Comité Técnico, el Fideicomitente y el Fideicomisario en Primer Lugar, según corresponda.

(iii) En la notificación que haga el Fiduciario a los miembros del Comité Técnico, Fideicomitente y Fideicomisario en Primer Lugar conforme al párrafo (i) anterior, se comunicará la petición hecha por cualquiera de los miembros del Comité Técnico o de la parte que los hubiere nombrado de llegar a una resolución definitiva en relación con el o los asuntos del Desacuerdo, dentro de los 15 (quince) Días Hábiles siguientes al de la notificación que haga el Fiduciario.

(iv) El Comité Técnico gozará del plazo de 15 (quince) Días Hábiles mencionado en el párrafo (iii) anterior para llegar a una resolución definitiva en relación con el o los asuntos del Desacuerdo, para evitar continuar con el procedimiento de la presente Cláusula.

(v) Trascurrido el plazo indicado en el párrafo anterior, sin que dentro de los 3 (tres) Días Hábiles al vencimiento de dicho plazo se acredite al Fiduciario por escrito la solución definitiva del Desacuerdo por parte del Comité Técnico, se procederá de la siguiente manera: (i) el Fideicomisario en Primer Lugar podrá, dentro de los 15 (quince) Días Hábiles siguientes al vencimiento del plazo a que se refiere el párrafo (iv) anterior, optar por el ejercicio anticipado de la Opción, solicitando en su caso a los Accionistas DZ del Grupo Vista que, con excepción de la condición para el ejercicio de la Opción establecida en el inciso (e) de la sección 3.4 del Earn-In Agreement relativa al pago acordado, se dispense al Fideicomisario en Primer Lugar del cumplimiento de cualesquiera otras de las condiciones para el ejercicio de la Opción establecidas en los incisos (a) al (d) de la misma sección 3.4 del Earn-In Agreement; o (ii) en caso de que los Accionistas DZ del Grupo Vista decidan no dispensar el cumplimiento de las condiciones para el ejercicio de la Opción en términos del Earn-In Agreement, o bien el Fideicomisario en Primer Lugar no opte por el ejercicio anticipado de la Opción dentro del plazo antes señalado, el Earn-In Agreement y este Contrato se tendrán por terminados en forma definitiva, sin

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responsabilidad alguna para las partes del Earn-In Agreement y de este Contrato, respectivamente, quedando en ese caso únicamente pendiente que el Fiduciario lleve a cabo lo señalado en la Cláusula siguiente.

(vi)  El Fideicomitente y el Fideicomisario en Primer Lugar otorgan de forma expresa su consentimiento para que el Fiduciario lleve a cabo el procedimiento establecido en la presente Cláusula en caso de que el Fiduciario reciba un Aviso de Desacuerdo.

DÉCIMA PRIMERA.             Reversión del Patrimonio Fideicomitido. (a) Conforme a lo previsto en la Cláusula Cuarta inciso (g), en caso de que el Earn-in Agreement se dé por terminado definitivamente conforme a lo previsto en dicho contrato, por cualquier causa distinta del ejercicio de la Opción concedida al Fideicomisario en Primer Lugar, y el Fiduciario reciba en forma indubitable un aviso en ese sentido, ya sea por parte del Fideicomitente o del Fideicomisario en Primer Lugar (el “Aviso de No Ejercicio de la Opción”), al que se adjunte la documentación comprobatoria correspondiente, el Fiduciario llevará a cabo las acciones necesarias para que, dentro de los cinco (5) días naturales siguientes los bienes que integren en dicho momento el Patrimonio Fideicomitido sean revertidos a favor del Fideicomitente para los fines que a juicio exclusivo de este último más convengan a sus propios intereses, incluyendo la posible cancelación de las Acciones DZ Fideicomitidas, hecho lo cual el presente Fideicomiso se considerará extinguido para todos los efectos legales a que haya lugar.

(b)           A fin de que se lleve a cabo la reversión y entrega, en su caso, de los bienes que integren el Patrimonio Fideicomitido en términos de lo dispuesto en el inciso (a) anterior, el Fiduciario transmitirá y, en su caso, entregará los bienes que integren dicho Patrimonio Fideicomitido al Fideicomitente (o a cualquier otra persona que éste designe), y en relación con dicha transferencia y entrega el Fiduciario celebrará y firmará aquellos convenios, documentos e instrumentos, y realizará aquellas acciones, que razonablemente le soliciten a fin de perfeccionar legalmente la transmisión y entrega citada, en el entendido que, cualquier gasto generado por la realización de dichos actos será a cargo de quien haga dicha solicitud.

Las partes expresamente convienen y reconocen que los impuestos y gastos que en su caso se generen en virtud de las acciones descritas en el párrafo anterior serán en todo momento a cargo del Fideicomisario en Segundo Lugar.

DÉCIMA SEGUNDA.            Canje de los Títulos que Amparan  las Acciones DZ Fideicomitidas. En cada ocasión en que se acuerde un aumento del capital social de DZ y su consecuente emisión de acciones representando el mismo y mientras las Acciones DZ Fideicomitidas no sean pagadas íntegramente, el Fiduciario se obliga a realizar los actos y a celebrar los documentos que sean necesarios o convenientes (incluyendo sin limitar, aquellos que sean necesarios para cancelar el título que ampare las Acciones DZ Fideicomitidas, toda vez que no pueden emitirse nuevas acciones del capital social de DZ mientras las emitidas con anterioridad no hayan sido íntegramente pagadas, en cuyo caso, se habrá de emitir un nuevo título que ampare dichas Acciones DZ Fideicomitidas el cual deberá de entregarse al Fiduciario en canje del título anterior objeto de cancelación) para formalizar dichos aumentos de capital en el entendido de que las Acciones DZ Fideicomitidas deberán representar en todo momento, el 60% (sesenta por

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ciento) del capital social autorizado de la Fideicomitente o aquel porcentaje mayor en que, en su caso, se ajuste la Opción otorgada al Fideicomisario en Primer Lugar conforme al Earn-in Agreement, hasta por un máximo de 62.5% (sesenta y dos punto cinco por ciento) del capital social autorizado de la Fideicomitente.

DÉCIMA TERCERA.             Obligaciones y Límite de la Responsabilidad del Fiduciario; Defensa del Patrimonio Fideicomitido.

(a) Límite de la Responsabilidad del Fiduciario. El Fiduciario en todo momento actuará conforme a lo establecido en el presente Contrato y en las disposiciones aplicables; en el entendido que, el Fiduciario no podrá llevar a cabo ningún acto o realizar cualesquier operaciones en condiciones y términos contrarios a la legislación aplicable y a los usos bancarios y en, general, sanas prácticas financieras.

(1)           El Fiduciario no será responsable de: (i) los actos que realice en cumplimiento a lo establecido en el presente Contrato; (ii) los actos que realice en cumplimiento de los contratos y documentos que suscriba conforme a lo previsto en este Contrato; (iii) los actos que realice en cumplimiento de las instrucciones escritas que en su caso reciba por parte del Comité Técnico ni de las instrucciones que en su caso reciba por parte de la Fideicomitente y/o del Fideicomisario en Primer Lugar, siempre y cuando dichas instrucciones se apeguen estrictamente a lo pactado en este Contrato; (iv) cualquier mora o incumplimiento de pago, salvo en aquellos casos en que dicha mora o incumplimiento derive de un incumplimiento por parte del Fiduciario de las obligaciones establecidas en el presente Contrato; y (v) hechos, actos y omisiones directas del Fideicomitente y/o del Fideicomisario en Primer Lugar o de terceros que impidan el cumplimiento de los fines de este Fideicomiso.

(2)           Contabilidad Especial.  El Fiduciario deberá abrir una contabilidad especial para el presente Fideicomiso dentro de la contabilidad de la división fiduciaria del Fiduciario, debiendo registrar en la misma y en su propia contabilidad el Patrimonio del Fideicomiso, según los principios contables aplicables, así como los incrementos o disminuciones del mismo. Invariablemente, deberán coincidir los saldos de las cuentas controladoras de la contabilidad del Fiduciario, con los de la contabilidad especial que lleve para el presente Fideicomiso.

(3)           Actuación de los Apoderados.  El Fiduciario no se hará responsable de la actuación de los apoderados nombrados por instrucción escrita del Comité Técnico, siempre y cuando observe lo señalado en el inciso (b) de la Cláusula Sexta.  Los honorarios profesionales o cualquier otro gasto que se genere para acreditar su actuación se harán con cargo al Fideicomisario en Primer Lugar. El Fiduciario será responsable de la actuación de sus delegados fiduciarios.

(4)           Juicios o Procedimientos.  En el caso de condenas en cualquier juicio o procedimiento que se haya seguido en relación con el Patrimonio del Fideicomiso o contra el Fiduciario en tal carácter, por cualquier tercero, el pago de gastos y costas que en su caso se hayan condenado, serán a cargo del Fideicomisario en Primer Lugar. Esta

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disposición se transcribirá en los poderes que al efecto se otorguen, sin responsabilidad para el Fiduciario.

(5)           Indemnización.  El Fideicomitente y el Fideicomisario en Primer Lugar, según corresponda a cada uno y esté a su respectivo alcance, están obligados a defender y sacar en paz y a salvo al Fiduciario, consejeros, accionistas, funcionarios, sus delegados fiduciarios, empleados, apoderados y demás personal, en caso que se presente reclamación, procedimiento, juicio, demanda, responsabilidad, pérdida, daños, sanciones, acciones o sentencias que fueren presentadas, entabladas, dictadas o impuestas por cualquier persona o autoridad competente en contra del Fiduciario, sus consejeros, funcionarios, accionistas, delegados fiduciarios, empleados, apoderados y demás personal derivadas de su actuación como Fiduciario al amparo del presente Fideicomiso, siempre que las actuaciones del Fiduciario hayan sido realizadas de conformidad con los términos y conforme a los procedimientos establecidos en el presente Fideicomiso y que dichos actos u omisiones no sean realizados por el Fiduciario con negligencia, dolo o mala fe. Por su parte, el Fideicomisario en Primer Lugar se obliga a reembolsar al Fiduciario, sus consejeros, funcionarios, accionistas, delegados fiduciarios, empleados, apoderados y demás personal, cualquier costo, gasto o erogación de cualquier naturaleza (incluyendo gastos y honorarios de asesores legales y abogados) en que incurran de manera razonable y justificada, o cualquier daño o perjuicio que sufran en virtud de alguna reclamación, juicio, procedimiento, demanda, responsabilidad, pérdida, daño, sanción, acción o sentencia entablada, dictada o impuesta en contra del Fiduciario, accionistas, sus delegados fiduciarios, consejeros, funcionarios, empleados, apoderados y demás personal, en relación con la validez y legalidad del presente Fideicomiso o demás documentos relacionados con el mismo, siempre que las actuaciones del Fiduciario hayan sido realizadas de conformidad con los términos y conforme a los procedimientos establecidos en el presente Fideicomiso y que dichos actos u omisiones no sean realizados por el Fiduciario con negligencia, dolo o mala fe.

(6)           Responsabilidad Civil del Fiduciario.  De conformidad con el numeral 5.2 de la Circular 1/2005, el Fiduciario será responsable civilmente por los daños y perjuicios que cause por el incumplimiento de las obligaciones a su cargo en términos del presente Contrato, siendo al igual responsable de aquellas pérdidas que sufra el Patrimonio Fideicomitido por su negligencia, culpa o dolo.

(7)           Políticas y Lineamientos.  En sus operaciones financieras, el Fiduciario observará lineamientos y/o políticas fundamentadas en sanas prácticas financieras, en principios de carácter prudencial de transparencia y de rendición de cuentas.

(8)           Medidas Preventivas.  Conforme a la Circular 1/2005, el Fiduciario ha explicado claramente y en forma inequívoca a las Partes del presente Fideicomiso el contenido del numeral 5.4 de la Circular 1/2005 y las medidas preventivas siguientes:

El Fiduciario podrá realizar las operaciones a que se refiere el numeral 5.4 de la Circular 1/2005, es decir, operaciones con Banco INVEX, S.A., Institución de Banca Múltiple, INVEX Grupo Financiero, actuando por cuenta propia, siempre y cuando se trate de operaciones que la Ley de Instituciones de Crédito o disposiciones que emanen de ella le

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permitan realizar y se establezcan medidas preventivas para evitar conflictos de intereses (las “Operaciones”);

Las Operaciones se llevarán a cabo previa aprobación expresa que, en cada caso, otorgue el Fideicomitente y/o el Fideicomisario en Primer Lugar, según corresponda a cada uno o a ambos conforme a lo señalado en este Contrato, mediante las instrucciones escritas que el mismo dé al Fiduciario a través de algún medio que deje constancia documental, incluso en medios electrónicos;

En la realización de las Operaciones, los derechos y obligaciones del Fiduciario actuando con tal carácter y por cuenta propia no se extinguirán por confusión; y el departamento o área de Banco INVEX, S.A., Institución de Banca Múltiple, INVEX Grupo Financiero que realice operaciones, actuando por cuenta propia, y el departamento o área fiduciaria del Fiduciario, no deberán ser dependientes directamente entre ellas.

(b) Defensa del Patrimonio Fideicomitido. (1) En caso que exista cualquier conflicto en relación con, o necesidad de defender, el Patrimonio Fideicomitido el Fiduciario deberá notificar dicha circunstancia por escrito al Fideicomitente (con copia que se envíe por servicio especializado de mensajería a los Accionistas DZ del Grupo Vista) y al Fideicomisario en Primer Lugar, en un plazo que no exceda de 2 (dos) Días Hábiles a partir de la fecha en que tenga conocimiento de la circunstancia respectiva, y otorgar uno o varios poderes generales o especiales en los términos y condiciones que para tal efecto indique el Fideicomitente conjuntamente con el Fideicomisario en Primer Lugar. Todos los honorarios y demás gastos y costos que se causen con motivo de dicho conflicto o defensa, correrán a cargo del Fideicomisario en Primer Lugar. El Fiduciario no será responsable de las actuaciones de los apoderados correspondientes y su responsabilidad se limitará al otorgamiento de los poderes mencionados.

(2)           Actos Urgentes.  Cuando se requiera la realización de actos urgentes, o suceda cualquier circunstancia no prevista en el presente Fideicomiso, cuya falta de atención inmediata pueda causar perjuicios notorios al Patrimonio Fideicomitido a juicio del Fiduciario, el Fiduciario deberá dar aviso de inmediato al Fideicomitente (con copia que se envíe por servicio especializado de mensajería a los Accionistas DZ del Grupo Vista) y al Fideicomisario en Primer Lugar, a más tardar el Día Hábil siguiente a la fecha en que tenga noticia de haberse presentado dicha circunstancia, y podrá actuar conforme a lo que establece la legislación aplicable, protegiendo el Patrimonio Fideicomitido; en el entendido que, si por cualquier causa no se designare un apoderado dentro de los 5 (cinco) Días Hábiles siguientes a dicha urgencia, el Fiduciario podrá designar al Apoderado sin su responsabilidad. El Fiduciario podrá recuperar del Fideicomisario en Primer Lugar cualquier cantidad en que haya incurrido por los actos llevados a cabo en atención a lo que se señala en este párrafo.

(3)           Actos No Contemplados en el Fideicomiso.  En caso que se presenten situaciones no previstas dentro del presente Contrato o que el Fiduciario deba llevar a cabo actos no establecidos en el mismo, distintos a los mencionados en el párrafo anterior, el Fiduciario deberá dar aviso de dicha circunstancia al Fideicomitente (con copia que se envíe por servicio especializado de mensajería a los Accionistas DZ del Grupo Vista) y al

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Fideicomisario en Primer Lugar, a más tardar al segundo Día Hábil siguiente a la fecha en que el Fiduciario tenga conocimiento de dicha situación, a fin de que los mismos conjuntamente giren las instrucciones que consideren convenientes o necesarias al Fiduciario a efecto de que éste actúe en consecuencia.

DÉCIMA CUARTA.               Prohibiciones Legales. Para los efectos establecidos en el punto 5.5 de las disposiciones que en materia de fideicomisos emitió el Banco de México, mediante la circular 1/2005, el Fiduciario hace del conocimiento de las demás partes de este Contrato el texto de los siguientes artículos que establecen prohibiciones a la institución fiduciaria en la celebración de los fideicomisos:

De la Ley General de Títulos y Operaciones de Crédito:

ARTÍCULO 382.            “…Es nulo el fideicomiso que se constituye a favor del fiduciario, salvo lo dispuesto en el párrafo siguiente, y en las demás disposiciones legales aplicables.

La institución fiduciaria podrá ser fideicomisaria en los fideicomisos que tengan por fin servir como instrumentos de pago de obligaciones incumplidas, en el caso de créditos otorgados por la propia institución para la realización de actividades empresariales. En este supuesto, las partes deberán convenir los términos y condiciones para dirimir posibles conflictos de intereses…”

ARTÍCULO 394. Quedan prohibidos:

I.  Los fideicomisos secretos;

II.              Aquellos en los cuales el beneficio se conceda a diversas personas sucesivamente que deban substituirse por muerte de la anterior, salvo el caso de que la sustitución se realice a favor de personas que estén vivas o concebidas ya, a la muerte de la fideicomitente, y

III.           Aquellos cuya duración sea mayor de cincuenta años, cuando se designe como beneficiario a una persona moral que no sea de derecho público o institución de beneficencia. Sin embargo, pueden constituirse con duración mayor de cincuenta años cuando el fin del fideicomiso sea el mantenimiento de museos de carácter científico o artístico que no tengan fines de lucro…”

De la Ley de Instituciones de Crédito:

“ARTÍCULO 106.                                A las instituciones de crédito les estará prohibido:

XIX.           En la realización de las operaciones a que se refiere la fracción XV del artículo 46 de esta Ley:

a)           [Derogado]

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b)           Responder a los fideicomitentes, mandantes o comitentes, del incumplimiento de los deudores, por los créditos que se otorguen, o de los emisores, por los valores que se adquieran, salvo que sea por su culpa, según lo dispuesto en la parte final del artículo 391 de la Ley General de Títulos y Operaciones de Crédito, o garantizar la percepción de rendimientos por los fondos cuya inversión se les encomiende.

Si al término del fideicomiso, mandato o comisión constituidos para el otorgamiento de créditos, éstos no hubieren sido liquidados por los deudores, la institución deberá transferirlos al fideicomitente o fideicomisario, según sea el caso, o al mandante o comitente, absteniéndose de cubrir su importe.

En los contratos de fideicomiso, mandato o comisión se insertará en forma notoria lo dispuesto en este inciso y una declaración de la fiduciaria en el sentido de que hizo saber inequívocamente su contenido a las personas de quienes haya recibido bienes o derechos para su afectación fiduciaria;

c)           Actuar como fiduciarias, mandatarias o comisionistas en fideicomisos, mandatos o comisiones, respectivamente, a través de los cuales se capten, directa e indirectamente, recursos del público, mediante cualquier acto causante de pasivo directo o contingente, excepto tratándose de fideicomisos constituidos por el Gobierno Federal a través de la Secretaría de Hacienda y Crédito Público, y de fideicomisos a través de los cuales se emitan valores que se inscriban en el Registro Nacional de Valores de conformidad con lo previsto en la Ley del Mercado de Valores;

d)           Desempeñar los fideicomisos, mandatos o comisiones a que se refiere el segundo párrafo del artículo 88 de la Ley de Sociedades de Inversión;

e)           Actuar en fideicomisos, mandatos o comisiones a través de los cuales se evadan limitaciones o prohibiciones contenidas en las leyes financieras;

f)           Utilizar fondos o valores de los fideicomisos, mandatos o comisiones destinados al otorgamiento de créditos, en que la fiduciaria tenga la facultad discrecional, en el otorgamiento de los mismos para realizar operaciones en virtud de las cuales resulten o puedan resultar deudores sus delegados fiduciarios; los miembros del consejo de administración o consejo directivo, según corresponda, tanto propietarios como suplentes, estén o no en funciones; los comisarios propietarios o suplentes, estén o no en funciones, los auditores externos de la institución; los miembros del comité técnico del fideicomiso respectivo; los ascendientes o descendientes en primer grado o cónyuges de las personas citadas, las sociedades en cuyas asambleas tengan mayoría dichas personas o las mismas instituciones, asimismo aquellas personas que el Banco de México determine mediante disposiciones de carácter general, y

g)           Administrar fincas rústicas, a menos que hayan recibido la administración para distribuir el patrimonio entre herederos, legatarios, asociados o acreedores, para pagar una obligación o para garantizar su cumplimiento con el valor de la misma finca o de sus productos, y sin que en estos casos la administración exceda del

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plazo de dos años, salvo los casos de fideicomisos a la producción o fidecomisos de garantía.

h)           Celebrar fideicomisos que administren sumas de dinero que aporten periódicamente grupos de consumidores integrados mediante sistemas de comercialización, destinados a la adquisición de determinados bienes o servicios, de los previstos en la Ley Federal de Protección al Consumidor.

Cualquier pacto contrario a lo dispuesto en los incisos anteriores, será nulo…”.

De la circular 1/2005 del Banco de México:

6.1           En la celebración de Fideicomisos, las Instituciones Fiduciarias tendrán prohibido lo siguiente:

a)           Cargar al patrimonio fideicomitido precios distintos a los pactados al concertar la operación de que se trate;

b)           Garantizar la percepción de rendimientos o precios por los fondos cuya inversión se les encomiende; y

c)           Realizar operaciones en condiciones y términos contrarios a sus políticas internas y a las sanas prácticas financieras.

6.2           Las Instituciones Fiduciarias no podrán celebrar operaciones con valores, títulos de crédito o cualquier otro instrumento financiero, que no cumplan con las especificaciones que se hayan pactado en el contrato de Fideicomiso correspondiente.

6.3           Las Instituciones Fiduciarias no podrán llevar a cabo tipos de Fideicomiso que no estén autorizadas a celebrar de conformidad con las leyes y disposiciones que las regulan.

6.4           En ningún caso las Instituciones Fiduciarias podrán cubrir con cargo al patrimonio fideicomitido el pago de cualquier sanción que les sea impuesta a dichas Instituciones por alguna autoridad.

6.5           En los Fideicomisos de garantía, las Instituciones de Fianzas y las Sofoles no podrán recibir sino bienes o derechos que tengan por objeto garantizar las obligaciones de que se trate.

6.6           Las Instituciones Fiduciarias deberán observar lo dispuesto en los artículos 106 fracción XIX de la ley de Instituciones de Crédito, 103 fracción IX de la Ley del Mercado de Valores, 62 fracción VI de la Ley General de Instituciones y Sociedades Mutualistas de Seguros y 60 fracción VI Bis de la Ley Federal de Instituciones de Fianzas y 16 de la Ley Orgánica de la Financiera Rural, según corresponda a cada Institución.”

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DÉCIMA QUINTA.                Sustitución del Fiduciario.  (a) Sujeto a lo señalado en los incisos (d) y (e) siguientes, el Fiduciario podrá dar por terminada su actuación como fiduciario conforme al presente, mediante aviso por escrito al Fideicomitente (con copia que se envíe por servicio especializado de mensajería a los Accionistas DZ del Grupo Vista) y al Fideicomisario en Primer Lugar por lo menos con sesenta (60) días naturales de anticipación. Sujeto a lo señalado en el inciso (d) siguiente, el nombramiento del Fiduciario también podrá darse por terminado mediante aviso por escrito que reciba por parte del Fideicomitente, los Accionistas DZ del Grupo Vista y el Fideicomisario en Primer Lugar de manera conjunta, por lo menos con sesenta (60) días naturales de anticipación.

(b)           Si el Fiduciario dejare de actuar como fiduciario conforme al presente Contrato, debido a una terminación anticipada de acuerdo con el inciso (a) anterior, el Fiduciario preparará estados de cuenta, balances y cuentas relacionadas respecto del Patrimonio Fideicomitido mismos que deberán entregarse al Fideicomisario en Primer Lugar y el Fideicomitente dentro de los treinta (30) días naturales siguientes a que ocurra dicha terminación.  El Fideicomitente, los Accionistas DZ del Grupo Vista y el Fideicomisario en Primer Lugar, tendrán quince (15) días naturales, contados a partir de su recepción, para examinar y objetar dichos estados de cuenta, balances y cuentas y si al término de dicho periodo no existiere objeción alguna, los estados de cuenta, balances y cuentas se tendrán por aprobados por el Fideicomitente, los Accionistas DZ del Grupo Vista y el Fideicomisario en Primer Lugar.

(c)           En caso de ser posible el Fiduciario tendrá el derecho, pero no la obligación, de buscar a un fiduciario substituto al cual podrá cederle todos sus derechos y obligaciones derivados del presente Contrato y transmitirle el Patrimonio Fideicomitido siempre que se trate de alguna de las instituciones señaladas en el Anexo 13 de este Contrato, sin más formalidades que (1) el consentimiento por escrito del Fideicomitente, los Accionistas DZ del Grupo Vista y el Fideicomisario en Primer Lugar, (2) hacer constar dicha cesión y transmisión (i) en instrumento público o (ii) en instrumento privado ratificado ante fedatario público, y (3) dar aviso de lo anterior a las partes del presente Contrato dentro de los 5 (cinco) Días Hábiles siguientes en que suceda la cesión y transmisión correspondiente.

(d)           El Fideicomitente, los Accionistas DZ del Grupo Vista y el Fideicomisario en Primer Lugar, actuando conjuntamente, tendrán el derecho de designar a cualquier fiduciario sucesor;

(e)           El Fiduciario continuará actuando como fiduciario conforme al presente Contrato hasta que un fiduciario sustituto haya sido designado y dicho fiduciario sustituto haya aceptado tal designación, en el entendido de que el Fideicomitente, los Accionistas DZ del Grupo Vista y Fideicomisario en Primer Lugar deberán realizar todos los esfuerzos razonables para designar el fiduciario sustituto.

(f)           El fiduciario sustituto tendrá los mismos derechos y obligaciones que el Fiduciario conforme al presente Contrato y será el “Fiduciario” para todos los efectos de lo dispuesto en este Contrato.

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DÉCIMA SEXTA.                  Honorarios del Fiduciario y Gastos. El Fideicomisario en Primer Lugar conviene en pagarle al Fiduciario los honorarios señalados en el Anexo 14 así como los demás costos y gastos, razonables y documentados en que incurra el Fiduciario con motivo de la ejecución de la garantía objeto del Fideicomiso.

DÉCIMA SÉPTIMA.             Obligaciones Fiscales.   (a)  El cumplimiento de las obligaciones de orden fiscal que en todo caso deriven conforme a este Contrato serán estricta responsabilidad de la parte a la que correspondan conforme a lo establecido en este Contrato, quedando el Fiduciario eximido de toda responsabilidad por estos conceptos y quedando la parte obligada según corresponda legalmente comprometida a acreditar al Fiduciario dicho cumplimiento para los efectos legales conducentes. En el caso de que las disposiciones de carácter fiscal sean reformadas y llegue a existir una carga fiscal con respecto a este Contrato o a las transacciones en él contempladas, estas también serán de la estricta responsabilidad de la parte a la que correspondan conforme a lo establecido en este Contrato, incluyendo la obligación del Fideicomitente de cumplir con las obligaciones que a cada uno le derivan respecto de la Ley del Impuesto Empresarial a Tasa Única (IETU).

(b)           En el caso de que por cualquier motivo las autoridades fiscales requieran el pago de cualquier contribución al Fiduciario, éste lo informará oportunamente al Fideicomitente, con copia para los Accionistas DZ del Grupo Vista y al Fideicomisario en Primer Lugar para que, en cumplimiento de ésta responsabilidad, la parte a la que correspondan tales contribuciones lleve a cabo los trámites y pagos necesarios.

(c)           En el caso de que el Fideicomitente no cumpliera con su responsabilidad y el Fiduciario sea requerido de hacer el pago de cualquier contribución, el Fiduciario lo cubrirá con cargo al Patrimonio Fideicomitido y dará aviso por escrito al Fideicomitente. En tal caso, el Fideicomitente tendrá la obligación de restituir al Patrimonio del Fideicomiso íntegramente todas las cantidades pagadas.

(d)           El Fideicomitente y el Fideicomisario en Primer Lugar, según corresponda, sacarán en paz y a salvo e indemnizarán al Fiduciario en caso de alguna contingencia en materia fiscal derivada de la operación del presente Fideicomiso, siempre y cuando la misma no derive de la culpa o negligencia del Fiduciario (incluyendo gastos y honorarios, razonables y debidamente documentados, de asesores fiscales y abogados).

(e)           No obstante lo dispuesto en los incisos (a) al (d) anteriores, el Fideicomitente o el Fideicomisario en Primer Lugar, según corresponda, sólo asumirá la responsabilidad prevista en esta Cláusula Décima Sexta cuando sea su responsabilidad conforme a la ley aplicable.

Todos los gastos que se causen con motivo de la celebración del presente Contrato o en ejecución del cumplimiento de sus fines correrán por cuenta del Fideicomisario en Primer Lugar. El Fiduciario en ningún caso tendrá la obligación de hacer desembolsos de su patrimonio para cubrir tales gastos, pero deberá dar aviso con suficiente oportunidad al Fideicomisario en Primer Lugar sobre la necesidad de cubrir los mismos para que se le provea de los fondos suficientes con la debida anticipación.

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DÉCIMA OCTAVA.              Informes. El Fiduciario conviene en proporcionar trimestralmente al Fideicomisario en Primer Lugar y al Fideicomitente con copia para los Accionistas DZ del Grupo Vista, un estado de cuenta trimestral respecto del Patrimonio Fideicomitido.  Dichos estados de cuenta deberán ser entregados dentro de los 5 (cinco) primeros Días Hábiles de los meses de abril, julio, octubre y enero respecto de los trimestres comprendidos de enero a marzo, abril a junio, julio a septiembre y octubre a diciembre, respectivamente.  Lo anterior, en el entendido de que el primer y último estado de cuenta podrá referirse a un trimestre irregular.  El Fideicomisario en Primer Lugar y el Fideicomitente tendrán un plazo de diez (10) Días Hábiles, contados a partir de la fecha en que hayan recibido los estados de cuenta que correspondan, para revisar y aprobar su contenido.  Si el Fideicomisario en Primer Lugar y el Fideicomitente, no proporcionan comentarios al Fiduciario dentro de diez (10) Días Hábiles, toda la información de los estados de cuenta será final y obligatoria para todas las partes.

Asimismo, el Fiduciario conviene en proporcionar al Fideicomisario en Primer Lugar, al Fideicomitente y a los Accionistas DZ del Grupo Vista toda la información que razonablemente le soliciten en relación con este Contrato y el Patrimonio Fideicomitido específicamente vinculada con sus servicios bajo el presente Contrato.

DÉCIMA NOVENA.     Del Portal Fiduciario. Las Partes declaran estar enteradas del contenido y alcance de los términos y condiciones del “Contrato de Prestación de Servicios por Internet”, para el acceso a la página http://www.invexfiduciario.com denominada “Portal Fiduciario”, el cual se adjunta al presente como Anexo 15.  Por virtud de lo anterior, las Partes manifiestan su consentimiento en suscribir dicho contrato con el Fiduciario a efecto de llevar a cabo las operaciones descritas en el mismo, las cuales se encuentran relacionadas con los fines del presente Fideicomiso, para todos los efectos legales a que haya lugar.

VIGÉSIMA.                            Duración e Irrevocabilidad. Este Contrato será irrevocable y permanecerá en vigor por el plazo necesario para cumplir los fines aquí establecidos, y no podrá darse por terminado sino hasta que: (i) las Obligaciones Garantizadas se hubieren cumplido en su totalidad, ya sea por haberse presentado al Fiduciario en términos de lo previsto en la Cláusula Cuarta, un Aviso de Ejercicio de la Opción, un Aviso Alternativo de Ejercicio de la Opción, o un Aviso de No Ejercicio de la Opción y haberse llevado a cabo los actos que sean consecuencia de cualquiera de dichos avisos; o (ii) por haber transcurrido un máximo de 30 (treinta) meses de la fecha de celebración de este Contrato, sin que las partes del mismo lo prorroguen expresamente y por escrito.

VIGÉSIMA PRIMERA         Notificaciones. Todas las notificaciones y otras comunicaciones derivadas del presente Contrato, deberán constar por escrito o en la forma señalada en este Contrato, en idiomas español e inglés (o acompañadas por una traducción al idioma español o inglés según sea necesario, en el entendido de que en caso de controversia la versión en español deberá prevalecer) y estar dirigidas a los domicilios que se señalan abajo, o a cualquier otra dirección o número de transmisión de fax que sea determinado por el destinatario de las mismas, mediante notificación por escrito a las otras partes.  Tales notificaciones y comunicaciones deberán ser entregadas personalmente o por

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transmisión vía fax dirigidas de la manera descrita arriba, y surtirán efectos si son entregadas por mensajero, a su recepción, o si fueren enviadas vía fax cuando sean transmitidas en días y horas hábiles y se haya recibido confirmación de envío.  Las partes señalan como sus domicilios los siguientes:

El FIDUCIARIO:
Torre Esmeralda I
Blvd. Manuel Ávila Camacho 40, piso 9
Col. Lomas de Chapultepec
Delegación Miguel Hidalgo
11000, México, D.F.
At’n: Ricardo Calderón Arroyo y/o Edgar Figueroa Pantoja
Tel: 5350-3333
Fax: 5350-3399

EL FIDEICOMITENTE Y FIDEICOMISARIO EN SEGUNDO LUGAR:
Desarrollos Zapal, S.A. de C.V.
Sonora No. 760 E/Gómez Farías
Col. Pueblo Nuevo
23060 La Paz, B.C.S.
At’n: Ing. Héctor Araya M.

c.c.p. Vista Gold Corp. y Accionistas DZ del Grupo Vista
Suite 5, 7961Shaffer Parkway
Littleton, Colorado U.S.A
80127
At’n: Frederick H. Earnest

(en el entendido que cualquier notificación al Fideicomitente se entenderá válida hasta la fecha que sea entregada la copia aquí prevista)

EL FIDEICOMISARIO EN PRIMER LUGAR:	Torre Palmas Av. de las Palmas No. 735 – 402 Col. Lomas de Chapultepec 11010 México, D.F. At´n: John Detmold

VIGÉSIMA  TERCERA.       Modificaciones. Este Contrato sólo podrá modificarse con el consentimiento por escrito de todas las partes que suscriben este Contrato.

VIGÉSIMA CUARTA.          Cesiones. Ni el Fiduciario ni el Fideicomitente podrá ceder o transferir sus derechos o delegar sus obligaciones conforme a este Contrato, excepto con el consentimiento previo y por escrito del Fideicomisario en Primer Lugar. El Fideicomisario en Primer Lugar podrá ceder sus derechos y obligaciones derivados del

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presente Contrato, siempre que dicha cesión de derechos y obligaciones se haga en forma total y no parcial, con base en y de acuerdo con los términos y condiciones establecidos en el Earn-In Agreement, bastando para ello que le notifique por escrito al Fiduciario dicha cesión.

VIGÉSIMA QUINTA.           Indemnización. (a) El Fideicomitente y el Fideicomisario en Primer Lugar por este conducto expresamente liberan al Fiduciario de cualquier responsabilidad derivada de, o en relación con, la celebración de este Contrato, salvo que medie dolo, negligencia grave o mala fe por parte del Fiduciario, o que éste incurra en incumplimientos, y el Fideicomisario en Primer Lugar se obliga a sacar en paz y a salvo al Fiduciario y a indemnizarlo de cualquier daño y perjuicio en relación con la celebración de este Contrato o el cumplimiento de sus fines, salvo que ello derive del dolo, negligencia grave o mala fe del Fiduciario.

(b)           El Fideicomisario en Primer Lugar se obliga a reembolsar al Fiduciario y a sus representantes de cualquier gasto o erogación de cualquier naturaleza (incluyendo honorarios o gastos legales razonables) en que incurran o cualquier daño o perjuicio que sufran en virtud de alguna reclamación, juicio, procedimiento o demanda entablada en México o en el extranjero, en contra del Fiduciario en relación con cualquiera de los actos que éstos lleven a cabo en estricto apego a los términos de este Contrato.

(c)           El Fiduciario no estará obligado a ejercer acción alguna conforme a este Contrato que lo exponga a responsabilidad o de sus funcionarios o contra su patrimonio, o que sea contraria a este Contrato o a las leyes aplicables.

(d)           El Fiduciario en ningún caso tendrá la facultad u obligación de utilizar su propio patrimonio para los fines del presente Fideicomiso.

(e)           Sin perjuicio de cualesquiera derechos del Fiduciario conforme al presente Contrato y sujeto a los demás términos y condiciones previstos en el mismo, el Fiduciario responderá civilmente por los daños y perjuicios que cause por el incumplimiento de las obligaciones a su cargo asumidas en el Contrato.

VIGESIMA SEXTA.              Legislación Aplicable, Interpretación y Jurisdicción. (a) Este Contrato se regirá por las disposiciones legales aplicables en los Estados Unidos Mexicanos (México).  Todas las desavenencias o controversias que surjan, deriven o se relacionen con este Contrato serán resueltas definitivamente en arbitraje, de acuerdo con las Reglas de Arbitraje del Centro de Arbitraje de México (CAM), por uno o tres árbitros que sean nombrados conforme a dichas Reglas. Las leyes aplicables serán las mencionadas el inicio de esta Cláusula. El lugar del arbitraje será la Ciudad de México, Distrito Federal. El idioma del arbitraje será el español; sin embargo, las partes podrán presentar ante el árbitro o árbitros documentos ya sea en idioma inglés o en español, según hayan sido originalmente preparados, celebrados o intercambiados entre ellas, por lo que el árbitro o árbitros deberán tener amplio conocimiento de ambos idiomas. El laudo arbitral que emita el árbitro único o el panel arbitral será final y definitivo, por lo que las partes expresamente renuncian al derecho de presentar cualquier recurso en contra del mismo y de la misma

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manera renuncian irrevocablemente a cualquier otra jurisdicción que por razón de su domicilio presente o futuro o por cualquier otro motivo pudiera corresponderles.

(b)           El Fideicomitente y el Fideicomisario en Primer Lugar reconocen y convienen que (i) el Fiduciario se ha sometido exclusivamente a arbitraje en los términos previstos en el párrafo que antecede, con respecto a este Contrato, las operaciones subyacentes a este Contrato y las operaciones contempladas y derivadas del mismo y, por lo tanto, no puede ser demandado o requerido en otros tribunales u órganos jurisdiccionales, y (ii) el Fiduciario no podrá ser sometido a juicio por jurado fuera de México, respecto de este Contrato o las operaciones contempladas en el mismo.

VIGÉSIMA SÉPTIMA.          Ejemplares. Este Contrato se firma en tres (3) ejemplares, un (1) ejemplar para el Fideicomitente, un (1) ejemplar para el Fiduciario y un (1) ejemplar para el Fideicomisario en Primer Lugar. El presente Contrato podrá celebrarse en cualquier número de copias, cada una de las cuales será un original, y en su conjunto constituirán un solo Contrato; las páginas firmadas podrán ser desprendidas de las copias y adheridas a una sola copia para que todas las páginas firmadas se encuentren físicamente en el mismo documento.

EN TESTIMONIO DE LO CUAL, las partes del presente celebran este Contrato en la fecha indicada al principio de este Contrato.

EL FIDEICOMITENTE Desarrollos Zapal, S.A. de C.V.

Por: _________________________________________
Nombre: Juan Eugenio Pizarro-Suárez Vergara-Lope
Cargo: Representante Legal

EL FIDUCIARIO Banco INVEX, S.A., Institución de Banca Múltiple INVEX Grupo Financiero

Por: _________________________________________
Nombre: Mauricio Rangel Laisequilla
Cargo: Delegado Fiduciario

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EL FIDEICOMISARIO EN PRIMER LUGAR Invecture Group, S.A. de C.V.

Por: _________________________________________
Nombre: Michael John Detmold Macphee
Cargo: Representante Legal

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Anexo 1

Copia del Earn-In Agreement

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Anexo 11

Inventarios de Bienes Fideicomitidos

1.
155’945,828 (ciento cincuenta y cinco millones novecientas cuarenta y cinco mil ochocientas veintiocho) acciones ordinarias, nominativas, sin expresión de valor nominal y pagadoras, representativas del capital social de Desarrollos Zapal, S.A. de C.V.

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 Anexo 13

Relación de Instituciones de Crédito como Fiduciario Sustituto

Cualquier institución de crédito mexicana de reconocido prestigio, excepto por Banco Nacional de México, S.A., Integrante del Grupo Financiero Banamex, Banco Santander, S.A., Institución de Banca Múltiple, Grupo Financiero Santander y cualquier afiliada de dichas instituciones (o sus cesionarios o causahabientes).

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Anexo 14

Honorarios del Fiduciario

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Anexo 15
Contrato de Prestación de Servicios por Internet.

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APPENDIX 7

Form of Shareholders’ Agreement

SHAREHOLDERS’ AGREEMENT

Among

INVECTURE GROUP, S.A. DE C.V.

And

DESARROLLOS ZAPAL HOLDINGS CORP.

And

DESARROLLOS ZAPAL, S.A. DE C.V.

[Date]

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TABLE OF CONTENTS

ARTICLE I DEFINITIONS		6
1.1	Definitions	6

ARTICLE II REPRESENTATIONS AND WARRANTIES of Shareholders		14
2.1	Capacity of Shareholder	14
2.2	Survival	14

ARTICLE III NAME, PURPOSES AND TERM		14
3.1	General	14
3.2	Purposes	15
3.3	Effective Date and Term	15
3.4	Corporate Domicile and Legal Representatives	15
3.5	Constating Documents	15
3.6	Agreement to be Bound	16

ARTICLE IV RELATIONSHIP OF SHAREHOLDERSARTICLE III NAME, PURPOSES AND TERM		16
4.1	No Partnership	16
4.2	No Holding Out	16
4.3	Implied Covenants, No Additional Duties	16
4.4	Waiver of Right to Partition	17
4.5	Constating Documents	17
4.6	Transfer of Shares	17
4.7	Liabilities; Indemnification	17
4.8	Extraordinary Matters	19

ARTICLE V CONTRIBUTIONS BY SHAREHOLDERS		21
5.1	Shareholders’ Initial Contributions	21
5.2	Funding of Company	21
5.3	Elimination of Minority Interest	24
5.4	Return of Contributions	25
5.5	Bankruptcy, Insolvency or Dissolution of a Shareholder	25
5.6	Continuing Obligations and Liabilities of Shareholders	25
5.7	Indemnity by Shareholders for Company Liabilities	26

ARTICLE VI BOARD OF DIRECTORS		26
6.1	General Responsibility and Authority	26
6.2	Matters to be Decided	27
6.3	Appointment of Directors to the Board	27
6.4	Frequency of Meetings	28
6.5	Notice of and Place of Meetings	28
6.6	Quorum	28
6.7	Adjournment for Lack of Quorum	28
6.8	Chairman and Secretary	29
6.9	Voting	29
6.10	Decision by Written Consent	29
6.11	Decisions Binding on Parties	29
6.12	Director Nominees' Expenses	29
6.13	Power to Establish Other Rules	29
6.14	No Power to Bind	29

ARTICLE VII OPERATOR		30
7.1	Operator	30
7.2	Removal of Operator	30

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ARTICLE VIII TECHNICAL COMMITTEE		30
8.1	Establishment and Purpose	30
8.2	Frequency of Meetings	31
8.3	Notice of and Place of Meetings	31
8.4	Quorum	31
8.5	Chairman and Secretary	31

ARTICLE IX RESTRICTIONS		32
9.1	Area of Interest	32
9.2	Right of First Refusal	33
9.3	Non-Compete Covenants	35

ARTICLE X NO OTHER SHAREHOLDERS		35
10.1	No Other Shareholders	35

ARTICLE XI DISTRIBUTIONS		35
11.1	Distributions	35

ARTICLE XII SHAREHOLDER MEETINGS		36
12.1	Frequency of, Notice and Place of Meetings	36

ARTICLE XIII TAXATION AND ROYALTY/PRODUCTION PAYMENTS		36
13.1	General	36
13.2	Royalties, Production Taxes and Other Payments Based on Production	36

ARTICLE XIV ABANDONMENT AND SURRENDER OF PROPERTIES		36
14.1	Surrender or Abandonment of Property	36

ARTICLE XV CONFIDENTIALITY		37
15.1	General	37
15.2	Exceptions	37
15.3	Duration of Confidentiality	37
15.4	Press Releases	37

ARTICLE XVI COMPLIANCE WITH POLICY ON INTERNATIONAL BUSINESS CONDUCT		38
16.1	International Business Conduct	38

ARTICLE XVII TERMINATION		38
17.1	Termination	38
17.2	Liquidation and Termination After Dissolution	38
17.3	Right to Data After Termination	39
17.4	Continuing Authority	39

ARTICLE XVIII GENERAL PROVISIONS		39
18.1	Currency	39
18.2	Headings	39
18.3	Number and Gender	39
18.4	Entire Agreement	40
18.5	No Assignment	40
18.6	Time of Essence	40
18.7	Statutes	40
18.8	"or" and "including"	40
18.9	Business Days	40
18.10	Severability	40
18.11	Exhibits	40
18.12	Force Majeure	40
18.13	Notice	41
18.14	Waiver	43

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18.15	Amendment	43
18.16	Enurement	43
18.17	Legal Representation	43
18.18	Governing Law	43
18.19	Disputes	43
18.20	Rule Against Perpetuities	44
Counterparts and Electronic Delivery		44

EXHIBIT A –	PROPERTY DESCRIPTION	A - 1
EXHIBIT B –	OPERATOR AGREEMENT	B - 1

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SHAREHOLDERS’ AGREEMENT

THIS AGREEMENT made as of ● (the “Effective Date”),

AMONG:

INVECTURE GROUP, S.A. DE C.V., a sociedad anόnima de capital variable existing under the laws of Mexico

(“Invecture”)

AND:

DESARROLLOS ZAPAL HOLDINGS CORP., a corporation existing under the laws of the Province of British Columbia

(“DZHC”, and together with Invecture,
the “Shareholders”, and each a “Shareholder”)

AND:

DESARROLLOS ZAPAL S.A. DE C.V., a sociedad anόnima de capital variable existing under the laws of Mexico

(the “Company”,
and together with the Shareholders, the “Parties”, and each a “Party”)

WHEREAS:

A. The Company owns the Concordia gold project and certain other mineral interests and properties in the State of Baja California Sur, Mexico, as more particularly described in Exhibit A;

B. The Shareholders, the Company and Granges Inc. (“Granges”) entered into an earn-in right agreement dated February ●, 2012 (the “Earn-In Agreement”) pursuant to which DZHC and Granges granted Invecture the exclusive right to earn 60% of the outstanding Shares (defined below) of the Company (the “Earn-In Right”);

C. Invecture has exercised the Earn-In Right in accordance with the terms of the Earn-In Agreement;

D. Immediately following Invecture’s exercise of the Earn-In Right, Granges transferred the one Share it owned to DZHC;

E. The authorized capital of the Company consists of the ordinary (common), nominative, non-par value voting shares (the “Shares”), of which [259,909,715] Shares are issued and outstanding as fully subscribed and paid and non-assessable shares of the Company and registered in the following names and proportions:

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Name of Shareholder	Number of Shares	Proportion of Shares
Invecture	[155,945,829]	60%
DZHC	[103,963,886]	40%

F. The Parties wish to enter into this Agreement to replace the Earn-in Right Agreement and to govern the respective rights and obligations of the Shareholders in their capacity as shareholders of the Company and their agreement regarding certain aspects of the organization and management of the Company and other related matters.

    NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties agree as follows:

ARTICLE I
DEFINITIONS

1.1        Definitions –  In this Agreement, any capitalized terms used herein not otherwise defined with the first reference to such term or in the Exhibits, shall have the following meanings:

(a)	“Acquired Property” has the meaning ascribed thereto in Section 9.1.

(b)	“Acquiring Shareholder” has the meaning ascribed thereto in Section 9.1.

(c)	“Acquisition Notice” has the meaning ascribed thereto in Section 9.1(a).

(d)
“Affiliate” means any Person related to a Party in such way that either the Party or such Person directly or indirectly Controls, is controlled by, or is under common control with, the other and includes a partnership over whom a Party exercises Control and a joint venture in which a Party holds at least 50% voting or equity interest.

(e)
“Agreement” means this Shareholders’ Agreement including the Recitals and all Exhibits to this Shareholders’ Agreement, as amended, supplemented, restated and replaced from time to time in accordance with its provisions.

(f)	“Approved Program and Budget” means a Program and Budget first approved by the Board of Directors and then approved by Shareholders holding at least 75% of the Shares in aggregate.

(g)	“Area of Interest” means the areas that are each within two kilometres of the outer boundary of each of the Properties.

(h)
“Assets” means the mining  concessions or other ownership documents respecting the Properties, and any and all other rights (including contract rights), real or personal property and assets (including existing and after acquired property) and infrastructure acquired or developed by the Company or with respect to the Properties, as the same

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may exist from time to time, including all Mineral Products, tenements, facilities, supplies and equipment relating to operations thereat.

(i)	“Board” or “Board of Directors” means the board of directors of the Company, as from time to time elected or appointed in accordance with applicable Laws, this Agreement and the Constating Documents.

(j)
“Budget” means a detailed written estimate of expenditures, production and revenues of the Company during a Budget Period, together with a description of the Programs and Operations to be performed during such Budget Period.

(k)	“Budget Period” means the time period covered by an approved Budget and Program.

(l)	“Business Day” means Monday to Friday of each week, local time, except such days designated as statutory holidays in Mexico City, Mexico.

(m)	“CAM” means the Centro de Arbitraje de México (Arbitration Centre of Mexico).

(n)	“Chairman” means the chairman of the Board of Directors.

(o)
“Change in Scope” means a change or cumulative changes to the design of the Mine, including the method of mining or mineral processing, contemplated by the Feasibility Report with a cost or costs that differ by more than five percent (5%) of the total costs for construction of the Mine estimated in the Feasibility Study, including the cost contingency reflected therein (whether above or below such total costs).  For greater certainty, a cost overrun in the development or construction of the Mine that does not involve a change to the method of mining or mineral processing contemplated by the Feasibility Study does not constitute a Change in Scope.

(p)	“Closing Date” has the meaning ascribed thereto in Section 9.2(d).

(q)
“Closure” means the period of time when a decision has been made by the Company to cease operations, close the facilities, complete reclamation and rehabilitation of the Properties and complete all Environmental Compliance and Continuing Obligations, in accordance with applicable Laws.

(r)
“Commercial Production” occurs when a processing facility established in connection with the Properties achieves production over a period of 30 consecutive days in which, for not less than 20 days, such facility processed ore from the Properties at a rate of not less than 75% of the design capacity as defined in the Feasibility Report used to make a Production Decision.

(s)	“Company” means Desarrollos Zapal, S.A. de C.V.

(t)
“Confidential Information” means the terms of this Agreement, all Technical Data, and any other information concerning any matters affecting or relating to the business, the Properties, Operations, Programs, Assets, results or prospects of the Company, including information regarding plans, Budgets, processes, results of Exploration, Development, and Mining and other data, provided however, that Confidential Information, as used in this Agreement, shall not include any information, data, knowledge or know-how that:

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(i)	is in the possession of the information recipient or one of its Affiliates prior to its disclosure by the information provider;

(ii)	is in the public domain prior to disclosure to the information recipient by the information provi;

(iii)	lawfully enters the public domain after disclosure to the information recipient through no violation of this Agreement by the information recipient, its Affiliates or representatives;

(iv)	is received by the information recipient or its Affiliates from a third party that is not bound by an obligation of confidentiality; or

(v)	is independently developed by the information recipient or its Affiliates without the use of Confidential Information.

(u)
“Constating Documents” means the estatutos sociales of the Company, which are in effect as of the Effective Date and as they may thereafter be amended from time to time in accordance with the terms hereof and the LGSM.

(v)
“Continuing Obligations” means obligations or responsibilities of the Company that are reasonably expected to continue or arise after Operations have ceased or are suspended, such as future monitoring, stabilization, reclamation, cleanup or Environmental Compliance required under applicable Laws or under the terms of the rights or other contractual agreement applicable to the Company and the Operations, Exploration, Development, Mining or Closure, and all other liabilities of the Company to third parties if any Law can make any Shareholder directly liable for such obligations or responsibilities.

(w)
“Control” used as a verb means, when used with respect to an entity, the ability, directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity through: (i) the legal or beneficial ownership of voting securities or membership interests; (ii) the right to appoint managers, directors or corporate management; (iii) contract; (iv) an operating agreement; (v) a voting trust; or (vi) otherwise; and, when used with respect to a natural person, means the actual or legal ability to control the actions of another, through family relationship, agency, contract or otherwise; and “Control” used as a noun means an interest which gives the holder the ability to exercise any of the foregoing powers.

(x)	“Cover Payment” has the meaning ascribed thereto in Section 5.2(f).

(y)
“Development” means operations or work performed for the purpose of or in connection with preparation for Mining, including acquisition of surface rights, water rights, and other interests necessary for the conduct of Mining, resource definition/confirmation drilling and condemnation drilling, metallurgical and engineering studies, and the construction or installation of a mill or any other treatment facilities used for Mining and the performance of any related Environmental Compliance and Continuing Obligations.  The active pursuit of obtaining any authorization or licences related to any of the foregoing activities included in this definition shall also be considered to be an act of Development.

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(z)	“Director” means a director of the Board.

(aa)	“Disposing Party” has the meaning ascribed thereto in Section 9.2(a).

(bb)	“Double Dilution” has the meaning ascribed thereto in Section 5.2(g).

(cc)	“Earn-In Agreement” has the meaning ascribed thereto in Recital B.

(dd)	“Effective Date” has the meaning ascribed thereto on page one of this Agreement.

(ee)
“Environmental Compliance” means actions performed during or after Operations to comply with the requirements of all applicable Environmental Laws and commitments or obligations related to reclamation of areas disturbed in the conduct of Operations, Exploration, Development, Mining and Closure.

(ff)
“Environmental Law” means Laws aimed at reclamation or restoration of the Properties; abatement of pollution; protection of the environment; protection of wildlife; including endangered species, ensuring public safety from environmental hazards; storage or control of hazardous materials and substances; releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances as wastes into the environment, including ambient air, surface water and groundwater; and all other Laws relating to the manufacturing, processing, distribution, use, treatment, storage, disposal, handling or transport of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances.

(gg)
“Environmental Liabilities” means any and all claims, actions, causes of action, damages, losses, liabilities, obligations, penalties, judgments, amounts paid in settlement, assessments, costs, disbursements, or expenses (including, without limitation, attorneys’ fees and costs, experts’ fees and costs, and consultants’ fees and costs) of any kind or of any nature whatsoever that are asserted against the Company, either Shareholder or the Operator, by any Person or entity other than the other Shareholder, alleging liability (including, without limitation, liability for studies, testing or investigatory costs, cleanup costs, response costs, removal costs, remediation costs, containment costs, restoration costs, corrective action costs, closure costs, reclamation costs, natural resource damages, property damages, business losses, personal injuries, penalties or fines) arising out of, based on or resulting from: (i) the presence, release, threatened release, discharge or emission into the environment of any hazardous materials or substances existing or arising on, beneath or above the Properties and/or emanating or migrating and/or threatening to emanate or migrate from the Properties to off-site properties; (ii) physical disturbance of the environment; or (iii) the violation or alleged violation of any Environmental Laws.

(hh)
“Exploration” means all operations or work performed for the purpose of ascertaining the existence, location, quantity, quality, or extent of a commercial deposit of Minerals within the Properties including preparation of feasibility studies or analyses.  The active pursuit of obtaining any authorization or licences related to any of the foregoing activities included in this definition and the performance of related Environmental Compliance and Continuing Obligations shall also be considered to be an act of Exploration.

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(ii)
“Feasibility Report” means a feasibility study in the form customarily presented to senior mining financiers and which contains the information required for technical reports by National Instrument 43-101.

(jj)
“Governmental Authority” means any federal, state or local government or authority, quasi government authority, fiscal or judicial body, government or self regulatory organization, commission, board, tribunal, organization, or any regulatory, administrative or other agency, or any political or other subdivision, department, or branch of any of the foregoing.

(kk)	“Indemnified Party” has the meaning ascribed thereto in Section 4.7(e).

(ll)	“Indemnifying Party” has the meaning ascribed thereto in Section 4.7(e).

(mm)	“Initial Contribution” means the capital contribution each Shareholder is deemed to have made pursuant to Section 5.1.

(nn)
“Initial Share Proportion” means the initial proportion, expressed as a percentage of the outstanding Shares, held by each of Invecture and DZHC being 60% and 40% respectively, as of the Effective Date.

(oo)
“IPO” means an underwritten offering of the Shares to members of the public for consideration of not less than $25,000,000, which Shares are to be listed on the Toronto Stock Exchange or a recognized major stock exchange pursuant to a receipted prospectus as contemplated in applicable Laws, such as the Securities Act (British Columbia), if applicable.

(pp)
“Laws” means any applicable law, statute, ordinance, decree, requirement, order, treaty, proclamation, convention, rule or regulation (or interpretation of any of the foregoing) of any Governmental Authority, any agreement (including any development agreement) with any Governmental Authority and the terms of any governmental authorization.

(qq)	“LGSM” means the Ley General de Sociedades Mercantiles (General Law of Commercial Companies (Mexico)) as amended from time to time.

(rr)	“Listed Security” has the meaning ascribed thereto in Section 9.2(a).

(ss)	“Majority Shareholder” has the meaning ascribed thereto in Section 7.1.

(tt)
“Mine” means the workings established and assets acquired, including pits, dumps, any underground development headings and production stopes, plant and process installations, water treatment facilities, infrastructure, housing, airport and other facilities required to bring one or more of the Properties into Commercial Production.

(uu)	“Mineral Products” means any end products derived or produced from operating any part of the Properties as a Mine and all marketable products obtained after the Mining thereof.

(vv)
“Mining” means mining (through conventional or in situ methods), extracting, producing, beneficiating, handling, milling, recovery, smelting, refining, or other processing of ores and other Mineral Products (including transportation of the same) and

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the performance of Environmental Compliance in respect thereof.  For greater certainty, the duration of the Mining phase shall include the period after the cessation of actual mining of mineral until the depletion of all ores and the cessation of production operations, such as milling and production of valuable metal.

(ww)	“National Instrument 43-101” means National Instrument 43-10 – Standards of Disclosure for Mineral Projects, as issued by the Canadian Securities Administrators and as amended from time to time.

(xx)
“Operations” means every kind of work done by, or under the direction of, the Operator on or in respect of a Property pursuant to a Program and Budget approved by the Board of Directors to carry out Exploration, to determine the feasibility of Development, and, if approved by a Production Decision, to carry out Development and Mining and to operate the Mine and Closure, in each case on behalf of or through the Company, including, without limitation:

(i)	surveying, mapping, sampling (including bulk or underground sampling), trenching, drilling and exploring (including geochemical and geophysical exploration);

(ii)
establishing drill sites, sample/core preparation and sample/core storage areas, pilot plant areas, temporary building areas, lay down areas and constructing such roads, airstrips and other access as may be necessary to conduct Operations;

(iii)	transporting to and installing on the Properties, and removing from time to time, buildings, plant, equipment, machinery, tools, appliances, camp facilities, materials and supplies;

(iv)	engaging and transporting employees or contractors to work on the Properties;

(v)	supplying food, lodgings and other reasonable needs for any employees or contractors engaged to work on the Properties;

(vi)	preparing reports, estimates and studies in respect of the Properties as the Operator may deem necessary or as are required by terms set out herein;

(vii)	removing from the Properties reasonable quantities of rock and Minerals and to transport the same for purpose of sampling, testing, metallurgical testing, grading or assaying;

(viii)	designing a Mine;

(ix)
obtaining all permits, licences, approvals, government authorizations, rights of way and easements necessary in connection with Operations or the Development of a Mine, including environmental permits for tailings and waste disposal;

(x)
securing all necessary ancillary lands, water rights and uses necessary in connection with Operations or the Development of a Mine, including local community negotiations and land and water purchases from individuals/ejidos;

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(xi)	preparing and presenting to the Board Programs and Budgets and carrying out approved Programs and Budgets;

(xii)
purchasing or otherwise acquiring all material, supplies, equipment, water, utility and transportation services required for Operations, such purchases and acquisitions to be made to the extent reasonably possible on the best terms available, taking into account all of the circumstances, and obtaining such customary warranties and guarantees as are available in connection with such purchases and acquisitions;

(xiii)	Mining;

(xiv)	caring for and maintaining a Mine during periods in which the Mine is not in operation; and

(xv)	ensuring Environmental Compliance of all Operations, Continuing Obligations are met, compliance with and all necessary reporting is made in respect of Operations under applicable Laws.

(yy)	“Operator” means the Person appointed pursuant to ARTICLE VII from time to time as the Operator of the Company.

(zz)	“Operator Agreement” means the operator agreement between the Company and the Operator substantially in the form attached hereto in Exhibit B.

(aaa)	“Parties” means Invecture, DZHC, their respective permitted successors and assigns and the Company, and “Party” means any one of them.

(bbb)
“Person” means an individual, corporation, limited liability company, unlimited liability corporation, sociedad anónima, sociedad anónima de capital variable, asociacion en participacion, sociedad en nombre colectivo, partnership, limited partnership, sociedad de responsabilidad limitada, joint venture, firm, trust, unincorporated organization, Governmental Authority or other entity or form of enterprise.

(ccc)	“Prime Rate” means the interest rate quoted as the “Wall Street Journal Prime Rate” by the Wall Street Journal from day to day.

(ddd)
“Production Decision” means the decision by the Shareholders regarding whether to proceed with a Development program to achieve Commercial Production on the basis of a bankable Feasibility Report on one or more of the Properties.

(eee)
“Program” means a description in reasonable detail of Operations to be conducted and objectives to be accomplished by the Operator over each calendar year or such other period as is approved by the Board of Directors.

(fff)
“Properties” means the mining concessions, claims, interests and all related Mineral Rights of the Company, related surface and access rights, authorizations, and options for any of such rights or interests, as more particularly described in Exhibit A and includes any renewal thereof and any other form of successor or substitute title therefore and any addition thereto, and also includes any other mineral properties, claims, interest or

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surface rights and easement rights acquired by the Company after the Effective Date pursuant to Section 9.1.

(ggg)	“Proportionate Share” has the meaning ascribed thereto in Section 5.2.

(hhh)	“Right of First Refusal” has the meaning ascribed thereto in Section 9.2(a).

(iii)	“ROFR Offer” has the meaning ascribed thereto in Section 9.2(a).

(jjj)	“Sale Transaction” has the meaning ascribed thereto in Section 9.2(a).

(kkk)	“Shareholder” and “Shareholders” means Invecture and DZHC and any other Person who acquires Shares in accordance with the terms of this Agreement.

(lll)
“Shares” has the meaning ascribed thereto in Recital E and, where the context permits, includes: (i) any securities into which such shares may be converted, reclassified, redesignated, subdivided, consolidated or otherwise changed; (ii) any securities of the Company or of any other Person received by the holders of such shares as a result of any merger, amalgamation, reorganization, arrangement or other similar transaction involving the Company; and (iii) any security, convertible debentures, bonds or other instrument or right that is exercisable, exchangeable or convertible into, or evidences the right to acquire, any shares or other securities of the Company or any of the securities described in (i) or (ii) of this paragraph.

(mmm)	“Straight-Line Dilution” has the meaning ascribed thereto in Section 5.2(e).

(nnn)	“Technical Committee” means the technical committee established by the Board of Directors pursuant to ARTICLE VIII.

(ooo)
“Technical Data” means engineering studies and working papers, consultants reports and working papers, pre-feasibility reports, Feasibility Reports, Mine plans, surface and underground maps, assays, samples, cores, analyses, geologic and geophysical maps, engineering maps, photographs, drill logs, exploration reports, environmental studies, correspondence with Governmental Authorities, reserve studies and reports, metallurgical studies and reports and all other information and data existing in printed or electronic form concerning the condition, geology, mineral potential, physical characteristics, mineability or other technical matters related to the Properties.

(ppp)	“Tracking Account” has the meaning ascribed thereto in Section 5.2(a).

(qqq)
“Transfer” means: (i) any transfer, sale, assignment, exchange, gift, donation or other disposition thereof whereby possession, legal title, direct ownership or the economic risk or return associated therewith passes directly or indirectly from one Person to another or to the same Person in a different legal capacity, whether or not for value, whether or not voluntary and however occurring; or (ii) any agreement, undertaking or commitment to effect any of the foregoing, but for greater certainty does not include the pledge by a Shareholder of its Shares to a creditor as security pursuant to a bona fide loan or similar agreement entered into by the Shareholder or any of its Affiliates.

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ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

2.1        Capacity of Shareholders  – As of the Effective Date, each of the Shareholders represents and warrants to the other Shareholder and acknowledges that the other Shareholder is relying on these representations and warranties in connection with entering into this Agreement:

(a)
it owns beneficially and of record the number of issued and outstanding Shares which is set out opposite its name in Recital E to this Agreement, that those Shares are not subject to any mortgage, hypothec, lien, charge, priority, pledge, encumbrance, security interest or adverse claim, and that no Person has any rights to become a holder or possessor of any of those Shares or of the certificates representing them;

(b)
it is, in the case of Invecture, a sociedad anónima de capital variable, and in the case of DZHC a corporation, duly organized and existing and in good standing in its jurisdiction of organization and, in the case of each, is qualified to do business and is in good standing in those jurisdictions where necessary in order to carry out the purposes of this Agreement;

(c)
it has the capacity to enter into and perform this Agreement and all transactions contemplated herein and that all corporate and other actions required to authorize it to enter into and perform this Agreement have been properly taken;

(d)	it will not breach any agreement, arrangement or its constating documents by entering into or performing this Agreement;

(e)	this Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms; and

(f)
this Agreement is enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, and other Laws of general application limiting the enforcement of creditors’ rights generally and to the fact that specific performance is an equitable remedy available only in the discretion of a court.

2.2        Survival  – The representations and warranties contained in, and made as of the date of, this Agreement will survive the execution of this Agreement.

ARTICLE III
NAME, PURPOSES AND TERM

3.1        General – The Shareholders agree that all of their rights with respect to the Company shall be subject to and governed by this Agreement.  To the fullest extent permitted by the LGSM, this Agreement shall control as to any conflict between this Agreement and the LGSM or as to any matter provided for in this Agreement that is also provided for under the LGSM.

3.2        Purposes  – Notwithstanding that the Company has the capacity, rights, powers and privileges of an individual subject to applicable Laws and the specific limitations imposed by any Government authorization issued by or under the authority of any Governmental Authority, in respect of the Company, the Parties hereby agree that the Company shall limit its business undertaking to the following:

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(a)	to conduct an IPO on terms acceptable to the Shareholders;

(b)	to conduct Exploration within the Area of Interest and the Properties;

(c)	to acquire additional Properties within the Area of Interest;

(d)	to evaluate the possible Development and Mining of the Properties;

(e)	to engage in Development, Mining and Operations on the Properties;

(f)	to engage in the sale, distribution and marketing of Mineral Products;

(g)	to complete and satisfy all Environmental Compliance obligations and Continuing Obligations affecting the Properties; and

(h)	to perform any other activity necessary, appropriate, or incidental to any of the foregoing.

3.3        Effective Date and Term  – The Effective Date of this Agreement shall be the date first recited above.  This Agreement shall continue from the Effective Date and for so long thereafter until all Operations have ceased, all materials, supplies, equipment and infrastructure have been salvaged and disposed of, and any required Environmental Compliance is completed and accepted, unless this Agreement is earlier terminated, pursuant to Section 17.1.

3.4       Corporate Domicile and Legal Representatives  – The initial corporate domicile and legal representatives of the Company shall be as set forth in the Company’s Constating Documents, as amended, and powers of attorney in effect, respectively, provided that at all times the corporate domicile and registered office for tax purposes are located in Mexico.  The Shareholders hereby agree that they will not amend the Constating Documents or take other actions or steps that results in the corporate domicile of the Company or the registered and principal place of business of the Company being outside of Mexico.

3.5       Constating Documents  – The Parties acknowledge and agree that not all of the terms contained in this Agreement relating to the relationship, rights and obligations of the Shareholders and the relationship, rights and obligations of the Shareholders vis-à-vis the Company will be expressly provided for in the Constating Documents of the Company, and the Parties agree that where the Constating Documents are silent as to any matter, the provisions of this Agreement shall apply to, govern and prevail over such matter.  In the event of a conflict between the provisions of this Agreement and the provisions of the Constating Documents, each Shareholder covenants and agrees at all times to:

(a)	cause its nominees on the Board of Directors to vote or take all steps;

(b)	to vote, or cause to be voted, the Shares held or controlled by it;

(c)	to otherwise exercise its rights as a shareholder of the Company; and

(d)	to take all other steps,

as may reasonably be required under the LGSM and the Constating Documents to amend the Constating Documents to resolve such conflict so that the provisions of this Agreement will, to the extent permitted by the LGSM, at all times prevail.

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3.6        Agreement to be Bound  –  The Company covenants and agrees to carry on its business and operations in accordance with the provisions of this Agreement and to not take any action which would constitute a contravention of any of the terms or provisions hereof.  Notwithstanding anything contained in this Agreement, however, the Company shall so conduct its business as to comply with the LGSM and any other applicable Laws.  Each Shareholder agrees to take all such steps as may reasonably be within such Shareholder’s power, so as to comply with and act, and to cause its Affiliates and the Company to comply with and act, in a manner contemplated by the provisions of this Agreement and so as to give effect to the terms, intent and meaning of this Agreement and shall cause its nominees on the Board of Directors and on the Technical Committee to act accordingly and, if one or more of such nominees fails to act accordingly, each Shareholder shall forthwith take such steps as may be within such Shareholder’s power to immediately remove the non-complying nominee(s) from such position.

ARTICLE IV
RELATIONSHIP OF SHAREHOLDERS

4.1       No Partnership  – Nothing herein contained shall be construed as creating a partnership of any kind or as imposing upon any Shareholder any partnership duty, obligation or liability to any other Shareholder hereto.  Except pursuant to the authority expressly granted herein or as otherwise agreed in writing by the Shareholders, neither Shareholder shall have any authority to act for the Company or another Shareholder or to assume any obligation or responsibility on behalf of the Company or the other Shareholder solely by virtue of being a Shareholder.  Any Shareholder that takes any action or binds the Company in violation of this Section 4.1 shall be solely responsible for any loss and expense incurred by the Company or the other Shareholder as a result of the unauthorized action and shall indemnify and hold the Company and such other Shareholder harmless with respect to the loss or expense pursuant to Section 4.7 of this Agreement.

4.2       No Holding Out  – No Shareholder shall, except when required by this Agreement or by any Law, by-law, ordinance, rule, order or regulation, use, suffer or permit to be used, directly or indirectly, the name of any other Shareholder for any purpose related to the Properties or the business of the Company.

4.3       Implied Covenants, No Additional Duties  – There are no implied covenants contained in this Agreement.  Nothing contained in this Agreement shall be construed as imposing any fiduciary duty to the Company or to any Shareholder on any other Shareholder (in its capacity as a Shareholder of the Company).

4.4       Other Business Opportunities  – Except as expressly provided in this Agreement, each Shareholder has the right to independently engage in and receive full benefits from business activities, whether or not competitive with the Operations, without consulting the other.  The doctrines of “corporate opportunity” or “business opportunity” shall not be applied to any other activity, venture, or operation of a Shareholder, and, except as otherwise provided in ARTICLE IX, neither Shareholder shall have any obligation to the other Shareholder with respect to any opportunity to acquire any property outside the Area of Interest at any time, or within the Area of Interest after the termination of this Agreement.  Unless otherwise agreed in writing, no Shareholder shall have any obligation to mill, beneficiate or otherwise treat any Mineral Products in any facility owned or controlled by the Operator or any Shareholder.

4.5       Waiver of Right to Partition  – The Shareholders hereby waive and release all rights of partition, or of sale in lieu thereof, or other division of Assets, including any such rights provided by law.

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4.6       Transfer of Shares  – Except as permitted by Section 9.2 of this Agreement, no Shareholder shall Transfer all or any part of its Shares.

4.7       Liabilities; Indemnification

(a)
No Shareholder shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether such liability or obligation arises in contract, tort or otherwise, solely by reason of being a Shareholder.

(b)
The Company shall indemnify, defend and hold harmless each Shareholder (in its capacity as a shareholder), and their respective directors, officers, employees, agents and attorneys, from and against any and all third party losses, claims, damages and liabilities arising out of or relating to:

(i)	the Company or the Operations, including without limitation Environmental Liabilities and Continuing Obligations;

(ii)
any Properties assigned to a Shareholder as a non-objecting Shareholder pursuant to Section 14.1, but only to the extent arising out of or relating to Operations, including without limitation Environmental Liabilities and Continuing Obligations, conducted prior to the date of such assignment; and

(iii)	any reimbursements by one Shareholder to the other Shareholder of any of the foregoing pursuant to Section 5.7,

except in any case of clauses (i) through (iii) above to the extent such losses, claims, damages or liabilities arise out of or result from any conduct described in any of clauses (i) through (iii) of Section 4.7(c) below.  In all cases of this Subsection 4.7(b) and without limiting Section 5.7, indemnification shall be provided only out of and to the extent of the net assets of the Company and no Shareholder shall have any personal liability whatsoever on account thereof.  Notwithstanding the foregoing, the Company’s indemnification pursuant to this Subsection 4.7(b) as to third party claims shall be only with respect to such loss, liability or damage that is not otherwise compensated by insurance carried for the benefit of the Company.

(c)
Each Shareholder shall indemnify, defend and hold harmless the Company, the other Shareholder, and such other Shareholder’s directors, officers, employees, agents and attorneys, from and against any and all losses, claims, damages and liabilities arising out of or relating to:

(i)
any unauthorized act or any assumption of liability by the indemnifying Shareholder (including in its capacity as an Operator), or any of its directors, officers, employees, agents and attorneys done or undertaken, or apparently done or undertaken, on behalf of the Company or the other Shareholder, except pursuant to the authority expressly granted herein or as otherwise agreed in writing between the Shareholders;

(ii)	any misrepresentation or inaccuracy in any of such Shareholder’s representations or warranties set forth in this Agreement; or

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(iii)
any breach by such Shareholder of any covenant contained in this Agreement caused by or attributable to such Shareholder’s willful misconduct or gross negligence, including in its capacity as an Operator.

(d)
Notwithstanding anything in this Agreement to the contrary, no Person other than a Shareholder shall have the right to enforce any representation or warranty of a Shareholder hereunder, or any obligation of a Shareholder to contribute capital hereunder, to fund Continuing Obligations, to reimburse or indemnify any other Shareholder hereunder, and specifically neither the Company nor any lender or other third party shall have any such rights, it being expressly understood that the representations and warranties, and the contribution, reimbursement and indemnification obligations set forth in ARTICLE II and ARTICLE IX and sections 5.1, 5.2, 5.6, 5.7, and 17.4 shall be enforceable only by a Shareholder against another Shareholder (which, notwithstanding anything to the contrary in this Agreement, are in all such cases for the benefit of the Shareholders).  For the avoidance of doubt, the Company shall be bound by ARTICLE II and ARTICLE IX and sections 5.1, 5.2, 5.6, 5.7, and 17.4, but shall have no right to enforce those provisions against a Shareholder, such rights being exclusively vested in the Shareholders.

(e)
If any claim or demand is asserted against an indemnified party under this Section 4.7 (an “Indemnified Party”) in respect of which such Indemnified Party may be entitled to indemnification under this Agreement, written notice of such claim or demand shall promptly be given to the Party responsible hereunder for indemnification (the “Indemnifying Party”).  The Indemnifying Party shall have the right, but not the obligation, by notifying the Indemnified Party within 30 days after its receipt of the notice of the claim or demand, to assume the entire control of (subject to the right of the Indemnified Party to participate, at the Indemnified Party’s expense and with competent and experienced counsel of the Indemnified Party’s choice), the defense, compromise, or settlement of the matter, including, at the Indemnifying Party’s expense, employment of competent and experienced counsel of the Indemnifying Party’s choice.  Any losses, claims, damages or liabilities of the Indemnified Party caused by a failure by the Indemnifying Party to defend, compromise, or settle a claim or demand in a reasonable and expeditious manner requested by the Indemnified Party, after the Indemnifying Party has given notice that it will assume control of the defense, compromise, or settlement of the matter, shall be included in the losses, claims, damages and liabilities for which the Indemnifying Party shall be obligated to indemnify the Indemnified Party.  Any settlement or compromise of a matter by the Indemnifying Party shall include a full release of claims against the Indemnified Party which have arisen out of the indemnified claim or demand.

4.8        Extraordinary Matters

(a)
The Company may not make a decision about, take action on or implement any of the following without the approval of the Shareholders (or Shareholder, as the case may be) holding at least 75% of the Shares in the aggregate:

(i)	amending or revoking the Constating Documents of the Company in whole or in part or enacting any additional by-law (or Mexican equivalent), except to resolve any conflict in favour of this Agreement;

(ii)	increasing or reducing the size of the Board of Directors;

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(iii)
increasing or reducing the authorized capital of the Company or increasing or reducing the issued capital of the Company by way of share split, share consolidation, conversion or exchange of securities or similar transaction;

(iv)	amending or revoking the Operator Agreement, except as expressly provided herein;

(v)	purchasing, redeeming or acquiring any Shares or other securities of the Company, except as expressly contemplated in Sections 5.2;

(vi)	requiring or permitting any additional capital contribution by a Shareholder except as expressly provided for herein;

(vii)	allotting, reserving, setting aside or issuing any Shares, except as expressly provided for herein;

(viii)
determining the subscription price for Shares issued otherwise than in connection with a capital contribution or cash call contemplated in Section 5.2, and/or the value of any non-cash consideration contributed by a Shareholder;

(ix)	creating, assuming or incurring any debt of the Company exceeding $100,000 or its equivalent in Mexican currency;

(x)	granting any security interest over any of the Assets (except in connection with an approved Program);

(xi)	entering into any loan arrangement with a Shareholder;

(xii)	making any loan to any Person or guaranteeing the obligations of any Person;

(xiii)	the giving jointly by the Shareholders of any guarantee or other financial assistance (whether direct or indirect);

(xiv)
entering into any contract or other transaction with any Person who is not at arm’s length to the Company or the Shareholders, except as expressly provided for herein or unless the contract is demonstrably on terms no more favourable to the non-arm’s length company than would be an equivalent arm’s length contract;

(xv)	the approval of any proposed Program and/or Budget;

(xvi)	the approval of any Production Decision;

(xvii)	the approval of any Change in Scope of a Mine from that contemplated by the Feasibility Study on which a Production Decision was made;

(xviii)	the approval of any determination of the Operator to suspend Operations, other than by reason of force majeure under Section 18.12;

(xix)	any decision to cease production of Mineral Products;

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(xx)	any decision pertaining to the cessation or material variation of any material aspect of the business of the Company or the diversification of the business of the Company into other business;

(xxi)	any decision to abandon or surrender the Properties or any material portion thereof;

(xxii)
the institution, defence, compromise or settlement of any court or arbitral proceedings involving the Company or the Assets involving an amount in excess of $500,000 or its equivalent in Mexican currency;

(xxiii)	the approval of the sale or disposal of Assets having an aggregate market value in excess of $100,000 or its equivalent in Mexican currency;

(xxiv)	any decision to list the shares of the Company on any stock exchange;

(xxv)	except as otherwise contemplated by this Agreement, any reorganization of the Company, or the entering into of any joint venture agreement with any other Person relating to the Properties;

(xxvi)	amalgamating, merging or entering into an arrangement or other reorganization involving the Company; and

(xxvii)	the liquidation or winding up of the Company, whether voluntary or otherwise or any application for its judicial management; and

(b)
Shareholders have ten Business Days to give or decline any approval needed under Section 4.8(a) from the date such approval is requested in writing.  If a Shareholder fails to respond within the specified time period, that Shareholder is deemed to have given the approval requested and shall take, or cause to be taken, all steps required under LGSM and the Constating Documents, as may be necessary to give effect to these resolutions, including, but not limited to, attending a Shareholders’ meeting and voting in favour of the resolution or resolutions in respect of which approval was sought by the other Shareholder.

ARTICLE V
CONTRIBUTIONS BY SHAREHOLDERS

5.1       Shareholders’ Initial Contributions – On the Effective Date, each of the Shareholders shall be deemed to have made the following Initial Contributions:

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Name of Shareholder	Number of Shares	Initial Contribution
Invecture	[155,945,829]	●
DZHC	[103,963,886]	●

[NTD:  These numbers will be determined at the time of signing the Shareholders’ Agreement.  The aggregate Initial Contribution will be equal to the share capital on the Common Shares divided 60/40 immediately following completion of exercise of the Earn-in Right (after the repayment of the $20M debt to Vista).]

These Initial Contributions shall be added to the Tracking Account for each of the Shareholders.

5.2        Funding of Company

(a)
Tracking Account.  Promptly following the Effective Date, the Company shall create and maintain a funding tracking account (the “Tracking Account”) for each of the Shareholders.  The initial amounts to be recorded in the Tracking Account of each of Invecture and DZHC shall be equal to the Initial Contribution of each Shareholder deemed pursuant to Section 5.1.

For greater certainty, the Tracking Accounts are intended to track the actual and deemed capital contributions of the Shareholders for determining each Shareholder’s Proportionate Share and is separate from the capital of the Company for LGSM purposes.  In addition to the Initial Contributions, each Shareholder’s Tracking Account shall be credited with any further capital contributions made by such Party as set out in this Section 5.2, including once paid to the Company, the Initial Working Capital (as defined in the Earn-in Right Agreement.

(b)	Within 10 days of the approval of an Approved Program and Budget, the Shareholders shall hold a General Shareholders’ Meeting of the Company to:

(i)	approve the issuance of the number of treasury Shares with an aggregate value equal to the total amount required to be paid by the Shareholders under that Approved Program and Budget; and

(ii)
authorize the Board of Directors to place such treasury Shares in circulation for their subscription and payment by a Shareholder each time it funds an Approved Program and Budget, which funding will be reasonably requested by the Operator pursuant to the terms of the Operator Agreement.

(c)
Each Shareholder shall fund its Proportionate Share of all costs, expenses and liabilities incurred by the Company through subscriptions and payment for treasury Shares (at the same share price), which Proportionate Share, from time to time, shall be determined as follows:

“Proportionate Share” at any time (subject to adjustment for Double Dilution below) means:

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(i)	the total amount of the Shareholder’s then Tracking Account, divided by:

(ii)	the total amount of the then Tracking Accounts of both Shareholders.

Each time a Shareholder funds costs, expenses and liabilities incurred by the Company, such amount shall be credited to the Shareholder’s Tracking Account.  For the purposes of LGSM, if a Shareholder contributes funds pursuant to this Section 5.2(b), the Parties shall cause to be issued to such funding Shareholder the number of additional Shares as is necessary so that the Shareholders’ respective Shareholdings in the Company reflect their then Proportionate Share.

(d)
Each Shareholder shall advance its Proportionate Share of cash requirements of Approved Programs and Budgets.  Funds shall be provided by the Shareholders to the Company when reasonably requested by the Operator pursuant to the timing for cash-calls in the applicable approved Budget, in accordance with the Operator Agreement.

(e)
Notwithstanding the above, within 20 days of approval of an Approved Program and Budget by the Board of Directors, each Shareholder will have the opportunity to elect to contribute its Proportionate Share, a lesser amount or no amount to such Approved Program and Budget.  Failure of a Shareholder to provide an election to the Company within such 20 day period shall be deemed to be an election to fund its Proportionate Share.  In the event that a Shareholder notifies the Company that it elects not to fund its Proportionate Share (whether less than its Proportionate Share or none at all) of an Approved Program and Budget within such 20 days of the Board of Directors approving such Program and Budget, the other Shareholder will have the right, but not the obligation, to fund all or part of the unpaid portion of the advance by increasing its contribution or subscription (on a pro rata basis), as the case may be, such that it results in straight-line dilution (“Straight-Line Dilution”) of the Shareholder not funding (as reflected by the Shareholders’ Tracking Accounts after such funding is credited) in accordance with the following formula:

Y% =	100 x	A1 + A2
B1 + B2 +A2

Where:

Y	=	the non-funding Shareholder’s Proportionate Share (expressed as a percentage);

A1	=	the amount of the non-funding Shareholder’s Tracking Account immediately before the first cash call of the Program and Budget at issue;

A2	=	the non-funding Shareholder’s contribution, if any, to all cash calls for the Program and Budget at issue;

B1	=	the total of the Tracking Accounts of all Shareholders immediately before the first cash call of the Program and Budget at issue; and

B2	=	the funding Shareholder’s contribution, if any, to all cash calls for the Program and Budget at issue.

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In the event a Shareholder suffers a reduction in its Proportionate Share pursuant to the above Straight-Line Dilution formula, the other Shareholder’s Proportionate Share will be correspondingly increased (on a pro rata basis) by the amount of the reduction.

If the other Shareholder does not wish to fund the elected shortfall, the Approved Program and Budget may be sent back to the Board of Directors for amendment and re-approval.

(f)
In the event that a Shareholder fails to advance cash to fund a cash call billing submitted by the Operator in accordance with the Operator Agreement, in accordance with its election under Section 5.2(e), the other Shareholder will have the right, but not the obligation, to fund all or part of the unpaid portion of the advance by making a demand loan or loans to the non-funding Shareholder at an annual rate of interest equal to the Prime Rate (a “Cover Payment”).  Each Cover Payment shall constitute a demand loan bearing interest from the date of the advance at the Prime Rate.  If more than one Cover Payment is made, the Cover Payments shall be aggregated and the rights and remedies described herein pertaining to an individual Cover Payment shall apply to the aggregated Cover Payments.  The failure to repay such loan upon demand shall be a default.  All funding will be funded as subscriptions for treasury shares and not contributed surplus;

(g)
In the event that a Shareholder fails to advance cash to fund a cash call billing submitted by the Operator pursuant to the Operator Agreement, in accordance with its election under Section 5.2(e) and no Cover Payment is made or the non-funding Shareholder fails to pay such Cover Payment loan upon demand pursuant to Section 5.2(f), the non-funding Shareholder shall be in default and, as liquidated damages and the exclusive remedy for such default, the funding Shareholder shall be entitled to cause the non-funding Shareholder’s Proportionate Share to be diluted (and to be so reflected in the non-funding Shareholder’s Tracking Account) at a rate which is double that of Straight-Line Dilution (“Double Dilution”) in accordance with the following formula.  The amount of any Cover Payment and interest not paid upon demand shall be included as an amount advanced by the funding Shareholder, on a pro rata basis (and not the non-funding Shareholder):

Y% =	100 x	A1 + A2
B1 + 2 (B2) +A2

Where:

Y	=	the non-funding Shareholder’s Proportionate Share (expressed as a percentage);

A1	=	the amount of the non-funding Shareholder’s Tracking Account immediately before the first cash call of the Program and Budget at issue;

A2	=	the non-funding Shareholder’s contribution, if any, to all cash calls for the Program and Budget at issue;

B1	=	the total of the Tracking Accounts of all Shareholders immediately before the first cash call of the Program and Budget at issue; and

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B2	=	the funding Shareholder’s contribution, if any, to all cash calls for the Program and Budget at issue.

In the event a Shareholder suffers a reduction in its Proportionate Share pursuant to the above Double Dilution formula, the other Shareholder’s Proportionate Share shall be correspondingly increased (on a pro rata basis) by the amount of the reduction.  In order that the Shareholders’ Tracking Accounts will reflect the new Proportionate Shares, the non-funding Shareholder’s Tracking Account will be credited with the amount equal to A2 above and the funding Party’s Tracking Account will be credited with the amount equal to 2 times B2 above.  Double Dilution shall be effective as of the date of the default giving rise to such Double Dilution.

(h)
From time to time, in the event of either Straight-Line Dilution or Double Dilution pursuant to this Section 5.2, the Company will either: (a) issue for nominal consideration, such number of Shares to a funding Shareholder as is necessary so that the Shareholders’ respective Shareholdings in the Company reflect their then Proportionate Share; or (b) accept for surrender, and the non-funding Shareholder shall surrender to the Company, such number of Shares held by the non-funding Shareholder as is necessary so that the Shareholders’ respective Shareholdings in the Company reflect their then Proportionate Share following such Straight-Line Dilution or Double Dilution.

(i)	For greater certainty in the event of either Straight-Line Dilution or Double Dilution the non-funding Party’s dilution extinguishes any debt associated with their failure to fund.

5.3       Elimination of Minority Interest   –  If a Shareholder’s Proportionate Share falls below 5% (such Shareholder, a “Minority Shareholder”), the Majority Shareholder shall have the right and option to purchase from the Minority Shareholder all, but not less than all, of the Minority Shareholder’s Shares (the “Minority Shares”) and the Minority Shareholder shall be required to Transfer to the Majority Shareholder all of the Minority Shares for the price determined in accordance with this Section 5.3 (the “Purchase Price”).

To exercise the purchase right provided for in this Section 5.3, the Majority Shareholders shall deliver to the Minority Shareholder notice of the exercise of its purchase right (the “Elimination Notice”) within 60 days of the Minority Shareholder’s Proportionate Share first falling below 5% (the “Triggering Event”).  If the Elimination Notice is not delivered to the Minority Shareholder within 60 after the Triggering Event, then the Majority Shareholder’s right to purchase the Minority Shares pursuant to this Section 5.3 shall expire and shall be of no further force or effect.

The Purchase Price will be determined as follows:

Within 10 days of the Minority Shareholder’s receipt of the Elimination Notice, the Majority Shareholder and the Minority Shareholder shall each propose a price for the Minority Shares.  The Purchase Price will be the average of the prices proposed, unless the difference between the proposed prices is greater than 20%.  If the difference in the proposed prices is greater than 20%, the Minority Shareholder and the Majority Shareholder shall appoint a mutually acceptable arm’s length firm of recognized business valuators to determine the fair market value of the Minority Shares, which fair market value will be deemed to be the Purchase Price.  If within 20 days of the Minority Shareholder’s receipt of the Elimination Notice, the Minority Shareholder and the Majority Shareholder cannot agree or have failed to appoint a firm of recognized business valuators, then the Minority Shareholder and the Majority Shareholder shall each appoint an arm’s length firm of recognized business valuators of their choosing to determine the fair market

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value of the Minority Shares.  The average of the fair market value of the Minority Shares determined by the two firms of recognized business valuators shall be deemed to be the Purchase Price.

Any purchase and sale of the Minority Shares shall occur in accordance with the procedures set out in Section 9.2(d), mutatis mutandis, except that for the purposes of “Closing Date” the 30 day period after the expiry of the Acceptance Period shall refer to the 30 day period after the determination of the Purchase Price.

5.4       Return of Contributions  – The Shareholders expressly waive their rights of withdrawal granted by article 220 of the LGSM, and therefore, no Shareholder shall be entitled to the return of any part of its capital contributions to the Company or to be paid interest in respect of such capital contributions, without prejudice of the rights granted by articles 200 and 206 of the LGSM.

5.5       Bankruptcy, Insolvency or Dissolution of a Shareholder  – Upon the bankruptcy, insolvency or dissolution of a Shareholder declared by a competent Government Authority, the other Shareholder shall have the option, but not the obligation, within 90 days of such declaration to acquire at fair market value the Shares held by the bankrupt, insolvent or dissolved Shareholder.

5.6       Continuing Obligations and Liabilities of Shareholders  –  On termination of this Agreement under ARTICLE XVII hereof, each Shareholder shall remain liable for its respective Proportionate Share of liabilities to third parties (whether such arises before or after such termination), including Environmental Liabilities and Continuing Obligations, for which Shareholders or former Shareholders are determined to be personally liable under LGSM or any other applicable Law.  Further, and notwithstanding anything to the contrary herein, any Transfer by a Shareholder of all or any portion of its Shares, or any reduction of a Shareholder’s Proportionate Share shall not relieve such Shareholder of its share of any such liability accruing before such Transfer or reduction, unless otherwise agreed in writing.  In the event of the transfer of a Shareholder’s pursuant to Sections 5.3 or 5.5 of this Agreement, the transferring Shareholder’s share of such liabilities shall be equal to its Proportionate Share at the time such liability was incurred, after first taking into account any reduction, readjustment, and restoration under Sections 5.2 and 5.3 (or, as to liabilities arising prior to the Effective Date, its Initial Share Proportion).

5.7       Indemnity by Shareholders for Company Liabilities  – To the extent any Shareholders (in their capacity as shareholders) are finally determined to be personally liable for any third party losses, claims, damages and liabilities arising out of or relating to: (i) the Company or the Operations, including without limitation Environmental Liabilities and Continuing Obligations, incurred by another Shareholder; or (ii) any Properties assigned to another Shareholder as an objecting Shareholder pursuant to Section 14.1, but only to the extent in the case of this Section 5.7 arising out of or relating to Operations, including without limitation Environmental Liabilities and Continuing Obligations, conducted prior to the date of such assignment, such Shareholder(s) shall first seek indemnity from the Company pursuant to Section 4.7(b) and only to the extent the Company does not have assets sufficient to cover such indemnity or is otherwise unable to meet its obligations thereunder, each Shareholder shall be liable to the other Shareholder to reimburse and pay to such other Shareholder its respective share of the third party losses, claims, damages and liabilities, such respective share to be based on each Shareholder’s Proportionate Share.  The reimbursement obligation of a Shareholder under this Section 5.7 shall apply whether or not any such losses, claims, damages or liabilities accrue before or after the resignation or deemed resignation of such Shareholder, the Transfer by such Shareholder of all or any portion of its Shares (unless the transferee or acquirer of the Shares has expressly assumed all such losses, claims, damages or liabilities and the other Shareholder has consented to such assumption), the dissolution or liquidation of the Company, or any reduction of such Shareholder’s Proportionate Share, but shall not apply to the

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extent the Shareholder is indemnifid by the Company pursuant to Section 4.7(b), or to the extent such losses, claims, damages and liabilities arise out of conduct of the Shareholder requesting reimbursement described in any of clauses (i) through (iii) of Section 4.7(c).  For purposes of this Section 5.7, each Shareholder’s share of such liability shall be equal to its Proportionate Share at the time such liability was incurred, after first taking into account any reduction, readjustment, and restoration under Section 5.2 and 5.3 (or, as to liabilities arising prior to the Effective Date, its Initial Share Proportion).  Notwithstanding the foregoing, the provisions of this Section 5.7 shall not be construed as a waiver or reduction of the limitations of liability under LGSM or other applicable law of the liability of a Shareholder or the Operator for Company obligations.

ARTICLE VI
BOARD OF DIRECTORS

6.1       General Responsibility and Authority –  Subject to the terms and conditions set forth in this Agreement, the Board of Directors shall have the general responsibility and authority for the management of the affairs of the Company.  Without limiting the generality of the foregoing, the Board of Directors will:

(a)	establish objectives, policies and strategies relating to the business of the Company and its Operations;

(b)
receive and consider proposed Programs and Budgets submitted to it by the Operator and to approve the same (provided that the required approval under Section 4.8 has been obtained), with or without such amendments, additions, deletions and/or changes thereto as the Board of Directors may consider advisable;

(c)
review ongoing Programs and Budgets, notwithstanding the prior approval thereof by the Board of Directors, and amend or change such ongoing Programs and Budgets as it considers advisable; provided that the Operator shall have no power to increase the amount of moneys to be expended upon any Program or Budget unless the Board of Directors confirms that the increased amount may be expended as contemplated within the period of such Program and Budget and only with the prior approval of the Shareholders in accordance with Section 4.8; and

(d)	review and consider data collected and reports produced by the Operator in connection with Operations.

6.2       Matters to be Decided  – Unless previously approved by the Shareholders holding at least 75% of the Shares, the following matters shall be brought before the Board of Directors for approval:

(a)	Programs and Budgets in respect of the Properties proposed by the Operator;

(b)	capital expenditures or capital leases involving an amount in excess of $250,000;

(c)	employment terms and conditions and termination of general manager;

(d)	the institution, defence, compromise or settlement of any court or arbitral proceedings involving the Company or the Assets involving an amount in excess of $100,000;

(e)	major changes to any permit terms or conditions;

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(f)	acquisition or disposal of the Assets having an aggregate market value in excess of $100,000; and

(g)	any matters that must be referred to a vote of the Shareholders pursuant to Section 4.8.

6.3       Appointment of Directors to the Board  – Unless otherwise resolved by the Shareholders at a Shareholders’ Meeting of the Company, the Board of Directors shall consist of three directors (“Directors”) and three alternate Directors.  The Shareholder holding 60% of the Shares shall nominate two Directors and up to two alternate Directors.  The Shareholder holding 40% of the Shares shall nominate one Directors and up to one alternate Directors.  Should the Proportionate Share of the Shareholders be adjusted in accordance with Section 5.2, the number of Directors to be nominated by each Shareholder shall be adjusted to reflect the Proportionate Share of each Shareholder.  Alternate Directors may attend all meetings and an alternate Director nominated by a Shareholder may act in place of a Director nominated by the same Shareholder in the Director’s absence.  Each Shareholder may nominate replacements of its Directors or alternate Directors by written notice to the other Shareholder and a resolution removing the Shareholders’ nominated Director or alternate Director and appointing the Shareholders’ new nominee Director or alternate Director, as the case may be, will be adopted at the next Shareholders’ meeting.

If a Shareholder Transfers all of its Shares under this Agreement (except to an Affiliate), the Directors nominated by such Shareholder must resign or be removed (by vote of the Shareholders immediately prior to the Transfer) in accordance with the requirements of the LGSM.  The new holder of the Shares will be entitled to the same rights to nominate Directors and alternate Directors as the transferring Shareholder had immediately prior to such Transfer.

Each Shareholder shall exercise their rights as Shareholders to elect Directors nominated pursuant to this Section 6.3

6.4       Frequency of Meetings  – The Board of Directors shall meet at least once each calendar quarter either on dates fixed at an earlier meeting or as called by the Chairman.  If any event occurs between quarterly Board meetings and deferring discussion of the matter to the next Board meeting is not reasonable in the circumstances, a Shareholder may request the Chairman to call a meeting and the Chairman shall, within 15 days of being requested, call a meeting of the Board.  Notwithstanding the foregoing, the requirement to hold any meeting may be dispensed with by consent of a Director nominated by each Shareholder.  At least five days prior to calling a meeting, the Chairman of the Board shall circulate a draft agenda to each Director.  A Director shall be entitled to have items added to the agenda upon delivering notice to the Chairman within two days of receiving the draft agenda.  Otherwise, following the calling of a Board meeting, no item shall be added to the agenda nor dealt with at the Board meeting unless emergency items are brought forward by the Chairman, having given as much advance notice as reasonably possible or unless each Director is present and agrees to the addition.

6.5       Notice of and Place of Meetings  – The Chairman shall give notice, specifying the time and place of, and the agenda for, each meeting of the Board of Directors, to each Director at least five days before the time appointed for the meeting.  Notice of a meeting shall not be required if each Director is present, waives notice and agrees upon the agenda.  The Board of Directors shall meet in a mutually agreeable place, and failing agreement, at the Company’s principal office in Mexico.  Notwithstanding the foregoing, no meeting of the Board of Directors shall be held in Canada.  Meetings of the Board of Directors may be held by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such communications equipment shall constitute presence in person at the meeting; provided, however,

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that all resolutions passed at any such meeting are unanimously approved and subsequently confirmed in writing.

6.6       Quorum  – A quorum for any meeting of the Board of Directors shall consist of at least the majority of its members.  Subject to Section 6.5, if a quorum is present at the commencement and during the meeting, the Board of Directors shall be competent to exercise all of the authorities, powers and discretion bestowed upon it.

6.7       Adjournment for Lack of Quorum  – No business shall be transacted at any meeting of the Board of Directors unless a quorum is present.  If a quorum is not present within half an hour from the time appointed for a meeting, the meeting shall, at the election of those Directors who are present be dissolved or be adjourned to the same place but on a date and at a time to be fixed by the Chairman of the Board before the adjournment of the meeting, which shall be not less than 14 days following the original date for which the meeting was called.  Notice of the adjourned meeting shall be given by the Chairman of the Boards to each Director forthwith after the adjournment of the meeting.  If a quorum is not present at the adjourned meeting within half an hour from the time appointed, the Directors present and entitled to attend and vote at the meeting, shall constitute a quorum.

6.8       Chairman and Secretary – The Majority Shareholder shall be entitled to appoint the Chairman and the Secretary of the Board of Directors.  In the absence of a Secretary of the Board of Directors, the Chairman shall be entitled to appoint the secretary for the meeting.  The Secretary of the Board of Directors or the secretary of the meeting shall prepare minutes of that meeting and circulate copies thereof to each Director within ten Business Days after the meeting.  The minutes, when signed by all of the Directors present at the meeting, shall be the official record of the decision made by the Board of Directors and shall be binding on the Operator and the Shareholders.

6.9       Voting  – The Board of Directors shall decide every question submitted to it by a vote, with each Director being entitled to one vote.  The Board of Directors shall make decisions by simple majority.  The Chairman will not be entitled to a casting vote.  For greater certainty, the Board of Directos may not make a final decision with respect to the matters set out in Section 4.8, which shall be finally resolved by Shareholders holding at least 75% of the Shares.

6.10      Decision by Written Consent – Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting and without prior notice if the action is evidenced by a written consent describing the action taken, signed by all of the Directors.  Action taken under this Section 6.10 shall be effective upon the signing by all of the Directors of the written consent, unless the consent specifies a different effective date.

6.11      Decisions Binding on Parties – Subject to this Agreement, decisions of the Board of Directors made in accordance with this ARTICLE VI shall be binding upon all of the Shareholders.

6.12      Director Nominees' Expenses – Each Shareholder shall bear the expenses incurred by its nominee(s) to the Board of Director associated with attending meetings of the Board of Directors.  If personnel employed in operations are required to attend a meeting of the Board of Directors, reasonable costs incurred in connection with such attendance shall be a cost to the Company.

6.13      Power to Establish Other Rules – The Board of Directors may, by agreement of all the Directors, establish such other rules of procedure, not inconsistent with this Agreement or with LGSM, as the Board of Directors deems fit.

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6.14      No Power to Bind – Except as set forth in this Agreement, no Director (including the Chairman) shall have the power to bind the Company.

ARTICLE VII
OPERATOR

7.1       Operator – The Shareholder with the largest Proportionate Share (the “Majority Shareholder”) shall have the right to appoint the Operator of the Company.  The Operator shall have overall responsibility to manage and carry out all Operations on the Properties, subject to Section 7.2.  The Shareholders shall take reasonable commercial steps to cause the Company and the Operator to enter into the Operator Agreement on substantially the same terms and conditions as set out in Exhibit B.

7.2       Removal of Operator

(a)	If any of the following events shall occur, the Shareholders shall cause the Company to terminate the Operator Agreement:

(i)	the Operator (together with its Affiliates) ceases to be the Majority Shareholder;

(ii)	the Operator fails to perform a material obligation imposed upon it under the Agreement and such failure continues for a period of 60 days after notice from a Shareholder demanding performance;

(iii)
a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for a substantial part of its assets is appointed and such appointment is neither made ineffective nor discharged within 60 days after the making thereof, or such appointment is consented to, requested by, or acquiesced to by the Operator;

(iv)
the Operator commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect; or consents to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of any substantial part of its assets; or makes a general assignment for the benefit of creditors; or takes corporate or other action in furtherance of any of the foregoing; or

(v)
entry is made against the Operator of a judgment, decree or order for relief affecting its ability to serve as Operator or affecting a substantial part of its Shares or Assets by a court of competent jurisdiction in an involuntary case commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect.

(b)
If the Majority Shareholder elects to change the Operator, the Shareholders shall take reasonable commercial steps to cause the Company to change the Operator, including consenting to the termination of the then current Operator Agreement.

ARTICLE VIII
TECHNICAL COMMITTEE

8.1       Establishment and Purpose – The Board of Directors shall promptly establish a Technical Committee.  The Technical Committee shall act in an advisory role with respect to technical matters

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relating to the business of the Company, the Properties and the Operations and shall report to the Board of Directors.  The Technical Committee shall be comprised of four members with two such members being appointed by each Shareholder (along with alternate representatives to the Technical Committee appointed by each Shareholder if desired).  Alternate representatives may attend all meetings and an alternate representative may act for either of its respective Shareholder’s representatives in his or her absence.  Each Shareholder may replace its Technical Committee representatives or alternative representatives by written notice to the other Shareholder.  If a Shareholder Transfers all of its Shares under this Agreement (except to an Affiliate), its Technical Committee members must resign or be removed (by vote of the Shareholders after the Transfer).  The new holder of the Shares will be entitled to the same rights to nominate members of the Technical Committee as the selling Shareholder had prior to the Transfer.

8.2       Frequency of Meetings – The Technical Committee shall meet at least once each calendar quarter either on dates fixed at an earlier meeting or as called by the chairman of the Technical Committee; provided that up to three of the quarterly meetings per year may be cancelled if a representative of each of the Shareholders consents to each such cancellation.  If any event occurs between quarterly Technical Committee meetings and deferring discussion of the matter to the next Technical Committee meeting is not reasonable in the circumstances, a representative may request the chairman of the Technical Committee to call a meeting and the chairman of the Technical Committee shall, within 15 days of being requested, call a meeting.  Notwithstanding the foregoing, the requirement to hold any meeting may be dispensed with by consent of a representative of each Shareholder.  At least five days prior to calling a meeting, the chairman of the Technical Committee shall circulate a draft agenda to each representative.  A representative shall be entitled to have items added to the agenda upon delivering notice to the chairman of the Technical Committee within two days of receiving the draft agenda.  Otherwise, following the calling of a meeting of the Technical Committee, no item shall be added to the agenda nor dealt with at the meeting unless emergency items are brought forward by the chairman of the Technical Committee, having given as much advance notice as reasonably possible or unless a representative from each Shareholder is present and agrees to the addition.

8.3       Notice of and Place of Meetings  – The chairman of the Technical Committee shall give notice, specifying the time and place of, and the agenda for, each meeting of the Technical Committee, to all representatives at least five days before the time appointed for the meeting.  Notice of a meeting shall not be required if a representative of each of the Shareholders is present, waives notice and agrees upon the agenda.  The Technical Committee shall meet in a mutually agreeable place.

8.4       Quorum – A quorum for any Technical Committee meeting shall consist of at least one representative of each Shareholder present in person or by telephone.  If a quorum is present at the commencement and during the meeting, the Technical Committee shall be competent to exercise all of the authorities, powers and discretion bestowed upon it.

8.5       Chairman and Secretary – The Majority Shareholder shall be entitled to have one of its representatives appointed as the chairman of the Technical Committee.  The chairman shall not have a casting vote.  The chairman of the Technical Committee shall be entitled to appoint the secretary for the meeting.  The secretary of the meeting shall take minutes of that meeting and circulate copies thereof to each representative.

ARTICLE IX
RESTRICTIONS

9.1       Area of Interest – If any Shareholder or any of its Affiliates (the “Acquiring Shareholder”) stakes, leases or otherwise acquires or becomes entitled to acquire any interest, directly or indirectly,

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alone or in concert with any other Person, in any mineral right, mining concession, surface right, water right or other mining related assets within the Area of Interest (the “Acquired Property”), the following shall apply:

(a)
the Acquiring Shareholder shall promptly give the other Shareholder written notice thereof (including with its notice all information and data in its possession or control regarding the Acquired Property and a statement of its acquisition costs for the Acquired Property) (the “Acquisition Notice”) and unconditionally offer to transfer and assign the Acquired Property to the Company, free and clear of all liens and encumbrances (other than those arising under the terms of the mineral rights or by Law).  The other Shareholder may elect, by notice delivered within 30 days, to require the Acquiring Shareholder to assign and transfer all of its interest in the Acquired Property to the Company in consideration for a reimbursement of the Acquiring Shareholder’s acquisition costs by the Company (other than any land transfer or other real property taxes, fees or charges paid by the Acquiring Shareholder on the original acquisition that the Company will be required to pay on the acquisition from the Acquiring Shareholder).  If the other Shareholder does not deliver such a notice, the Acquiring Shareholder shall be entitled to retain its interest in the Acquired Property;

(b)
if the consideration paid by the Acquiring Shareholder was other than cash or a work commitment in respect of the Acquired Property, the Acquisition Notice shall specify the cash equivalent of such consideration.  Any non-acquiring Shareholder may, within ten days of its receipt of the Acquisition Notice, if no mutual agreement between the Shareholders is reached, require the determination of the cash equivalent of the consideration to be submitted to the dispute resolution process in Section 18.19, in which event the 30 day period specified in this Section 9.1 shall commence to run on the date of the binding resolution under such process.  The cash value so determined and communicated in writing to the Shareholders shall be deemed to be the cash equivalent of the consideration;

(c)
if the Acquired Property to be assigned to the Company hereunder is subject to an agreement with a third party which provides for the operation (including by earn-in) of such Acquired Property then the Acquiring Shareholder shall use its reasonable best efforts to:

(i)	have the Company become a party to such operating agreement in the place of the Acquiring Shareholder; and

(ii)	if the Operator is not the operator pursuant to such operating agreement, to have the Operator appointed as operator pursuant to such Agreement.

Until such time as the Company becomes a party to such an existing operating agreement, the Acquiring Shareholder shall hold the Company’s interest in such Acquired Property in trust for the Company.  During the period that such interest is held in trust, the Acquiring Shareholder shall promptly provide to the Company any and all notices which the Acquiring Shareholder receives and the Company shall have one-half (½) of the time period set forth in the applicable operating agreement to advise the Acquiring Shareholder whether or not it elects to participate in the operations set forth in any such notice.  Failure to respond within the time period will be deemed to be an election not to join in the proposed operation; and

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(d)	each Shareholder shall cause any of its Affiliates which acquire or become entitled to acquire an Acquired Property to comply with this Section 9.1.

9.2       Right of First Refusal – No Shareholder shall Transfer all or any part of its Shares which are held or acquired by it or any of its Affiliates, except pursuant to this Section 9.2.

(a)
Right of First Refusal – If a Shareholder or any of its Affiliates receives an offer from a third party to Transfer Shares to, or in favour of, such third party, which such Shareholder or such Affiliate (for the purposes of this Section, the “Disposing Party”) intends to accept, it shall not accept the same unless its acceptance is made conditional upon and until the Disposing Party has first irrevocably offered, by notice in writing (the “ROFR Offer”), to Transfer such Shares to, or in favour of, the other Shareholder on the same terms and conditions as in the offer received (the “Right of First Refusal”).  Such notice shall include a true and complete copy of the third party offer received by the Disposing Party, including the third party’s identity.  To the extent the third party offer includes securities listed on a recognized North American, Australian, South African or Western European stock exchange (a “Listed Security”), the Disposing Party’s notice to the other Shareholder shall include the Disposing Party’s good faith estimate of the market value, in cash, of such Listed Securities and the other Shareholder may match the offer in respect of any Listed Securities by paying such estimate of the market value of the Listed Securities in cash.  A Disposing Party may not Transfer Shares for consideration other than cash or Listed Securities.  A Disposing Party may not Transfer Shares, unless all of the Shares which are held by the Disposing Party or any of its Affiliates are being transferred.

A Shareholder shall have 60 days to provide notice to the Disposing Party that it accepts the ROFR Offer (the “Acceptance Period”).  Failure to provide any acceptance notice within the Acceptance Period shall be deemed to be a rejection of the ROFR Offer.

If the other Shareholder does not accept the ROFR Offer within the Acceptance Period after delivery of written notice of the ROFR Offer, the Disposing Party shall then have 120 days to complete the Transfer to, or in favour of, the third party originally making the offer of all but not less than all of the Shares, on the same terms or terms no more favourable to the third party.  In the event that the Disposing Party does not Transfer all of the Shares to, or in favour of, the third party on the same terms as offered to the other Shareholder or terms no more favourable to the third party within such 120 days, then the Disposing Party shall not proceed with any Transfer of such Shares without again complying with the Right of First Refusal set forth in this Section.

If a Shareholder delivers notice within the Acceptance Period that it accepts the ROFR Offer, such acceptance shall constitute a binding agreement of purchase and sale between such Shareholder and the Disposing Party in respect of the Shares on the terms and conditions set out in the ROFR Offer (a “Sale Transaction”);

(b)	Exceptions – The Right of First Refusal set out in this Section 9.2 shall not apply to:

(i)
a bona fide Transfer of all of its Shares by a Disposing Party to, or in favour of, any of its Affiliates.  However, if the incoming Affiliate subsequently ceases to be an Affiliate of a Shareholder, the former Affiliate shall assign, transfer or sell all of the Shares back to the Disposing Party not later than contemporaneously with it ceasing to be an Affiliate of a Shareholder, provided that in the event the

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Disposing Party ceases to exist at such time, the former Affiliate shall assign, transfer or sell all of the Shares to a surviving entity that was an Affiliate of the Disposing Party immediately prior to the Disposing Party ceasing to exist; and

(ii)
a bona fide corporate consolidation or reorganization or arrangement or amalgamation of either Shareholder by which the surviving entity or amalgamated entity shall possess substantially all of the stock or all of the property rights and interests, and be subject to substantially all of the liabilities and obligations of that Shareholder;

(c)	Transferee Requirements - Any Transfer by a Shareholder (including to an Affiliate) of Shares shall be subject to the following limitations:

(i)
no transferee of all or any part of a Shareholder’s Shares shall have the rights of a Shareholder unless and until the Disposing Party has provided to the other Shareholder(s) notice of the Transfer, and, except as provided in Section 9.2 (d), the transferee, as of the effective date of the Transfer, has committed in writing to assume and be bound by this Agreement to the same extent as the Disposing Party;

(ii)
no Shareholder, without the consent of the other Shareholder, shall make a Transfer that shall violate any Law, or result in the cancellation of any permits, licenses, or other similar authorization relating to the Assets; and

(iii)
no Transfer permitted by this ARTICLE IX shall relieve the transferring Shareholder of any liability of such transferring Shareholder under this Agreement, whether accruing before or after such Transfer, unless (A) the transferee expressly agreed in writing to assume all the obligations acquired by the transferring Shareholder, as if the transferee would have been a Party to this Agreement since the Effective Date; (B) the other Shareholders expressly consent in writing to such assumption of obligations; and (C) the form and terms of such assumption are acceptable to the other Shareholders; and

(d)
Closing of a Sale Transaction –The closing of a Sale Transaction will take place on the Closing Date.  For purposes hereof, “Closing Date” means: (i) the date which is 30 days after the expiry of the Acceptance Period unless all filings, notices and authorizations necessary to complete the Sale Transaction have not been made, given or obtained by that date in which case the closing date will be extended for up to 45 days in order to make, give or obtain the filings, notices and authorizations; or (ii) such earlier or later date as the parties to the Sale Transaction agree in writing.  At 10:00 am (PST) on the Closing Date, the payment of the purchase price for the Shares (less any withholdings required by applicable law) will be made by the other Shareholder against delivery by the Disposing Party of certificates representing its Shares, annotation of the Transfer in the Company’s Stock Registry Book (libro de registro de acciones) and all such documents and instruments of transfer as may be required to effectively transfer the Shares from the Disposing Party to the other Shareholder and the purchase of the Shares will be deemed to have been fully completed and all right, title, benefit and interest, both at law and in equity, in and to the Shares or the relevant part thereof will be conclusively deemed to have been transferred to and become vested in the other Shareholder and all right, title, benefit and interest, both at law and in equity, of the Disposing Party, or of .

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any third party purporting to have any interest, legal or equitable, thereon or thereto, will cease in respect of the Shares.

If the Disposing Party fails to execute or deliver all such assignments, transfers, deeds and instruments as may be necessary to effect a Sale Transaction contemplated in this Section 9.2, the other Shareholders shall have all legal actions and rights available to enforce the provisions contained herein, in accordance with applicable Laws.

9.3       Non-Compete Covenants – Notwithstanding any other provision of this Agreement, a Shareholder that Transfers or forfeits all of its Shares, shall for 12 months after the effective date of the forfeiture or transfer remain subject to Section 9.1 as if it were a continuing Shareholder and Section 9.1 shall survive any termination of this Agreement for such 12 months.

ARTICLE X
NO OTHER SHAREHOLDERS

10.1      No Other Shareholders – The Company shall not be entitled to issue Shares or instruments convertible, exercisable or exchangeable into Shares to any third party without the prior written approval of all Shareholders.

ARTICLE XI
DISTRIBUTIONS

11.1       Distributions – From and after the date of Commercial Production from the Mine, each of the Shareholders will cause the Company, not less frequently than quarterly, to distribute its available cash, after making provision for the legal reserve fund in accordance with LGSM, by way of dividends or, with written approval of the Shareholder(s) holding not less than 75% of the Shares, other distributions (e.g., return of capital or contributed surplus) to the Shareholders pro rata in accordance with their Proportionate Shares.  For the purposes of this Section 11.1, available cash shall not include amounts set aside pursuant to an approved Program and Budget for Environmental Compliance, Continuing Obligations and reserves as contemplated by the Operator Agreement.  Any distribution by the Company of proceeds from a Mine between the Shareholders (whether by return of capital or contributed surplus, dividend or such other method as the Shareholders may agree to) will be made at the same time and in amounts in accordance with each Shareholder’s respective Proportionate Share.

ARTICLE XII
SHAREHOLDER MEETINGS

12.1      Frequency of, Notice and Place of Meetings – The Shareholders shall meet at least once a year either on dates fixed at an earlier meeting or as called by the Chairman.  The Chairman shall give notice, specifying the time and place of, and the agenda for, each meeting of the Shareholders at least 15 days before the time appointed for the meeting.  Notice of a meeting shall not be required if all of the Shareholders are present, waive notice and agree upon the agenda.  The Shareholders shall meet in a mutually agreeable place in Mexico within the corporate domicile set forth in the Constating Documents, and failing agreement, at the Company’s principal office in Mexico.  Meetings of the Shareholders may be held by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such communications equipment shall constitute presence in person at the meeting; provided, however, that all resolutions passed at any such meeting are unanimously approved and subsequently confirmed by all Shareholders in writing.

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ARTICLE XIII
TAXATION AND ROYALTY/PRODUCTION PAYMENTS

13.1       General - The Parties agree that each Party shall be responsible for the tax payments, rights and other tax issues legally applicable to each Party, in accordance with the applicable Mexican tax legislation, the Canada-Mexico Income Tax Convention (2006) and all other applicable laws.

13.2       Royalties, Production Taxes and Other Payments Based on Production– All required payments of production royalties, taxes based on production of Mineral Products, and other payments out of production to private parties and governmental entities, shall be determined and made by the Company in a timely manner and otherwise in accordance with applicable Laws and agreements.  In the event the Company fails to make any such required payment, any Shareholder shall have the right to make such payment and shall thereby become subrogated to the rights of such third party; provided, however, that the making of any such payment on behalf of the Company shall not constitute acceptance by the paying Shareholder of any liability to such third party for the underlying obligation.

ARTICLE XIV
ABANDONMENT AND SURRENDER OF PROPERTIES

14.1       Surrender or Abandonment of Property – The Shareholders may, collectively in writing,  authorize the Company to surrender or abandon part or all of the Properties.  If a Shareholder wishes to authorize any such surrender or abandonment over the written objection of the other Shareholder, the Company shall assign to the non-objecting Shareholder or an Affiliate designated by the Shareholder, by appropriate legal documentation at minimum reasonable cost possible and without cost to the surrendering Shareholder, all of the Company’s interest in the part of the Properties to be abandoned or surrendered, and the abandoned or surrendered part of the Properties shall cease to be part of the Properties for purposes of this Agreement and the Company shall have no further right, title or interest in such abandoned or surrendered part of the Properties.

ARTICLE XV
CONFIDENTIALITY

15.1       General – Each Shareholder will keep confidential and not use, reveal, provide or transfer to any third party any Confidential Information it obtains or has obtained concerning the Company or the other Shareholder(s) without the prior written consent of the other Shareholder(s), which consent shall not be unreasonably withheld.

15.2        Exceptions – The consent required by Section 15.1 shall not apply to a disclosure:

(a)	to a consultant, advisor, contractor, subcontractor, officer, director or employee of the Company or any Shareholder or any of their respective Affiliates that has a bona fide need to be informed;

(b)	to any third party to whom the disclosing Shareholder contemplates a Transfer of all or any part of its Shares;

(c)	to any actual or potential lender, underwriter or investors for the sole purpose of evaluating whether to make a loan to or investment in the disclosing Shareholder or the Company; or

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(d)
to a Governmental Authority or to the public which the disclosing Shareholder believes in good faith is required by pertinent law or regulation or the rules of any stock exchange on which its (or its Affiliate’s) securities are listed.

In any case to which this Section 15.2 is applicable, the disclosing Shareholder shall give notice to the other Shareholder concurrently with the making of such disclosure.  As to any disclosure pursuant to Section 15.2(a), (b) or (c), only such Confidential Information as such third party shall have a legitimate business need to know shall be disclosed and such third party shall first agree in writing to protect the Confidential Information from further disclosure to the same extent as the Shareholders are obligated under this ARTICLE XV, and the disclosing Shareholder shall be responsible and liable for any use or disclosure of the Confidential Information by such parties in violation of this Agreement and such other writing.

15.3      Duration of Confidentiality – The provisions of this ARTICLE XV shall apply to a Shareholder until the earlier of: (i) the date that is two years after the winding-up or dissolution of the Company (notwithstanding the resignation of such Shareholder or the Transfer by such Shareholder of all of its Shares); and (ii) the date that is two years after the resignation of such Shareholder.

15.4      Press Releases – Subject to obligations under securities laws and stock exchange requirements, each Shareholder will consult with the other Shareholder before issuing any press release or other public statement disclosing information concerning this Agreement, the Company, the Properties or Operations, and will obtain the approval of the other Shareholder for any press release or other public disclosure containing the other Shareholder’s name, the name of any of the officers, directors or employees of the other Shareholder, or the name of the other Shareholder’s subsidiaries.  Such approval shall not be unreasonably withheld or delayed.  Failure of a Shareholder to comment within two Business Days of receipt of a draft press release or disclosure document will be deemed to constitute approval.  However, such approval shall not be considered certification by the other Shareholder of the accuracy of the information in such press release or public disclosure, or a confirmation by it that the content of such press release or public disclosure complies with the rules, policies, by-laws and disclosure standards of the applicable regulatory authorities or stock exchange.

ARTICLE XVI
COMPLIANCE WITH POLICY ON INTERNATIONAL BUSINESS CONDUCT

16.1       International Business Conduct – The Parties acknowledge that applicable Mexican laws, the Canadian Corruption of Foreign Public Officials Act and/or the U.S. Foreign Corrupt Practices Act, as amended (the “Acts”) apply to the Company and the Shareholders and their Affiliates, and the Parties agree that during the term of this Agreement, that the Parties shall cause the Company to comply with all provisions of the Acts (whether or not technically or jurisdictionally applicable) and if requested by one or more of the Shareholders (acting reasonably), the Company shall provide the Shareholders and with reasonable assurance of compliance with the Acts.

ARTICLE XVII
TERMINATION

17.1        Termination – This Agreement shall be terminated upon the occurrence of any of the following:

(a)
on the later of the date that is 20 years from the date of this Agreement and the date that Mineral Products are no longer being commercially produced from the Properties, and all materials, supplies, equipment and infrastructure thereon have been salvaged and

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disposed of, and any required Environmental Compliance and Continuing Obligations are completed and accepted;

(b)	upon the unanimous written agreement of the Shareholders;

(c)
upon the exercise of a Shareholder’s option to acquire all of the Shares of a Shareholder who is declared bankrupt, insolvent or dissolved by a competent Governmental Authority and the completion of such acquisition;

(d)	upon an IPO of the Shares; or

(e)
pursuant to Article 229 of the LGSM, whereupon, unless otherwise agreed by the Shareholders, the Parties shall promptly proceed to dissolve the Company in accordance with LGSM and any other applicable Law.

17.2      Liquidation and Termination After Dissolution – Upon the dissolution of the Company under Section 17.1, the Shareholders shall appoint in writing one or more liquidators who shall have the authority set forth in Section 17.4.  The liquidator shall take all action necessary to wind up the activities of the Company, and all costs and expenses incurred in connection with the liquidation and termination of the Company shall be expenses chargeable to the Company.  The liquidator may determine which Assets, if any, are to be distributed in kind, and shall sell or otherwise dispose of all other Assets of the Company.  The Assets of the Company shall first be paid, applied, or distributed in satisfaction of all liabilities of the Company to third parties (or to making reasonable provision for the satisfaction thereof) and then to satisfy any debts, obligations, or liabilities owed to the Shareholders.  Thereafter, any remaining cash and all other Assets shall be distributed to the Shareholders in accordance with the Constating Documents and LGSM.  Each Shareholder shall have the right to designate another Person to receive any property that otherwise would be distributed in kind to that Shareholder pursuant to this Section 17.2.  Upon the completion of the winding up of the Company, the liquidator shall cancel the certificate of formation of the Company and take such other actions as may be reasonably necessary to terminate the continued existence of the Company.

17.3      Right to Data After Termination – After the termination of the continued existence of the Company pursuant to Section 17.2, each Shareholder shall be entitled to copies of all information acquired hereunder before the effective date of termination not previously furnished to it, but a Shareholder that forfeits or Transfers all of its Shares, shall be entitled to copies of documentation and information reasonably requested to evidence the Shareholder’s participation in the Company or to assist the Shareholder (or former Shareholder) with its legal compliance obligations (including any public reporting obligations).

17.4      Continuing Authority – From and after the termination of this Agreement under Section 17.1, the liquidator shall have the power and authority of the Operator and the Board of Directors to do all things on behalf of the Company which are reasonably necessary or convenient to: (i) wind up the Operations and the Company; (ii) continue to operate the Properties and other Assets of the Company during the winding up of the Operations and the Company; and (iii) complete any transaction and satisfy any obligation, unfinished or unsatisfied, at the time of such dissolution, if the transaction or obligation arises out of Operations prior to such dissolution.  The liquidator shall have the power and authority to grant or receive extensions of time or change the method of payment of an already existing liability or obligation, prosecute and defend actions on behalf of the Company, mortgage Assets, and take any other reasonable action in any matter with respect to the Company or the Operations.

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ARTICLE XVIII
GENERAL PROVISIONS

18.1      Currency – Unless otherwise indicated, all dollar amounts referred to in this Agreement are expressed in United States funds.

18.2      Headings – The division of this Agreement into Articles, Sections, Subsections, other subdivisions and Exhibits and the insertion of headings and a table of contents are for convenience of reference only and shall not affect the interpretation of this Agreement.

18.3      Number and Gender – In this Agreement, words importing the singular number only shall include the plural and vice versa, and words importing gender shall include all genders.

18.4      Entire Agreement – This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, including, without limitation, the Earn-In Agreement.  There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as provided in this Agreement.

18.5      No Assignment – Subject to Section 9.2, no Party may assign this Agreement, whether by operation of law or otherwise.

18.6      Time of Essence – Time shall be of the essence of this Agreement.

18.7      Statutes – A reference to a statute, regulation or other legislation in this Agreement shall be deemed to extend to and include any amendments thereto and successor legislation.

18.8      “or” and “including” – In this Agreement the word “or” is not exclusive and the word “including” is not limiting (whether or not non-limiting language such as “without limitation”, “but not limited to” or other words of similar import are used with reference thereto).

18.9      Business Days – If any action is required to be taken under this Agreement on a day that is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

18.10     Severability – If any provision of this Agreement is or shall become illegal, invalid or unenforceable, in whole or in part, the remaining provisions shall nevertheless be and remain valid and subsisting and such remaining provisions shall be construed as if this Agreement had been executed without the illegal, invalid or unenforceable provision.

18.11     Exhibits – The following Exhibits are attached to and form an integral part of this Agreement:

Exhibit A                       Property Description
Exhibit B                       Operator Agreement

18.12     Force Majeure – Except for the obligation to make payments or advance funds when due hereunder, which may not be claimed as force majeure by any Party, the obligations of the Parties shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including, without limitation, labour disputes (however arising and whether or not employee demands are reasonable or within the power of the party

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to grant); acts of God; laws, regulations, orders, proclamations, instructions or requests of any government or governmental entity; judgments or orders of any court; inability to obtain on reasonably acceptable terms, or unreasonable delays in obtaining, any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of Environmental Laws; action or inaction by any federal, state or local agency that delays or prevents the issuance or granting of any approval or authorization required to conduct Operations beyond the reasonable expectations of the Company; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sink holes, drought or other adverse weather condition; delay of failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors’ or subcontractors’ shortage of, or inability to obtain, labour, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; actions by native rights groups, environmental groups or other similar special interest groups; or any other cause, whether similar of dissimilar to the foregoing that is beyond the reasonable control of the affected Party.  The time for performance of all obligations hereunder (except for the obligation to make payments or to provide funds when due) shall be extended for a period equivalent to any period(s) of force majeure, as described above.

A Party that claims force majeure shall promptly notify the other Party and shall: (i) take all reasonable steps to remove or remedy the cause of the prevention or delay insofar as the Party claiming force majeure is reasonably able to do so and as soon as possible; and (ii) endeavour to mitigate any effect which an occurrence of an event of force majeure might have on the performance of such Party’s obligations under this Agreement.  The Party claiming force majeure shall provide the other Parties with a regular written report summarizing events that have occurred and prospects for resolution.  However, the Party claiming force majeure by reason of any labour disturbance or dispute, strike or lockout shall not be required to accede to the demands of its opponents in any such labour disturbance or dispute, strike or lockout solely to remedy the force majeure thereby constituted.

18.13     Notice

(a)
All notices and other communications hereunder shall be in writing and in the English language, and (unless some other mode of giving the same is specified or accepted in writing by the recipient) shall be effective when personally delivered, including delivery by recognized express courier service such as Fedex or DHL, to the addressee Party’s principal address stated below, whichever of the foregoing shall first occur, provided that any notice received after normal business hours at the place of delivery shall not be effective until the next Business Day, and provided further that notice properly given to the principal address stated below for a Shareholder shall be effective at the time thereof notwithstanding earlier or later delivery of a copy thereof to another address as required below.  Until otherwise specified by notice, the addresses for any notices shall be (with in each case an email copy to be sent concurrently as follows):

Notices to the Company shall be addressed to:

Desarrollos Zapal, S.A. de C.V. [address to be inserted on execution date]

Attention: •
Email: •

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with a copy to the other Shareholder and its counsel (which does not constitute notice) at the particulars set out below.

Notices to Invecture, shall be addressed to:

Invecture Group, S.A. de C.V. Palmas No. 735 – 402 11010 México, D.F. México

Attention: John Detmold and Jose Luis Ramos Email: John Detmold [jdetmold@invecture.com] Email: Jose Luis Ramos [Jose.L.Ramos@invecture.com]

with a copy (which does not constitute notice) to:

McMillan LLP Royal Centre, 1055 West Georgia Street Suite 1500, PO Box 11117 Vancouver, British Columbia V6E 4N7 Canada

Attention: Bernhard Zinkhofer Email: Bernhard Zinkhofer [Bernhard.Zinkhofer@mcmillan.ca]

Notices to DZHC shall be addressed to:

Desarrollos Zapal Holdings Corp. c/o Vista Gold Corp. Suite 5 7961 Shaffer Parkway Littleton, Colorado, USA 80127

Attention: Frederick H. Earnest and Hector Araya Email: Frederick H. Earnest [fhearnest@vistagold.com] Email: Hector Araya [haraya@vistagold.com]

with a copy (which does not constitute notice) to:

Borden Ladner Gervais LLP 1200 – 200 Burrard Street Vancouver, British Columbia V7X 1T2

Attention: Melanie Bradley Email: Melanie Bradley [mebradley@blg.com]

Any Party may change its address for service aforesaid by notice in writing to the other party specifying its new address for service hereunder.

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18.14     Waiver – Except as otherwise provided in this Agreement, failure on the part of any Party to exercise any right hereunder or to insist upon strict compliance by the other Parties with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such right, term, covenant or condition, or limit the Party’s right thereafter to enforce any provision or exercise any right, power or remedy.  No provision of this Agreement shall be construed to be a waiver by either Party of any rights or remedies such Party may have against any other Parties for failure to comply with the provisions of this Agreement and, except as expressly provided in this Agreement, no remedy or right herein conferred is intended to be exclusive of any other remedy or right, but every such remedy or right shall be cumulative and shall be in addition to every other remedy or right herein conferred or not or hereafter existing at law or in equity.

18.15     Amendments – This Agreement may not be altered, amended or repealed, or a new or amended agreement adopted, except by written agreement of the Parties.

18.16     Enurement – This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

18.17     Legal Representation – This Agreement has been negotiated by each Party with the benefit of legal representation, and any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party do not apply to the construction or interpretation of this Agreement.

18.18     Governing Law – This Agreement will be governed by and construed in accordance with the applicable laws of the United Mexican States (Mexico), without regard to the conflicts of laws or choice of laws principles thereof.

18.19     Disputes - All disputes arising out of, deriving from, or in connection with, this Agreement, or in respect of any legal relationship associated with it or derived from it, will be finally resolved by arbitration administered by the CAM under its Arbitration Rules, by one or three arbitrators appointed in accordance with the said Rules.  The laws applicable to the subject matter will be those referred to in Section 18.18. The seat of arbitration will be Mexico City, Federal District, Mexico.  The language of the arbitration will be Spanish;  however, the parties may enter or file before the arbitrator(s) documents either in English or Spanish, as they were originally drafted and exchanged between them, therefore, the arbitrator or arbitrators should have broad knowledge of both languages. The award to be issued by the sole arbitrator or the arbitral court will be definitive and, therefore, the parties expressly waive the right to file any subsequent recourse or remedy against said award.

18.20     Rule Against Perpetuities – The Parties do not intend that there shall be any violation of the Rule Against Perpetuities, the Rule Against Unreasonable Restraints on the Alienation of Property, or any similar rule.  Accordingly, if any right or option to acquire any interest in the Properties, in the Assets or any part thereof, or in any real property exists under this Agreement, such right or option must be exercised, if at all, so as to vest such interest within time periods permitted by applicable rules.  If, however, any such violation should inadvertently occur, the Parties hereby agree that a court shall reform that provision in such a way as to approximate most closely the intent of the Parties within the limits permissible under such rules.

Counterparts and Electronic Delivery – This Agreement may be executed and delivered in any number of counterparts, which may be executed and delivered by facsimile transmission or electronically in PDF or similar secure format, and it will not be necessary that the signatures of all Parties be contained on any counterpart.  Each counterpart will be deemed an original, and all counterparts together will constitute one and the same document.

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IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date first above written.

INVECTURE GROUP, S.A. DE C.V.	DESARROLLOS ZAPAL HOLDINGS CORP.
By: Name: Title:	By: Name: Title:

DESARROLLOS ZAPAL, S.A. DE C.V.

By: Name: Title:

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Exhibit A

Property Description

Project is centered at approximately UTM coordinates 592500E, 2618000N (NAD27) All concessions are located on INEGI official map number F12B23
Mining Concession Name	Serial Number	Surface Area (hectares)	Location Date	Expiration Date	Annual Fees (in Mexican Pesos, “MXN”) Year 2012
San Antonio	180064	151.3647	03/23/1987	03/22/2037	37,764
El Arbol De Oro	184973	162.0000	12/13/1989	12/12/2039	40,416
El Picachudo	189602	348.0000	12/05/1990	12/04/2040	86,820
La Dificultad	203910	454.0218	11/05/1996	11/04/2046	113,270
Julia	204485	469.4073	02/21/1997	02/20/2047	117,108
Tocopilla	204511	582.4949	02/28/1997	02/27/2047	145,322
La Rica	206545	481.1593	01/23/1998	01/22/2048	120,040
Maile	207581	296.9883	06/30/1998	06/29/2048	74,094
Cerro Pedregoso	218397	46.6493	11/05/2002	11/04/2052	6,614
La Encantada Fracc. 2	218398	12.9992	11/05/2002	11/04/2052	1,844
La Encantada Fracc. 1	218399	166.2248	11/05/2002	11/04/2052	23,566
La Encantada Fracc. II	218415	32.4883	11/05/2002	11/04/2052	4,606
La Encantada Fracc. I	218417	44.9991	11/05/2002	11/04/2052	6,380
Valle Perdido Fracc. I	226290	9.7752	12/06/2005	12/05/2055	694
Valle Perdido Reduccion 2	227346	451.5862	06/09/2006	11/04/2052	64,018
Totals		3,710.1584			MXP 842,556
15 Concessions			Total in US$ @ an exchange rate on 12/01/2012 of = US$1.00 = MXP $13.6204		US$ 61,859
Note:  Proof of Labour must be filed on all concessions annually.  All concessions are Federal Mining Concessions.

All concessions are located on INEGI official map number F12B23
Mining Concession Name	Serial Number	Surface Area (hectares)	Location Date	Expiration Date	Annual Fees (in Mexican Pesos, “MXN”) Year 2012
La Testera	178758	56.0000	19/09/1986	18/09/2036	13,972
Extension La Testera	206780	527.3519	12/09/1998	11/03/2048	131,564
Extension La Testera 2	206779	171.9207	12/03/1998	11/03/2048	42,892
Totals		755.2726			MXP 188,428
3 Concessions			Total in US$ @ an exchange rate on 12/01/2012 of = US$1.00 = MXP $13.6204		US$ 13,834

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The ensuing lists provide: (i) the properties purchased by Vista Gold; (ii) the purchase of possession rights over land; and (iii) the contracts and amendments executed to secure the right of way for both the electric line, access road and aqueduct.

i) Properties purchased by the Company:

Property Name	Seller	Surface	Date	Amount	Title number
Jesús María	Mrs. Rosa Ofelia González Nuñez	1,755-61 has.	September 13th, 2011	USD $1 million	5,427 issued by Notary No. 13
La Junta	Estrada brothers	500 has.	December 23rd, 2008	USD $455,927	23,864 and 25,506 issued by Notary No. 2
Las Playitas	Arturo Cota	19,200 m2	December 10th, 2008	USD $424,000	77,968, issued by Notary No. 13
Casita San Antonio	Ruben Beltrán	503 m2	May 18th, 1999	USD $8,000	8,962, issued by Notary No. 11
Plot # 2	Echo Bay	2,132.9 m2	April 30th, 2003	MXN $14,930.48	46,803, issued by Notary No. 13 (Mexico City)
Plot # 4	Echo Bay	2,148.3 m2	April 30th, 2003	MXN $15,038.10	46,803, issued by Notary No. 13 (Mexico City)
Plot # 5	Echo Bay	2,943.7 m2	April 30th, 2003	MXN $20,606.39	46,803, issued by Notary No. 13 (Mexico City)
Plot # 5	Echo Bay	1,931 m2	April 30th, 2003	MXN $13,517.14	46,803, issued by Notary No. 13 (Mexico City)
Plot # 3	Echo Bay	2,039.9 m2	April 30th, 2003	MXN $14,279.30	46,803, issued by Notary No. 13 (Mexico City)
Plot # 6	Echo Bay	2,723.8 m2	April 30th, 2003	MXN $19,066.67	46,803, issued by Notary No. 13 (Mexico City)

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ii) Possession rights purchased by the Company:

Plot Name	Possessionary	Surface	Date	Amount
Jesús María	Jose Adelaido Sanchez Gonzalez	275 has.	July 21st, 2011	USD $75,000.
Jesús María	Santos Mario Cordero Aguilar	275 has.	July 21st, 2011	USD $75,000
Los Cascabeles	Gilberto Márquez	5,000 m2	December 1st, 2011	MXN $60,000

iii) Easements of access (access road):

Plot Name	Signatory	Surface	Date	Amount
El Tule	Antonio Díaz Rondero	11,000 m2	July 1st, 1997	MXN $5,000
Palmarito de los Sauces	Félix Beltrán Domínguez	1-80 has.	May 30th, 1997	MXN $5,000
Las Gallinas y sus Demasías	Agustina Martínez	58,000 m2	July 10th, 1997	MXN $15,000
El Rosario	Ejido El Rosario	20,000 m2	June 5th, 1997	MXN $37,000
La Cantora	Francisco Moyrón Romero	N/A	August 4th, 1997	MXN $10,000
El Huatamote	Raúl Salgado Beltrán	6,000 m2	July 10th, 1997	MXN $5,000
Piedras Cuatas	Antonio Manríquez Guluarte	N/A	September 26th, 1997	MXN $20,000
La Junta	Estrada Brothers	4-80 has.	August 4th, 1997	MXN $15,000

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iv) Easements of access (electricity lines):

Plot Name	Signatory	Surface	Date	Amount
El Triunfo	Ejido El Triunfo	9,100 m2	April 18th, 1997	MXN $15,000
El Tule	Oscar Von Borstell	8,840 m2	April 7th, 1997	MXN $5,000
El Rosario	Ejido El Rosario	5-85 has.	February 8th, 1997	MXN $45,000
Palmarito de los Sauces	Félix Beltrán Domínguez	6,500 m2	April 7th, 1997	MXN $5,000
Las Gallinas y sus Demasías	María Guadalupe Salgado Martínez	3-25 has.	April 14th, 1997	MXN $12,000
Palmarito de los Sauces	Rosa Ofelia Salgado Núñez	2-21 has.	April 7th, 1997	MXN $10,000
La Cantora	Francisco Moyrón Romero	Included in contract for access road.
El Huatamote	Raúl Salgado Beltrán	6,825 m2	April 7th, 1997	MXN $5,000
Piedras Cuatas	Antonio Manríquez Guluarte	2-17-7 has.	April 14th, 1997	MXN $10,000
La Junta	Estrada Brothers	1-85-90 has.	April 7th, 1997	MXN $18,000

v) Easements of access (aqueduct):

Plot Name	Signatory	Surface	Date	Amount
La Cantora	Francisco Moyrón Romero	Included in contract for access road.
La Brecha	Estrada Sisters	N/A	November 22nd, 2011	MXN $35,000

vi) Amendments to easements of access contracts (electric line):

Plot Name	Signatory	Surface	Date	Amount
Palmarito de los Sauces	Félix Beltrán Domínguez	1,856.176 m2	December 7th, 2011	MXN $5,000
Las Gallinas y sus Demasías	María Guadalupe Salgado Martínez	64,296 m2	December 6th, 2011	MXN $6,200
Palmarito de los Sauces	Rosa Ofelia Salgado Núñez	27,216 m2	December 7th, 2011	MXN $6,200
La Cantora	Francisco Moyrón Romero	21,319.61 m2	December 1st, 2011	MXN $5,000

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Exhibit B

OPERATOR AGREEMENT

THIS AGREEMENT is between ●, an entity duly organized and existing under the laws of ● (the “Operator”), and Desarrollos Zapal, S.A. de C.V, an entity duly organized and existing under the laws of Mexico (the “Company”) this _________ day of _________ (the “Effective Date”).

STATEMENT OF PURPOSE

Whereas the Parties (defined below) wish to establish definitive terms and conditions whereby the Operator will provide services to the Company in the planning and conduct of Exploration (defined below), Development (defined below), Mining (defined below) and Closure (defined below) and related Operations (defined below) on or with respect to the Properties (defined below), pursuant to the terms and conditions of this Agreement.

AGREEMENT

ARTICLE I
DEFINITIONS

1.1           In addition to the terms defined elsewhere in this Agreement, as used herein the words and phrases defined in this Article shall have the meanings given below.  The definitions given in this Article and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined and to both the male and female gender:

“Affiliate” means any Person related to a Party in such way that either the Party or such Person directly or indirectly Controls, is controlled by, or is under common Control with, the other and includes a partnership over whom a Party exercises Control and a joint venture in which a Party holds at least a 50% voting or equity interest.

“Agreement” when referred to as “this Agreement”, means this Operator Agreement, as it may be modified or amended from time to time.

“Approved” (by the Company) means (i) approval by a vote of the Board of Directors of a resolution or other form of proposal that does not require further approval under the Bylaws by a General Meeting, or (ii) approval by the written consent of all Shareholders or by a vote of the Shareholders at a General Meeting of a resolution or other form of proposal brought before the General Meeting.

“Approved Program and Budget” means a Program and Budget that has been approved by the Company.

“Assets” means the mining concessions or other ownership documents respecting the Properties and any and all other rights (including contract rights), real or personal property and assets (including existing and after acquired property) and infrastructure acquired or developed by the Company or with respect to the Properties, as the same may exist from time to time, including all Mineral Products, tenements, facilities, supplies and equipment relating to operations thereat.

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“Authorizations” means any order, permit, approval, waiver, licence or similar authorization of any governmental or public authority, central bank, commission, board, bureau, agency or instrumentality or stock exchange having jurisdiction over the Parties, including those necessary for carrying out Exploration, Development, Mining or Closure appraisal of discovered deposits, and any bond, deposit or other security required by any order, permit, approval, waiver, licence or authorization.

“Authorized Person” means each of the Shareholders and their authorized representatives and designees.

“Board of Directors” or “Board” means the board of directors of the Company as from time to time elected or appointed in accordance with applicable Laws, the Shareholders’ Agreement and the Bylaws.

“Budget” means a reasonably detailed estimate of all expenditures, production and revenues of the Company during a Budget Period, together with a description of the Programs and Operations to be performed during such Budget Period.

“Budget Period” means the time period covered by an Approved Program and Budget, which shall be a Contract Year unless a different period is Approved by the Company.

“Bylaws” means the estatutos sociales of the Company, which are in effect as of the Effective Date and as they may thereafter be amended from time to time in accordance with the terms hereof and the LGSM.

“Closure” means the period of time when a decision has been made by the Company to cease operations, close the facilities, complete reclamation and rehabilitation of the Properties and complete all Environmental Compliance and Continuing Obligations, in accordance with applicable Laws.

“Company Account” means the account maintained by the Operator in accordance with this Agreement showing the charges and credits incurred or obtained by the Operator that are chargeable or credited to the Company.

“Commercial Production” occurs when a processing facility established in connection with the Properties achieves production over a period of 30 consecutive days in which, for not less than 20 days, such facility processed ore from the Properties at a rate of not less than 75% of the design capacity as defined in the Feasibility Report used to make a Production Decision.

“Confidential Information” means the terms of this Agreement, all Technical Data and any other information concerning any matters affecting or relating to the business, the Properties, Operations, Programs, Assets, results or prospects of the Company, including information regarding plans, Budgets, processes, results of Exploration, Development, Mining and Closure and other data, provided however, that Confidential Information, as used in this Agreement, shall not include any information, data, knowledge or knowhow that:

(a)	is in the possession of the information recipient or one of its Affiliates prior to its disclosure by the information provider;

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(b)	is in the public domain prior to disclosure to the information recipient by the information provider;

(c)	lawfully enters the public domain after disclosure to the information recipient through no violation of this Agreement by the information recipient, its Affiliates or representatives;

(d)	is received by the information recipient or its Affiliates from a third party that is not bound by an obligation of confidentiality; or

(e)	is independently developed by the information recipient or its Affiliates without the use of Confidential Information.

“Continuing Obligations” means obligations or responsibilities of the Company that are reasonably expected to continue or arise after Operations have ceased or are suspended, such as future monitoring, stabilization, reclamation, cleanup or Environmental Compliance required under applicable Laws or under the terms of the rights or other contractual agreements applicable to the Company and the Operations, Exploration, Development, Mining or Closure, and all other liabilities of the Company to third parties if any Law can make the Company or any Shareholder directly liable for such obligations or responsibilities.

“Contract Year” means the calendar year (January 1 through December 31), except that the first Contract Year shall be the period from the Effective Date through December 31 of the calendar year in which the Effective Date occurs.

“Control” used as a verb means, when used with respect to an entity, the ability, directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity through: (i) the legal or beneficial ownership of voting securities or membership interests; (ii) the right to appoint managers, directors or corporate management; (iii) contract; (iv) an operating agreement; (v) a voting trust; or (vi) otherwise; and, when used with respect to a natural person, means the actual or legal ability to control the actions of another, through family relationship, agency, contract or otherwise; and “Control” used as a noun means an interest which gives the holder the ability to exercise any of the foregoing powers.

“Development” means operations or work performed for the purpose of or in connection with preparation for Mining, including acquisition of surface rights, water rights and other interests necessary for the conduct of Mining, resource definition/confirmation drilling and condemnation drilling, metallurgical and engineering studies, and the construction or installation of a mill or any other treatment facilities, used for Mining and the performance of any related Environmental Compliance and Continuing Obligations.  The active pursuit of obtaining any Authorization related to any of the foregoing activities included in this definition shall also be considered to be an act of Development.  Accounting treatment of any expenditure shall not be determinative of its status as a Development expenditure.

“Effective Date” has the meaning ascribed thereto on page one of this Agreement.

“Environmental Compliance” means actions performed during or after Operations to comply with the requirements of all applicable Environmental Laws and commitments or obligations

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related to reclamation of areas disturbed in the conduct of Operations, Exploration, Development, Mining and Closure.

“Environmental Law” means Laws aimed at reclamation or restoration of the Properties, abatement of pollution, protection of the environment, protection of wildlife, including endangered species, ensuring public safety from environmental hazards; storage or control of hazardous materials and substances, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances as wastes into the environment, including ambient air, surface water and groundwater, and all other Laws relating to the manufacturing, processing, distribution, use, treatment, storage, disposal, handling or transport of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances.

“Exploration” means all operations or work performed for the purpose of ascertaining the existence, location, quantity, quality, or extent of a commercial deposit of Minerals within the Properties, including preparation of feasibility studies or analyses.  The active pursuit of obtaining any authorization or licences related to any of the foregoing activities included in this definition and the performance of any related Environmental Compliance and Continuing Obligations shall also be considered to be an act of Exploration.

“Feasibility Report” means a feasibility study in the form customarily presented to senior mining financiers and which contains the information required for technical reports by Canadian National Instrument 43-101.

“General Manager” means the individual who has been appointed by the Operator to occupy the office of General Manager pursuant to Section 2.2.

“General Meeting” means the General Shareholders’ Meeting as described in the Bylaws.

“Governmental Authority” means any federal, state or local government or authority, quasi government authority, fiscal or judicial body, government or self regulatory organization, commission, board, tribunal, organization, or any regulatory, administrative or other agency, or any political or other subdivision, department, or branch of any of the foregoing.

“Legal Requirement” or “Laws” means any applicable law, statute, ordinance, decree, requirement, order, treaty, proclamation, convention, rule or regulation (or interpretation of any of the foregoing) of any Governmental Authority, any agreement (including any development agreement) with any Governmental Authority and the terms of any governmental authorization.

“LGSM” means the Ley General de Sociedades Mercantiles (General Laws of Commercial Companies (Mexico)), as amended from time to time.

“Maintenance Costs” means all necessary expenditures for fees, rentals, taxes, requirements, reports and other legal obligations and related professional fees that must be paid or otherwise complied with in order to maintain the Properties in good standing.

“Mine” means the workings established and assets acquired, including pits, dumps, any underground development headings and production stopes, plant and process installations, water treatment facilities, infrastructure, housing, airport and other facilities required to bring one or more of the Properties into Commercial Production.

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“Mineral Products” means any end-products derived or produced from operating any part of the Properties as a Mine and all marketable products obtained after the Mining thereof.

“Minerals” means naturally occurring minerals located in, on or under the Properties, the mining treatment and sale of which are authorized in mineral concessions held by the Company.

“Mining” means mining (through conventional or in situ methods), extracting, producing, beneficiating, handling, milling, recovery, smelting, refining, or other processing of ores and other Mineral Products (including transportation of the same) and the performance of Environmental Compliance in respect thereof.  For greater certainty, the duration of the Mining phase shall include the period after the cessation of actual mining of mineral until the depletion of all ores and the cessation of production operations, such as milling and production of valuable metal.

“Operations” means every kind of work done by, or under the direction of, the Operator on or in respect of a Property pursuant to an Approved Program and Budget to carry out Exploration, to determine the feasibility of Development and, if there is an Approved Production Decision, to carry out Development and Mining and to operate the Mine and Closure, in each case on behalf of or through the Company and at its expense, including, without limitation:

(a)	surveying, mapping, sampling (including bulk or underground sampling), trenching, drilling and exploring (including geochemical and geophysical exploration);

(b)
establishing drill sites, sample/core preparation and sample/core storage areas, pilot plant areas, temporary building areas, lay down areas and constructing such roads, airstrips and other access as may be necessary to conduct Operations;

(c)	transporting to and installing on the Properties, and removing from time to time, buildings, plant, equipment, machinery, tools, appliances, camp facilities, materials and supplies;

(d)	engaging and transporting employees or contractors to work on the Properties;

(e)	supplying food, lodgings and other reasonable needs for any employees or contractors engaged to work on the Properties;

(f)	preparing reports, estimates and studies in respect of the Properties as the Operator may deem necessary or as are required by terms set out herein;

(g)	removing from the Properties reasonable quantities of rock and Minerals and to transport the same for purpose of sampling, testing, metallurgical testing, grading or assaying;

(h)	designing a Mine;

(i)
obtaining all permits, licences, approvals, government authorizations, rights of way and easements necessary in connection with Operations or the Development of a Mine, including environmental permits for tailings and waste disposal;

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(j)
securing all necessary ancillary lands, water rights and uses necessary in connection with Operations or the Development of a Mine, including local community negotiations and land and water purchases from individuals/ejidos;

(k)	preparing and presenting to the Board and to the Technical Committee Programs and Budgets and carrying out Approved Programs and Budgets;

(l)
purchasing or otherwise acquiring all material, supplies, equipment, water, utility and transportation services required for Operations, such purchases and acquisitions to be made to the extent reasonably possible on the best terms available, taking into account all of the circumstances, and obtaining such customary warranties and guarantees as are available in connection with such purchases and acquisitions;

(m)	Mining;

(n)	caring for and maintaining a Mine during periods in which the Mine is not in operation; and

(o)	ensuring Environmental Compliance of all Operations, Continuing Obligations are met, compliance with and all necessary reporting is made in respect of Operations under applicable Laws.

“Party” means the Operator and the Company and their respective permitted successors and assigns as parties to this Agreement.  The term “Parties” means “Party” where the context or circumstances so require.

“Person” means an individual, corporation, limited liability company, unlimited liability corporation, sociedad anónima, sociedad anónima de capital variable, asociacion en participacion, sociedad en nombre colectivo, partnership, limited partnership, sociedad de responsabilidad limitada, joint venture, firm, trust, unincorporated organization, Governmental Authority or other entity or form of enterprise.

“Production Decision” means the decision by the Board regarding whether to proceed with a Development program to achieve Commercial Production on the basis of a Feasibility Report on one or more of the Properties.

“Program” means a description in reasonable detail of Operations to be conducted and objectives to be accomplished by the Operator over each Contract Year or such other period as is approved by the Board of Directors.

“Properties” means the mining concessions, claims, interests and all related Mineral rights of the Company, related surface and access rights, Authorizations, and options for any of such rights or interests, that are described in the Shareholders’ Agreement, and any renewals thereof, and any form of successor or substitute title therefore and any additions thereto as contemplated by the Shareholders’ Agreement.

“Shareholder” means Invecture or DZHC and their respective successors and assigns under the Shareholders’ Agreement.

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“Shareholders’ Agreement” means the Shareholders’ Agreement among Invecture, DZHC and the Company dated ●, to which the form of this Agreement was appended as an appendix and all amendments, supplements, and restatements thereof.

“Technical Committee” means the technical committee established by the Board of Directors pursuant to Article VIII of the Shareholders’ Agreement.

“Technical Data” means engineering studies and working papers, consultants reports and working papers, pre-feasibility reports, Feasibility Reports, Mine plans, surface and underground maps, assays, samples, cores, analyses, geologic and geophysical maps, engineering maps, photographs, drill logs, exploration reports, environmental studies, correspondence with Governmental Authorities, reserve studies and reports, metallurgical studies and reports and all other information and data existing in printed or electronic form concerning the condition, geology, mineral potential, physical characteristics, mineability or other technical matters related to the Properties.

ARTICLE II
APPOINTMENT OF THE OPERATOR

2.1	Appointment of the Operator.

The Operator is hereby appointed by the Company as its exclusive operator to manage and carry out all of the Operations of the Company and the Operator hereby accepts such appointment and agrees to comply with its obligations set out herein, subject to its rights and authorities set forth herein.

2.2	Operator’s General Manager.

The Operator shall appoint an individual person as the General Manager who shall generally represent the Operator in the Operations conducted for the Company in accordance with this Agreement and the Shareholders’ Agreement.  The Operator may also appoint a second individual to act in the place of the General Manager in the event that the General Manager is absent or impeded from acting, the sole fact that the alternate representative is acting as representative of the Operator being sufficient evidence to prove such absence or impediment.  The Operator shall upon the appointment of a General Manager or alternative representative of the General Manager and any change thereof, promptly notify the Company and the Shareholders of the name and contact details of such appointees.

2.3	Relationship between the Parties.

Notwithstanding that the Operator may be a Shareholder of the Company and subject to other agreements involving the Company or the other Shareholder(s), this Agreement does not imply nor shall it result in any employment, partnership or fiduciary relationship between or among the Parties or the employees or consultants of the other Party.  The Parties hereto in so far as the subject matter of this Agreement is concerned, are independent contractors.

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ARTICLE III
RESPONSIBILITIES AND AUTHORITY OF THE OPERATOR

3.1	Powers and Duties of the Operator.

The Operator shall fulfill the rendering of services described herein (the “Operator’s Services”) on a workmanlike and efficient basis.  For this purpose, the Operator shall manage, direct, control and carry out the Operations of the Company according to the Company’s Approved Programs and Budgets, its Bylaws and the specific instructions provided by the Board of Directors which are not contrary to the terms of this Agreement and the Shareholders’ Agreement.  The Operator will, subject to Section 3.2, be generally in charge of all the technical decisions, such as the preparation and performance of all Programs and Budgets, the prioritization of exploration areas, the determination of the equipment or personnel requirements and, in general, any other decision related to or in connection with the Exploration, Development, Mining, Environmental Compliance, Continuing Obligations and Closure.  Without limiting the generality of the foregoing, subject to the direction of the Company, the Operator shall have the following specific powers and duties:

(a)
The Operator shall implement and use all reasonable efforts to cause the employees of the Company and the employees of the Operator and/or its Affiliates to implement, the Approved Programs and Budgets (including meeting any goals and targets established therein), and shall make, or cause to be made, all disbursements necessary to carry out Approved Programs and Budgets, including the development of a Feasibility Report and implementation of a Production Decision, and, if a Production Decision is made, Development, Development of a Mine, Mining and Closure.

(b)
The Operator shall have the right to perform services through agents, Affiliates or independent contractors.  The Operator shall have sole discretion, subject to applicable Laws and to any specific provisions of applicable Approved Programs and Budgets, to select such agents, Affiliates or independent contractors, provided, however, that the cost of services performed by Affiliates of the Operator shall be on no less favourable terms than arm’s length terms.

(c)
In order to implement Approved Programs and Budgets, the Operator shall have the discretion to select third party contractors for the performance of services to the Company, determine the terms and conditions of new contracts with such contractors and supervise and manage the performance of such contracts and existing third-party contracts by the Company and its contractors, including the taking of enforcement actions and settling of disputes.

(d)	The Operator shall use its best efforts to ensure security of the Assets and the Properties from theft, fraud and other acts of malfeasance.

(e)
The Operator shall supervise and manage the purchase or other acquisition by the Company of all materials, services, supplies, equipment, vehicles, fuel, tools, water, utility services and transportation services required for Operations (including such items as may be owned or operated by the Operator and supplied,

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rented or used by it for the Operations).  The Operator shall ensure that all goods and services are purchased under what are in the Operator’s discretion (acting reasonably) the best available terms and conditions.

(f)
The Operator shall review all invoices for approval and, provided that it has received the requisite funds from the Company or the Shareholders, pay or cause the Company to pay all approved invoices (in either case on behalf of the Company) and shall promptly advise the Board if the Company lacks sufficient funds for the Operator to carry out its responsibilities under this Agreement.

(g)
The Operator shall determine the qualifications, numbers and assignments of the Company’s workforce and shall have the authority to appoint the workers of the Company, including supervisory personnel, establish their remunerations, direct them as to their obligations and duties, supervise them in the performance of their jobs and put an end to their services.

(h)
The Operator will use commercially reasonable efforts to furnish sufficient qualified personnel and to source or supply equipment to assure performance of services hereunder.  The Operator stall have sole discretion, subject to applicable Law, to determine the number of Company employees needed and their terms of employment, to establish salaries, wages and benefits for such employees and to control and direct such employees in the performance of their duties.  The Operator shall have discretion in determining which employees performing Operations will be employees of the Operator or of its Affiliates and which of such employees will be employees of the Company.

(i)	The Operator shall maintain the Tracking Accounts (as defined in the Shareholders’ Agreement) in accordance with section 5.2 of the Shareholders’ Agreement.

(j)
The Operator shall maintain all Technical Data and Operations data in reasonable detail and such data shall be in such a condition and form that upon a reasonable request, a Shareholder can inspect it within 15 days notice.

(k)
The Operator shall upon reasonable request provide the Company and the Shareholders with access to all technical information and Technical Data relating to Operations and the Properties within 15 days of such request (or such longer period as it the Operator may reasonably require), including such data that is necessary for each of the Company and the Shareholders to prepare its own or one of its Affiliate’s technical reports in order to comply with its or any of its Affiliate’s obligations under Canadian National Instrument 43-101.

(l)
The Operator shall ensure the sale and delivery of Mineral Product is, in the discretion of the Operator (acting reasonably), conducted under the best available commercial terms. The Operator shall be responsible for delivery, security and insurance of the Mineral Products.

(m)	The Operator shall take all actions, perform all duties and make or incur such expenditures as are required to maintain the titles and interests of the Company in

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and to the Assets, including, without limitation, ensuring the payment by the Company of all taxes and Maintenance Costs required to be paid or incurred with respect to the Properties, the Assets and the Operations.

(n)	The Operator shall conduct such title examinations and cure such title defects in respect of the Properties as may be advisable in the reasonable judgement of the Operator.

(o)
The Operator shall (i) make or arrange for all payments required by leases, licenses, permits, contracts and other agreements related to the Assets and the Properties, (ii) otherwise comply with, or cause to be complied with, the provisions of all leases, licenses, permits, contracts and other agreements related to the Assets and the Properties, and (iii) do all other acts reasonably necessary to maintain the Assets and the Properties.

(p)
The Operator shall use its best efforts directly or through Company personnel to (i) secure all necessary Authorizations in the name of the Company; (ii) cause the Company to conduct the Operations in compliance with applicable Laws and regulations; (iii) notify promptly the Company of any allegations of substantial violation thereof; and (iv) prepare and facilitate the filing by the Company of all reports or notices required for the Operations of the Company.

(q)
All equipment, buildings, improvements, Mineral Products, properties, contract rights, licences and other items and things required by the Operator to be acquired for the Company pursuant to Approved Programs and Budgets when paid for by the Company shall be Assets of the Company and included in the Assets irrespective of whether the Operator or the Company actually holds title.  The Operator shall ensure that the Company is the legal and beneficial owner of all of the Assets (unless the Operator itself supplies any equipment or other assets under an Approved Program and Budget).

(r)
Subject to the prior Approval of the Company, the Operator shall, at all times while conducting Operations hereunder, procure and maintain at the Company’s expense such insurance coverage as the Operator may reasonably deem to be desirable to protect itself and its Affiliates, and their respective officers, directors, and employees against liability to third Parties in connection with the Operations, and such other insurance coverage as the Company may approve or direct the Operator to obtain.

(s)
The Operator shall obtain insurance, naming the Company as insured, which adequately covers all risk reasonably and prudently foreseeable in the Operations for which, having regard to the nature of such risk, the relative cost of obtaining insurance and the availability of such insurance, it is prudent to seek insurance rather than provide for self insurance, or as may otherwise be determined from time to time by the Board of Directors.

(t)	The Operator shall prosecute and defend all litigation or administrative proceedings arising out of Operations, but shall not initiate such proceedings other

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than those necessary to maintain title to the Assets, to address timely labour matters, to preserve or maintain operations or on an emergency basis, without consent of the Board of Directors.  A Shareholder who is not the Operator shall have the right to participate, at its own expense, in such litigation or administrative proceedings.  The Company must approve in advance any settlement involving payments, commitments or obligations not provided for in an Approved Program of Budget.

(u)
The Operator shall prepare an Environmental Compliance and Continuing Obligations plan for all Operations consistent with the requirements of any applicable Laws or contractual obligations and shall include in each proposed Program and Budget sufficient funding to implement the Environmental Compliance and Continuing Obligations plan and to satisfy the financial assurance requirements of any applicable Law or contractual obligation pertaining to Environmental Compliance and Continuing Obligations.  To the extent practical, the Environmental Compliance and Continuing Obligations plan shall incorporate concurrent reclamation of the Properties disturbed by Operations.  The Operator shall keep the Company and the other Shareholders reasonably informed about the Operator’s efforts to discharge Environmental Compliance and Continuing Obligations.  Authorized representatives of each Shareholder shall have the right from time to time to enter the Properties to inspect work directed toward satisfaction of Environmental Compliance and Continuing Obligations and to audit (at the Shareholder’s own expense) the books, records and accounts related thereto.

(v)
The Operator (and the Operator’s employees, contractors, agents, Affiliates and its Affiliates’ employees, contractors and agents) shall enter the Properties at the Operator’s sole risk, but subject to the Operator’s rights, authorities and indemnification entitlements herein provided for.

(w)
Provided the Company has advanced any funds required hereunder, the Operator shall not by any action or inaction cause or allow any lien or encumbrance to be placed upon or against the Assets, the Properties or any part thereof, except for mechanic or materialmen’s liens which shall be discharged in a diligent manner; provided that if the Operator, in good faith, disputes the validity or amount of any claim or liability asserted for work performed on the Properties it will not be required to pay, or cause to be paid from the Company’s funds the same until the amount and validity thereof have been finally determined.

3.2	Report to Chief Executive Officer of the Company.

The Operator acknowledges that it will work directly with and report directly to the Chief Executive Officer of the Company unless the Board otherwise requests. If for any reason the Chief Executive Officer is unavailable then the Operator shall communicate and work with the Company’s other principal management executives unless and until the Board otherwise directs.

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3.3	Periodic Reports.

Subject to any modifying instructions by the Board of Directors, the Operator shall prepare and provide to the Board of Directors and to each Shareholder within 15 days of the end of each month, a reasonably detailed report describing the Operations conducted by the Operator, or under the direction of the Operator, for that month.  The reports shall summarize the activities of the Operator since the last report and on a budget-to-date basis and shall address the results of the work performed by or on behalf of the Operator as compared to the Approved Program and Budget.  The Operator shall also prepare interim reports and updates for the Technical Committee, the Board or a Shareholder, as may be reasonably requested by any of such Persons from time to time.  A Shareholder has the right to discuss the Operations with the General Manager or its alternative representative at any time on reasonable notice.

3.4	Standard of Care.

The Operator shall conduct all Operations or cause all Operations to be conducted in a good, efficient and workmanlike manner, in accordance with sound mining and other applicable industry standards and practices, all applicable Laws, regulations and orders, and in accordance with any contracts, permits, and Authorizations pertaining to the Company or the Properties.  Neither the Operator nor any Affiliate of the Operator that performs services shall be liable to the Company or the Shareholders for, and shall not be denied its right to recover its costs and expenses in respect of, any act or omission resulting in damage, claims or loss, except to the extent caused by the Operator’s or its Affiliate’s failure to conduct activities in accordance with applicable Laws, failure to maintain a safe work environment, wilful misconduct or gross negligence of the Operator or any such Affiliate.  The Operator shall not be in default of its duties under this Agreement if its failure to perform is caused by the failure of the Company to provide necessary funds.

3.5	No Inconsistent Activities.

The Operator shall not engage in any business or activity that is inconsistent with the terms of this Agreement or the Shareholders’ Agreement.  The Operator may operate other clients’ mineral properties provided such operations are not in conflict and do not interfere with the Company or with the Operations.

3.6	Confidential Information.

The Operator shall maintain the confidentiality of the Company’s Confidential Information and shall use its best efforts to protect the Confidential Information from any unauthorized use or release.  Unauthorized release is any release of Confidential Information to a party other than to the Company or a Shareholder, but unauthorized release does not include where release is compelled by a Legal Requirement or where it is necessary to make such disclosure in order to carry out the Operations. The confidentiality obligation shall survive the termination of this contract for two years.

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ARTICLE IV
PROGRAMS AND BUDGETS

4.1	Preparation of Programs and Budgets.

The Operator shall prepare and present Programs and Budgets at the times and as directed by the Board of Directors.  Each such proposed Program and Budget shall be in a form and degree of detail described in Section 4.3, unless the Board of Directors otherwise determines.  Unless otherwise directed by the Board of Directors, the Operator shall meet with the Technical Committee not later than October 31 of each year to discuss the Program(s) and Budget for the following Contract Year and shall provide the Technical Committee with copies of the proposed Program(s) and Budget in near final form not less than 30 days prior to submitting such Program(s) and Budget to the Board of Directors.  Proposed Programs and Budgets shall be submitted to the Board of Directors to be Approved by the Company at least one month prior to the expiration of the then current Budget Period.  When Approved by the Company, a Budget Period may be for a period longer than one Contract Year.  Operations shall commence on the Effective Date and the Company and the Operator will agree on an interim Program and Budget until the Board is able to meet and determine a Program and Budget for the balance of the first Contact Year.

4.2	Timing of Funds Requests for Budgets.

In preparing each Budget for a Budget Period, the Operator shall also prepare a proposal for the timing of funding of cash calls for each of the Program(s) in such Budget.

4.3	Content of Programs and Budgets.

Subject to changes requested by the Company, each Program and Budget proposed by the Operator will contain at a minimum the following information:

(a)	a narrative description in reasonable detail of the Operations (by Program) proposed for the Contract Year or Budget Period (as applicable);

(b)	technical milestones to be achieved;

(c)	a breakdown of costs, production and revenues by category for each Program and phase of Operations;

(d)	capital Program and Budget, which shall be funded from cash flows from Operations or funds previously reserved for such purposes, unless previously Approved by the Company;

(e)	cash reserves, schedule for cash calls and cash disbursements;

(f)	threshold values, including maximum aggregate amount of expenditures and minimum acceptable production criteria (tonnes mined and milled, ounces produced and revenues generated);

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(g)
provisions for payment into reserve funds established by the Company to pay for (i) a sum equating to 10% of all other expenditures in the Budget representing a reserve for contingencies and (ii) the estimated total cost for reclamation, abandonment, and long term care and monitoring of any mine and related facilities, Continuing Obligations and Environmental Compliance, or if such fund is inadequate, payment of such additional amounts as are required; and

(h)	such other information and detail as is reasonably requested by the Company.

4.4	Amendments and Supplements.

The Operator will prepare amendments or supplements to Approved Programs and Budgets at the request of the Company or independently for presentation to the Company if deemed necessary by the Operator.

4.5	Performance by the Operator of Approved Programs and Budgets.

(a)
Conformance with Approved Programs and Budgets.  Except as otherwise provided herein or otherwise Approved by the Company, the Operator will conduct Operations, incur expenses and purchase assets for the Company in accordance with Approved Programs and Budgets.  The Operator shall promptly notify the Company of any actual or anticipated material departure from an Approved Program and Budget.  Except in the case of an emergency or occurrence of the circumstances described in Section 4.5(b), the Operator will not deviate, or permit material deviation, from an Approved Program and Budget, unless previously expressly authorized by the Company.

(b)
Budget Overruns and Program Changes.  If the Operator anticipates that a Budget overrun and/or revenue shortfall of greater than 20% will occur and/or believes that additional expenditures are therefore warranted prior to the end of the Budget Period, the Operator may propose one or more amendments or supplemental Budgets to the Company to address such overrun/shortfall or additional expenditures over the remainder of the then current Budget Period.  In the absence of timely approval of any such amendment or supplemental Budget by the Company, the Operator shall take such measures as deemed reasonable (including, but not limited to, changing the cut-off grade, stockpiling low-grade ore, reducing stripping, and/or implementing cost effective measures to increase production) to increase revenues and/or reduce expenditures to the extent reasonably possible for the remainder of the current Budget Period so as to minimize any overrun, but is authorized to make such expenditures as are required to continue Operations at levels of production set forth in the current Approved Program and Budget and to make other expenditures as may be necessary for the protection and preservation of the Assets and compliance with Legal Requirements notwithstanding that such expenditures will cause a Budget overrun.

If the Operator exceeds an Approved Program and Budget by more than 20% in the aggregate without an amendment to the Approved Program and Budget being

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Approved by the Company, then the excess over 20%, unless directly caused by an emergency or unexpected expenditure made pursuant to Section 4.5(c) or unless otherwise Approved by the Company or ratified by the Board of Directors, shall be for the sole account of the Operator.  For the avoidance of doubt, provided that the Operator promptly proposes to the Chief Executive Officer amendments to the Approved Programs and Budgets where overruns are being or are expected to be experienced, the Operator shall not itself bear any of the costs of such overruns no matter the cause, gross negligence or wilful misconduct of the Operator excepted.

(c)
Emergencies.  In case of emergency, the Operator may take, and cause the Company to take, any reasonable action it deems necessary to protect life, limb or property, to protect the Assets or to comply with Law or government regulation.  The Operator may make, or cause to be made, reasonable expenditures for such emergencies and for unexpected events which are beyond its reasonable control for unexpected Company liabilities.  The Operator shall promptly notify the Company of the emergency or unexpected expenditure and the Operator shall be reimbursed by the Company for all resulting costs.

(d)
Activities during Delay or Deadlock.  If the Company for any reason fails timely to adopt a Program or Budget on account of deadlock, the Operator shall, subject to the contrary direction of the Board and subject to having the necessary funds from the Company or from the Shareholders, continue Operations sufficient to maintain the Assets, maintain the Properties in good standing, protect employee health and public safety and preserve production levels (if Mining is ongoing on an at least cash-flow break-even basis while the deadlock is occurring).

ARTICLE V
ACCOUNTS AND SETTLEMENTS; INSPECTIONS

5.1	Accounts.

The Operator shall keep and maintain, or cause to be kept and maintained, complete and accurate accounting and financial books and records related to Operations on an accrual basis in accordance with International Financial Reporting Standards and specific accounting practices as may be determined by the Operator to be appropriate, to reflect accurately all transactions by or on behalf of the Company.  Such accounts shall show all costs, expenditures, receipts and disbursements related to Operations and information necessary for the preparation of the reports described in Section 3.3.  The Operator shall retain all accounts, documents and invoices pertaining to charges and credits to the Company Account for a period of not less than 60 months after the end of the Contract Year in which such charges and credits take place or until exceptions thereto pursuant to Section 5.4 have been satisfied, whichever is the longer; provided, however, that upon request of a Shareholder, the Operator shall retain such documents and invoices for as long as such records need to be kept for tax purposes.

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5.2	Monthly Budget Reports.

Subject to any modifying instruction given by the Company, the Operator shall within 15 days of the end of each month submit monthly statements of account to the Company.  The monthly statements shall show:

(a)	charges and credits to the Company Account and comparisons to the Approved Program and Budget;

(b)	monthly general expenses and compensation of the Operator;

(c)
the estimated amount of (i) funding that will be required, (ii) production from Operations and (iii) revenue from Operations during the succeeding six calendar months (or such other period as may be determined by the Company);

(d)	any trends that have been indentified, which may predict a deviation from the Approved Program and Budget; and

(e)	the funds available, or estimated to be available, from cash flow of the Company or funds previously furnished to the Company by the Shareholders pursuant to the Shareholders’ Agreement.

The Company shall provide sufficient funds so that the Operator is able at all times to maintain a cash balance approximately equal to the rate of Approved Budget disbursements for up to 60 days (which for greater certainty shall include general expenses and compensation of the Operator).  All funds in excess of immediate cash requirements shall be invested for the benefit of the Company in interest-bearing accounts in such bank or banks as is determined by the Board of Directors.

5.3	Cash Calls.

The Operator shall submit, or cause to be submitted, to the Company and each Shareholder, before the last day of each month, requests for cash contributions, pursuant to the timing for such cash-calls in the applicable Approved Budget.

5.4	Audits.

Within 30 days after the end of each Contract Year, the Operator shall cause an annual audit of the accounting and financial records pertaining to the Company’s Operations conducted by a certified public accountants selected by, and independent of, the Operator and shall be conducted in accordance with generally accepted auditing standards.  All written exceptions to such audit and claims upon the Company or the Operator for discrepancies disclosed by such audit shall be made not more than three months after completion and delivery of the audit report.  Failure to make any such exception or claim with the three month period shall mean the audit is approved, except in the case of proven fraud in which case there shall be no limit to the time in which an exception or claim can be made.

Notwithstanding the annual audit, each of the Company and the Shareholders shall have the right to have an independent audit of to the Company’s books, records and accounts (including the

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Company Account), which audit shall be at the requesting Person’s own expense.  The requesting Person shall give the Operator 30 days prior notice of such audit.  Any audit conducted shall be made during the Operator’s normal business hours and shall not interfere with the Operations.  No Person shall have the right to audit records and accounts relating to transactions or Operations more than 24 months after the calendar year during which such transactions, or transactions related to such Operations were charged or credited to the Company Account.  All written exceptions to and claims upon the Operator for discrepancies disclosed by such audit shall be made not more than three months after completion and delivery of such audit, or they shall be deemed waived.

5.5	Inspection and Access.

Upon reasonable notice, an Authorized Person for each Shareholder shall be entitled to enter upon the Properties at any and all reasonable times at the respective Shareholder’s sole risk and expense, to inspect the Operations being performed by the Operator hereunder.  A Shareholder or any Authorized Person for such Shareholder shall also be permitted, at reasonable times and at reasonable intervals, to inspect and make copies of any and all records, reports, accounts, Technical Data, plans, maps and surveys and all correspondence or other documents relating to the services or to Operations.

ARTICLE VI
SALES OF PRODUCTS; APPLICATION OF PROCEEDS

6.1           Unless the Board otherwise determines, the Operator is authorized subject to Section 3.1(l) to sell doré gold bullion, refined gold or other Mineral Products on behalf of the Company in accordance with directions from the Board and pay the proceeds to the Company or apply the proceeds in such order and in such increments as the Board shall direct.

ARTICLE VII
COMPENSATION OF THE OPERATOR

7.1	Compensation of the Operator.

The Company shall reimburse the Operator for all costs and expenses reasonably incurred by the Operator or its Affiliates in the performance of services under this Agreement and in addition shall compensate the Operator for such services in accordance with Section 7.2(f).  Such costs and expenses shall include, without limitation, expenditures made in accordance with Approved Programs and Budgets, costs and expenses specifically stipulated in Section 7.2 to the extent not already paid under this Section 7.1, and any expenditures otherwise authorized by the Company.  The Operator shall be provided with funds in advance or be reimbursed by the Company for all such costs or expenses.

7.2	Procedures for Determining Certain Costs and Expenses Incurred by the Operator.

Subject to the limitations hereinafter set forth, and without limiting Section 7.1, the Operator shall charge the Company the costs and expenses set out in this Section 7.2.  Where the term “Operator” is used in the following items with respect to the bases for determining compensation to be paid to Operator, it shall be deemed to mean the Operator and/or its Affiliates:

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(a)	Labour and Employee Benefits.

(i)	Salaries and wages of the Operator’s employees directly engaged in Operations, including salaries or wages of employees who are temporarily assigned to and directly employed by the Operator.

(ii)
The Operator’s cost of holiday, vacation, sickness and disability benefits and other customary allowances applicable to the salaries and wages chargeable under Section 7.2(a)(i).  Such costs may be charged on a “when and as paid basis” or by “percentage assessment” on the amount of salaries and wages.  If percentage assessment is used, the rate shall be applied to wages or salaries excluding overtime and bonuses.  Such rate shall be based on the Operator’s cost experience and it shall be periodically adjusted at least annually to ensure that the total of such charges does not exceed the actual cost thereof to the Operator.

(iii)
The Operator’s actual cost of established plans for employees’ group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus (except production or incentive bonus plans under a union contract based on actual rates of production, cost savings and other production incentive factors, and similar non union bonus plans customary in the industry or necessary to attract competent employees, which bonus payments shall be considered salaries and wages under Section 7.2(a)(i)), provided that the plans are limited to the extent feasible to those customary in the industry.

(iv)
Portion of wages and salaries and other costs described in Sections 7.2(a)(ii) and (iii) applicable to the Operator’s services provided pursuant to this Agreement for employees who spend a part of their time in the performance of services and part of their time on unrelated matters may be allocated in part to the Company Account on the basis of hourly time records or other records based on a reliable time allocation system.

(v)
Cost of assessments imposed by government authority which are applicable to salaries and wages chargeable under Sections 7.2(a)(i) through 7.2(a)(iv), including all penalties except those resulting from the wilful misconduct or gross negligence of the Operator.

(vi)	Reasonable transportation costs and travel expenses incurred in connection with the transportation of employees and material necessary for the Operations.

(b)
Contract Services.  The cost of contract services procured from outside sources.  If contract services are performed by the Operator, the cost charged to the Company Account shall not be greater than that for which comparable services are available in the open market within the vicinity of the Operations.  The cost of professional contract services (except for engineering and technical services for non-major projects) procured from outside sources in excess of $25,000 per

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annum per contract shall not be charged to the Company Account unless specifically Approved by the Company or as part of an Approved Program and Budget.

(c)
Use of Equipment, Facilities.  A reasonable charge for the use of any equipment or facilities owned or leased by the Operator and made available for use in Operations, which charge shall not exceed the average commercial rates then currently prevailing in the vicinity of the Operations.

(d)	Insurance Premiums. Net premiums paid for insurance required to be carried pursuant to Sections and 3.1(r) and 3.1(s).

(e)	Taxes. All taxes (except income taxes) of every kind and nature, including value added taxes or stamp taxes, assessed or levied upon or in connection with the performance of services by the Operator.

(f)	Administrative Charge. The following amounts as compensation for services of the Operator, which compensation shall be in lieu of any other administration fee or mark-up of its costs:

(i)	During the Exploration phase: The amount equivalent to five percent of the total amount annually invested in the Exploration of the Properties.

(ii)
During the Development phase: The equivalent four percent of the total amount invested for the Development of any Mine(s), except for the management of contracts equivalent to US$500,000 or more.  In this case, the amount will be equivalent to three percent of such contract

(iii)	During the Mining phase: The amount equivalent to three percent of the total amount expended in Mining.

(iv)	During the Closure phase: The amount equivalent to five percent of the annual expenses incurred for the closing of the mine and environmental reclamation of the Properties.

(v)	The above mentioned amounts are before any applicable sales and value added taxes and shall exclude the administrative charge referred to herein.

(g)
Other Expenditures.  Any reasonable direct expenditure, other than expenditures which are covered by the foregoing provisions, incurred by the Operator or its Affiliates for the necessary and proper performance of services under this Agreement.

7.3	Adjustments.

The provisions of Section 7.2 shall be reviewed by the Company upon the request of the Operator or any Director to ensure that the Operator’s charges do not exceed those of an arm’s-length mining contractor for similar services and use of similar equipment and facilities.  The

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Company and the Operator shall, in good faith, endeavour to agree on modification to such provisions that will remedy any above-market charges.

7.4	Indemnification.

The Company agrees to indemnify and hold the Operator, its Affiliates and their respective officers, directors, employees and agents, harmless against any claim of or liability to any third person, including costs incurred in defending against the same, resulting from any act or omission of the Operator, its Affiliates and their respective officers, directors, employees and agents, in conducting Operations pursuant to this Agreement or arising out of the Operator’s conduct of or participation in Operations, to the extent that the claim or liability is not covered by insurance; excepting that the Operator and such persons shall not be indemnified or held harmless by the Company for any loss, damage, claims or liability, resulting from the wilful misconduct or gross negligence of the Operator or such other persons and entities (and the Operator shall not itself be denied indemnification merely because it retained a third party which committed an act of gross negligence or wilful misconduct).

7.5	Reimbursement to the Company.

If the Company is obligated, by any competent authority or by a third party, to pay any compensation, social benefit or any other benefit to any employee or representative of the Operator, the Company may withhold from the compensation owed to the Operator any amounts paid for such obligations to the extent necessary to ensure that no double payments in favour of the Operator are made.

7.6	Payments.

The Company shall pay the invoices for services and expenses delivered by the Operator no more than 15 working days after the date that said invoices are received.  The invoices shall be deemed to be received on the date of personal delivery, if delivered during normal business hours, and, if not delivered during normal business hours on the next business day following delivery.  Invoices shall be concurrently delivered to the Company by email.  The delivery and payment of the invoices shall be made in to the addresses set out in Section 15.2, unless the Party has changed its address for Notice in accordance with Section 15.2.

7.7	Liabilities and Indemnities.

(a)
Operator Liabilities to the Company and/or Shareholders.  The Operator will not be liable to the Company and/or the Shareholders for any act or omission that would prejudice or damage the Company or the Shareholders, except if it is due to wilful misconduct or gross negligence of the Operator.

(b)
Operator Liabilities to its workers.  The Company shall give immediate notice to the Operator once the Company is aware (i) of any claim filed by the Operator’s workers and (ii) of any action brought before by them.  In these cases, the Operator shall assume the defence of the Company, holding the Company harmless from and against any responsibility except for the payments of amounts otherwise due hereunder.

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(c)	Insurance. The Operator shall hire medical insurance and personal accident insurance for the personnel that render service for the Company.

ARTICLE VIII
TERM OF AGREEMENT

8.1          Unless sooner terminated as provided herein, the term of this Agreement shall commence on the Effective Date and continue for so long as Operations are being conducted by the Company in connection with the Properties.

ARTICLE IX
EARLY TERMINATION; REPLACEMENT OPERATOR

9.1	Termination.

(a)	This Agreement may be terminated upon the written agreement of the Parties.

(b)	The Operator may terminate this Agreement upon notifying the Company on at least 90 days prior to the termination date.

(c)
So long as the Operator holds at least 25% of the outstanding voting shares of the Company (or of the shares of any successor corporation which assumes ownership of the Properties), it shall have the right to act as the Operator on the terms hereof, subject to Section 8.1.  Notwithstanding the foregoing, the Company may terminate this Agreement:

(i)
upon notifying the Operator on at least 180 days prior to the termination date and provided that a qualified replacement operator is appointed with sufficient time to transition the duties of the Operator;

(ii)
if the Operator is in material breach or default of this Agreement unless promptly upon the Company notifying the Operator of the breach or default, such breach or default has either been cured or the Operator has commenced curing such breach or default and diligently prosecutes the required rectification until the breach or default has been cured; or

(iii)	if the Operator becomes insolvent, seeks creditor protection or ceases to carry on business.

9.2	Replacement of the Operator.

If this Agreement is terminated pursuant to Section 9.1, a replacement Operator shall be selected by the Company in accordance with the terms of the Shareholders’ Agreement.  The Operator shall deliver to its successor custody of all Assets acquired for the Company Account, including but not limited to real and personal property, records, books, accounts, data, files, Technical Data and contract rights.  The Operator will use its best efforts (provided it is continuing to be compensated pursuant to the terms of this Agreement) to provide for continuity of Operations until the transfer of managerial responsibility to its successor is complete.

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9.3	Operator’s Right to Require Company to Purchase Equipment on Termination by the Company.

If this Agreement is terminated by the Company pursuant to Section 9.1, the Operator may require, by notice given within 21 days of the notice of termination, that the Company purchase from the Operator all of its owned or leased equipment, if any, acquired by it primarily in connection with Operations at the request of the Company, at its then fair market value.  The Company shall be required to complete the purchase as a condition for the effective termination of this Agreement.  Where the Parties are unable to agree on the value of the equipment each Party shall obtain an independent appraisal from a qualified appraiser and the two appraised values shall be averaged to determine the price.

ARTICLE X
FORCE MAJEURE

10.1          Except for the obligation to make payments or advance funds when due hereunder, and subject to receipt of funds by the Operator from the Company, the obligations of the Company and the Operator shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including, without limitation, labour disputes (however arising and whether or not employee demands are reasonable or within the power of the party to grant); unusual destructive natural events commonly referred to as acts of God; laws, regulations, orders, proclamations, instructions or requests of any government or governmental entity which are not reasonably foreseeable; judgments or orders of any court; inability to obtain on reasonably acceptable terms, or unreasonable delays in obtaining, any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of Environmental Laws; action or inaction by any federal, state or local agency that delays or prevents the issuance or granting of any approval or authorization required to conduct Operations beyond the reasonable expectations of the Company; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sink holes, drought or other adverse weather condition; delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors’ or subcontractors’ shortage of, or inability to obtain, labour, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; actions by local area rights groups, environmental groups or other similar special interest groups; or any other cause, whether similar or dissimilar to the foregoing that is beyond the reasonable control of the affected Party.  The time for performance of all obligations hereunder (except for the obligation to make payments or to provide funds when due) shall be extended for a period equivalent to any period(s) of force majeure, as described above.

A Party that claims force majeure shall promptly notify the other Party and the Shareholders and shall: (i) take all reasonable steps to remove or remedy the cause of the prevention or delay insofar as the Party claiming force majeure is reasonably able to do so and as soon as possible; and (ii) endeavour to mitigate any effect which an occurrence of an event of force majeure might have on the performance of such Party’s obligations under this Agreement.  The Party claiming force majeure shall provide the Company and the Shareholders with a regular written report summarizing events that have occurred and prospects for resolution.  However, the Party

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claiming force majeure by reason of any labour disturbance or dispute, strike or lockout shall not be required to accede to the demands of its opponents in any such labour disturbance or dispute, strike or lockout solely to remedy the force majeure thereby constituted.  The extension of time for the observance of conditions or performance of obligations as a result of force majeure shall not relieve the Operator from its obligations to keep the Properties in good standing.

ARTICLE XI
DEFAULT

11.1        The Party in default under this Agreement shall be referred to as the “Defaulting Party”, and the other Party shall be referred to as the “Non Defaulting Party”.  The Non Defaulting Party shall have the right to give the Defaulting Party a written notice of default, which shall describe the default in reasonable detail and state the date by which the default must be cured, which date shall be at least 60 days after receipt of the notice of Default, except in the case of a failure to make payments or to advance funds, in which case the date shall be 10 days after receipt of the notice of Default.  Failure of the Non Defaulting Party to give a notice of Default shall not release the Defaulting Party from any of its duties under this Agreement.  If within the applicable notice period the Defaulting Party cures the default, or if the failure is one (other than the failure to make payments) that cannot in good faith be corrected within such period and the Defaulting Party begins to correct the default within the applicable notice period and continues corrective efforts with reasonable diligence until a cure is effective, the notice of Default shall be inoperative.  If, within the specified period, the Defaulting Party does not cure the default or begin to cure the default as provided above, the Non Defaulting Party at the expiration of the applicable period, or upon notice where no cure period is allowed because the default is one which manifestly can not be remedied (such as determination of fraud or a criminal act), may pursue its remedies, subject to any limitation of such remedies or exclusions from liability contained herein.  If within the notice period the Defaulting Party gives notice in good faith to the Non Defaulting Party that it disputes the existence of a default, then any exercise of remedies by the Non Defaulting Party must be preceded by a final determination by the Court that a default has occurred, and the Defaulting Party shall have an additional notice period as provided above to cure or to begin to cure the default as provided above.

ARTICLE XII
ASSIGNMENT

12.1         The Operator may assign its rights and obligations under this Agreement to an Affiliate upon notice and the Affiliate agreeing to be bound hereto and to any third party which has adequate resources to perform the obligations hereunder which shall be deemed to include any party with at least the same financial and technical capabilities as the Operator. Such assignment shall be subject to the third party agreeing to be bound by the terms hereof.

ARTICLE XIII
DISPUTES

13.1   All disputes arising out of, deriving from, or in connection with, this Agreement, or in respect of any legal relationship associated with it or derived from it, will be finally resolved by arbitration administered by the CAM under its Arbitration Rules, by one or three arbitrators appointed in accordance with the said Rules.  The laws applicable to the subject matter will be

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those referred to in Section 16.4. The seat of arbitration will be Mexico City, Federal District, Mexico.  The language of the arbitration will be Spanish;  however, the parties may enter or file before the arbitrator(s) documents either in English or Spanish, as they were originally drafted and exchanged between them, therefore, the arbitrator or arbitrators should have broad knowledge of both languages. The award to be issued by the sole arbitrator or the arbitral court will be definitive and, therefore, the parties expressly waive the right to file any subsequent recourse or remedy against said award.

ARTICLE XIV
COMPLIANCE WITH POLICY ON INTERNATIONAL BUSINESS CONDUCT

14.1	International Business Conduct

The Parties acknowledge that applicable Mexican laws, the Canadian Corruption of Foreign Public Officials Act and/or the U.S. Foreign Corrupt Practices Act, as amended (the “Acts”) apply to the Company and the Shareholders and their Affiliates, and the Parties agree that during the term of this Agreement, that the Operator shall cause the Company to comply with all provisions of the Acts (whether or not technically or jurisdictionally applicable) and if requested by one or more of the Company or the Shareholders (acting reasonably), the Operator shall provide the Company and the Shareholders with reasonable assurance of compliance with the Acts.

ARTICLE XV
NOTICE; REPRESENTATIVES

15.1	Representatives.

The Operator and the Company shall each designate one or more individuals, and one or more alternates, who shall be its representative for purposes of receiving and giving communications with the other in regard to the performance of this Agreement.

15.2	Notices.

All notices and other communications hereunder shall be in writing and in the English language, and (unless some other mode of giving the same is specified or accepted in writing by the recipient) shall be effective when personally delivered, including delivery by recognized express courier service such as Fedex or DHL, to the addressee Party’s principal address stated below, whichever of the foregoing shall first occur, provided that any notice received after normal business hours at the place of delivery shall not be effective until the next business day, and provided further that notice properly given to the principal address stated below for a Party shall be effective at the time thereof notwithstanding earlier or later delivery of a copy thereof to another address as required below.  All notices shall be given concurrently by email to the applicable Party.  Until otherwise specified by notice, the addresses for any notices shall be (with in each case an email copy to be sent concurrently as follows):

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To the Operator:

●

●

●

●

Attention: ● Email: ● [●]

with a copy (which does not constitute notice) to:

●

●

●

●

Attention: ● Email: ● [●]

To the Company:

Desarrolos Zapal Holdings Corp. c/o Vista Gold Corp. Suite 5 – 7961 Shaffer Parkway Littleton, Colorado, USA 80127

Attention: Frederick H. Earnest and Hector Araya Email: Frederick H. Earnest [fhearnest@vistagold.com] Email: Hector Araya[haraya@vistagold.com]

with a copy (which does not constitute notice) to:

Borden Ladner Gervais LLP 1200 – 200 Burrard Street Vancouver, British Columbia V7X 1T2

Attention: Melanie Bradley Email: Melanie Bradley [mebradley@blg.com]

A Party may change its address for Notice by Notice to the other Party.

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ARTICLE XVI
GENERAL PROVISIONS

16.1	Language.

This Agreement has been negotiated in English and the Parties acknowledge that this Agreement may be translated into Spanish.  Should at any time there be a conflict in meaning or interpretation between the English and the other language version of this Agreement, the English version shall prevail.

16.2	Representations.

Each Party declares and guarantees that it has duly authorized and executed this Agreement and that this Agreement is legal, valid and binding, and that the same is enforceable against the other Party in accordance with its terms and subject to general equitable principles.

16.3	Waivers.

Each Party hereto may specifically waive any breach of this Agreement by the other Party, but no such waiver shall be deemed as being given unless such waiver is in writing, signed by the waiving Party and specifically designates the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.  No course of dealing and no delay in exercising, or omitting to exercise, any right, power or remedy accruing to the other Party shall impair any such right, power or remedy or be construed as a waiver thereof or any acquiescence therein; nor will any single or partial exercise of any right, power or remedy under this Agreement preclude any other or future exercise thereof or the exercise of any other right, power or remedy.

16.4	Governing Law.

This Agreement will be governed by and construed in accordance with the applicable laws of the United Mexican States (Mexico), without regard to the conflicts of laws or choice of laws principles thereof.

16.5	Maximum Term of this Agreement.

The Parties agree that the maximum term of this Agreement is 40 years.

16.6	Further Assurances.

Each Party shall take from time to time, for no additional consideration, such actions and execute such additional instruments as may be reasonably necessary to implement and carry out the terms of this Agreement.

16.7	Severability.

Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law.  The validity of remaining sections, provisions, terms and parts of this Agreement shall not be affected by a court, administrative board or other

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proceeding of competent jurisdiction deciding that a section, provision, term or part of this Agreement is illegal, unenforceable, in conflict with any law or contrary to public policy.  In such event the Parties shall, by amendment of this Agreement, negotiate in good faith to replace such provision by a reasonable new provision or provisions which, as far as legally possible, shall approximate the economic and legal effect on the Parties of the original provision.

16.8	Interpretation.

The headings in this Agreement are for convenience only, they form no part of this Agreement and shall not affect its interpretation.  Wherever the term “including” is used, it shall be deemed to mean “including without limitation” and wherever the phrase “which shall include” is used, it shall mean “which shall include without limitation”.

16.9	Survival of Terms and Conditions.

The provisions of this Agreement shall survive its termination to the full extent necessary for their enforcement and the protection of the Party in whose favour they run.

16.10	Time of the Essence.

A material consideration of the Parties entering into this Agreement is that the Parties will make all contributions and other payments as and when due and will perform all other obligations under this Agreement in a timely manner.  Except as otherwise specifically provided in this Agreement, time is of the essence of each and every provision of this Agreement.

16.11	Counterparts.

This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, but both counterparts together shall constitute one and the same agreement.

16.12	Alteration of Agreement.

This Agreement may not be altered, amended or repealed, or a new or amended agreement adopted, except by written agreement of the Parties.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

[INSERT NAME OF OPERATOR]

Per:           _______________________________
Authorized Signatory

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DESARROLLOS ZAPAL, S.A. DE C.V

Per:           _______________________________
Authorized Signatory

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APPENDIX 8

Maintenance Budget (2 Yearsd)

[Attached]

8 - 1

2012 DZA Executive Summary (US Dollars)
		Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Total
Operating Costs
Administration		$202,761	$165,715	$129,129	$78,588	$124,316	$240,066	$113,999	$69,710	$78,085	$69,909	$142,458	$67,831	$1,482,565
Exploration		$7,300	$55,500	$0	$0	$0	$0	$7,300	$0	$0	$0	$0	$0	$70,100
Sub-Total		$210,061	$221,215	$129,129	$78,588	$124,316	$240,066	$121,299	$69,710	$78,085	$69,909	$142,458	$67,831	$1,552,665

Capital Costs		$27,683	$100,000	$0	$52,500	$0	$0	$0	$0	$0	$0	$0	$0	$180,183

Total Costs		$237,744	$321,215	$129,129	$131,088	$124,316	$240,066	$121,299	$69,710	$78,085	$69,909	$142,458	$67,831	$1,732,848

		Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Total
Project Development
Labor		$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Vehicles		$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Contracted Services		$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Materials & Supplies		$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Maintenance & Repairs		$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Administration		$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Operating Cost Total		$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Capital Costs		$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Total Costs		$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

		Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Total
Administration
Labor		$50,333	$50,333	$50,333	$50,333	$50,333	$50,333	$50,333	$50,333	$50,333	$50,333	$50,333	$50,333	$603,998
Vehicles		$1,175	$1,175	$2,175	$1,175	$3,175	$3,175	$1,175	$1,775	$2,175	$2,675	$1,175	$1,175	$22,200
Contracted Services		$37,764	$35,264	$0	$12,963	$0	$100,000	$13,426	$0	$0	$0	$0	$0	$199,417
	Barney Green Lee (Perito Minero)	$2,500						$2,500						$5,000
	Guerra Castellanos SC	$35,264	$35,264											$70,528
	Seprocal SA de CV				$12,963			$10,926						$23,889
	VWS Mexico SA de CV (Veolia)						$100,000							$100,000
Administration		$113,489	$78,942	$76,621	$14,116	$70,808	$86,558	$49,065	$17,601	$25,577	$16,900	$90,950	$16,323	$656,950
	Legal Fees	58,688	58,688	58,688	$1,688	58,688	58,688	8,688	8,688	8,688	8,688	8,688	8,688	$347,259
	Genaro Canett	$1,688	$1,688	$1,688	$1,688	$1,688	$1,688	$1,688	$1,688	$1,688	$1,688	$1,688	$1,688	$20,259
	Pizarro Suarez	$7,000	$7,000	$7,000										$21,000
	Vera, Carbajal y Sosa SC	$25,000	$25,000	$25,000										$75,000
	Herrera Ordoñez Abogados SC	$25,000	$25,000	$25,000										$75,000
	Armida Unzon Camacho (until 2013)													$0
	Land Lease	$4,444	$4,444	$4,444								74,627		$87,959
	Jorge Cordero	$4,444	$4,444	$4,444										$13,332
	Temporary occupational											$74,627		$74,627
	Mining Rights	32,500						32,500						$65,000
	Concordia Surface Tax Payment	$32,500						$32,500						$65,000
	Community Services	4,315	3,515	3,515	3,515	3,515	3,515	3,515	4,315	3,515	3,515	3,515	3,515	$43,776
	ASUDES AC	$4,315	$3,515	$3,515	$3,515	$3,515	$3,515	$3,515	$4,315	$3,515	$3,515	$3,515	$3,515	$43,776
	Other Admin	$13,542	$12,296	$9,974	$8,914	$8,605	$24,355	$4,362	$4,599	$13,374	$4,698	$4,120	$4,120	$112,957
	Other Admin	$13,542	$12,296	$9,974	$8,914	$8,605	$24,355	$4,362	$4,599	$13,374	$4,698	$4,120	$4,120	$112,957

Administration Cost Total		$202,761	$165,715	$129,129	$78,588	$124,316	$240,066	$113,999	$69,710	$78,085	$69,909	$142,458	$67,831	$1,482,565

		Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Total
Exploration
Administration
	Mining Rights	$7,300	$55,500					$7,300						$70,100
	La Testera Surface Tax Payment	$7,300						$7,300						$14,600
	Property Holding Fees
	La Testera option		$55,500											$55,500
Exploration Cost Total		$7,300	$55,500					$7,300						$70,100

		Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Total
Capital Costs
	Land Cost
	Jorge Cordero (estimate to negotiate)		$100,000											$100,000
	Rosa Ofelia Gonzalez (until 2013)													$0
	Jose Adelaido Sanchez				$26,250									$26,250
	Santos Mario Cardero				$26,250									$26,250
	Family Estrada Salgado	$1,165												$1,165
	Gilberto Marquez	$2,158												$2,158
	Rafael Ojeda	$446												$446
	Raul Salgado	$446												$446
	Lic Antonio Manriquez Guluarte	$446												$446
	Rigth of way Ejido el Rosario	$23,022												$23,022
Capital Costs Total		$27,683	$100,000		$52,500									$180,183

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2013 DZA Executive Summary (US Dollars)
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Total
Operating Costs
Administration	$106,053	$69,007	$67,685	$103,125	$67,316	$83,066	$96,073	$62,710	$71,085	$62,909	$60,831	$60,831	$910,689
Exploration	$7,300	$2,220,000	$0	$0	$0	$0	$7,300	$0	$0	$0	$0	$0	$2,234,600
Sub-Total	$113,353	$2,289,007	$67,685	$103,125	$67,316	$83,066	$103,373	$62,710	$71,085	$62,909	$60,831	$60,831	$3,145,289

Capital Costs	$0	$0	$0	$280,000	$0	$0	$0	$0	$0	$0	$0	$0	$280,000

Total Costs	$113,353	$2,289,007	$67,685	$383,125	$67,316	$83,066	$103,373	$62,710	$71,085	$62,909	$60,831	$60,831	$3,425,289

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Total
Project Development
Labor	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Vehicles	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Contracted Services	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Materials & Supplies	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Maintenance & Repairs	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Administration	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Operating Cost Total	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Capital Costs	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Total Costs	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Total
Administration
Labor	$50,333	$50,333	$50,333	$50,333	$50,333	$50,333	$50,333	$50,333	$50,333	$50,333	$50,333	$50,333	$603,998
Vehicles	$1,175	$1,175	$2,175	$1,175	$3,175	$3,175	$1,175	$1,775	$2,175	$2,675	$1,175	$1,175	$22,200
Contracted Services	$2,500						$2,500						$5,000
Barney Green Lee (Perito Minero)	$2,500						$2,500						$5,000
Guerra Castellanos SC													$0
Seprocal SA de CV													$0
VWS Mexico SA de CV (Veolia)													$0
Administration	$52,045	$17,498	$15,177	$51,616	$13,808	$29,558	$42,065	$10,601	$18,577	$9,900	$9,323	$9,323	$279,491
Legal Fees	$1,688	$1,688	$1,688	$39,188	$1,688	$1,688	$1,688	$1,688	$1,688	$1,688	$1,688	$1,688	$57,759
Genaro Canett	$1,688	$1,688	$1,688	$1,688	$1,688	$1,688	$1,688	$1,688	$1,688	$1,688	$1,688	$1,688	$20,259
Pizarro Suarez													$0
Vera, Carbajal y Sosa SC													$0
Herrera Ordoñez Abogados SC													$0
Armida Unzon Camacho				$37,500									$37,500
Land Lease													$0
Jorge Cordero													$0
Temporary occupational													$0
Mining Rights	32,500						32,500						$65,000
Concordia Surface Tax Payment	$32,500						$32,500						$65,000
Community Services	4,315	3,515	3,515	3,515	3,515	3,515	3,515	4,315	3,515	3,515	3,515	3,515	$43,776
ASUDES AC	$4,315	$3,515	$3,515	$3,515	$3,515	$3,515	$3,515	$4,315	$3,515	$3,515	$3,515	$3,515	$43,776
Other Admin	$13,542	$12,296	$9,974	$8,914	$8,605	$24,355	$4,362	$4,599	$13,374	$4,698	$4,120	$4,120	$112,957
Other Admin	$13,542	$12,296	$9,974	$8,914	$8,605	$24,355	$4,362	$4,599	$13,374	$4,698	$4,120	$4,120	$112,957

Administration Cost Total	$106,053	$69,007	$67,685	$103,125	$67,316	$83,066	$96,073	$62,710	$71,085	$62,909	$60,831	$60,831	$910,689

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Total
Exploration
Administration
Mining Rights	$7,300						$7,300						$14,600
La Testera Surface Tax Payment	$7,300						$7,300						$14,600
Property Holding Fees		$2,220,000											$2,220,000
La Testera option		$2,220,000											$2,220,000
Exploration Cost Total	$7,300	$2,220,000					$7,300						$2,234,600

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Total
Capital Costs
Land Cost
Rosa Ofelia Gonzalez				$250,000									$250,000
Jose Adelaido Sanchez				$15,000									$15,000
Santos Mario Cardero				$15,000									$15,000

Capital Costs Total	$0	$0		$280,000									$280,000

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APPENDIX 9

Form of Mill Purchase Decision Right Agreement

MILL PURCHASE DECISION RIGHT AGREEMENT

This Mill Purchase Right Agreement (“Agreement”) is made this 7th day of February, 2012 (the “Effective Date”), among:

Invecture Group S.A. de C.V., a corporation existing under the laws of Mexico (“Invecture”)

and

Vista Gold Corp., a corporation existing under the laws of the Yukon Territory, Canada (“Vista”)

and

Desarrollos Zapal, S.A. de C.V., a corporation existing under the laws of Mexico (the “Company”)

(together, the “Parties”, and each a “Party”)

RECITALS:

A.	Vista owns the Mill Equipment (as defined below), free and clear of any Encumbrances (as defined below);

B.
the Parties have, among others, entered into an earn-in right agreement dated February 7, 2012 (the “Earn-In Agreement”) pursuant to which Vista has, inter alia, agreed to grant to Invecture the exclusive right (the “Mill Purchase Decision Right”) to indicate that the Company wishes to purchase the Mill Equipment for the Company, subject to the terms and conditions set out in this Agreement; and

C.
the Parties are entering into this Agreement to document the terms and conditions upon which (i) Vista is granting, and Invecture may exercise, the Mill Purchase Decision Right and (ii) Vista shall sell and the Company shall purchase the Mill Equipment.

NOW THEREFORE, in consideration of the covenants and agreements contained herein, the Parties hereby agree as follows:

ARTICLE 1  - INTEPRETATION

Section 1.1       Definitions

In this Agreement, any capitalized term used herein not otherwise defined with the first reference to such term, shall have the following meaning:

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(a)
“Business Days” mean Monday to Friday of each week, local time, except such days designated as statutory holidays in Vancouver, British Columbia, Canada, Denver, Colorado, United States of America or Mexico City, Mexico.

(b)	“Completion Period” has the meaning ascribed thereto in Section 3.3.

(c)	“Dollars” or “$” means currency of the United States of America, unless otherwise stated.

(d)	“Earn-in Right” has the meaning ascribed thereto in Section 3.6.

(e)
“Encumbrance” or “Encumbrances” means mortgages, deeds of trust, security interests, pledges, liens, royalties, overriding royalty interests, preferential purchase rights, or other encumbrances or burdens of any nature whether imposed by contract or operation of Laws.

(f)
“Entity” includes any corporation, company, partnership, joint venture, trust, society, firm, or other enterprise, association, organization, or entity of any nature recognized under the Laws of any jurisdiction.

(g)	“Exercise Notice” has the meaning ascribed thereto in Section 3.2.

(h)	“Exercise Period” has the meaning ascribed thereto in Section 3.2.

(i)
“Expenses” means any and all costs and applicable duties and taxes (including any associated value added taxes (VAT) that are not refunded under the applicable VAT laws) relating to storing, insuring and transporting of the Mill Equipment and to the purchase and sale of the Mill Equipment (other than VAT that is payable on the Purchase Price), during the time between receipt by Vista of the Exercise Notice and the time at which the Mill Equipment is loaded for transportation to Mexico.

(j)
“Governmental Authority” means any federal, state or local government or authority, quasi government authority, fiscal or judicial body, government or self regulatory organization, commission, board, tribunal, organization, or any regulatory, administrative or other agency, or any political or other subdivision, department, or branch of any of the foregoing.

(k)
“Laws” means any applicable law, statute, ordinance, decree, requirement, order, treaty, proclamation, convention, rule or regulation (or interpretation of any of the foregoing) of any Governmental Authority, any agreement (including any development agreement) with any Governmental Authority, and the terms of any governmental authorization.

(l)
“Mill Equipment” means the crushing and grinding equipment, along with other related components, spare parts and other process plant equipment owned by Vista and stored in Edmonton and Calgary, Alberta, as more particularly described in Schedule “A” attached hereto.

(m)	“Person” means any individual, Entity or Governmental Authority.

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(n)	“Purchase Price” has the meaning ascribed thereto in Section 3.1.

Section 1.2       Governing Law

This Agreement shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein, without reference to its principles of conflicts or choice of laws.  Each Party hereby irrevocably attorns to the jurisdiction of the courts of the Province of Ontario (and, if necessary, the Supreme Court of Canada) in respect of all matters arising under or in relation to this Agreement and agrees not to commence any action, suit or proceeding relating thereto except in such courts.

Section 1.3       Severability

Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable Laws.  The validity of remaining sections, provisions, terms and parts of this Agreement shall not be affected by a court, administrative board, or other proceeding of competent jurisdiction deciding that another provision, term or part of this Agreement is illegal, unenforceable, in conflict with any Laws or contrary to public policy.  In such event the Parties shall, by amendment of this Agreement, negotiate in good faith to replace such provision by a reasonable new provision or provisions which, as far as legally possible, shall have the same economic and legal effect on the Parties as did the subject provision.

ARTICLE 2  - REPRESENTATIONS OF THE PARTIES

Section 2.1       Representations and Warranties of the Parties

Each Party represents and warrants to the other Parties that as of the Effective Date:

(a)
it is a corporation duly incorporated and in good standing in its jurisdiction of incorporation and it is qualified to do business and is in good standing in those jurisdictions necessary in order to carry out the purposes of this Agreement;

(b)
it has the capacity to enter into and perform its obligations set out in this Agreement and all transactions contemplated herein required to be performed by it and that all corporate and other actions required to authorize it to enter into and perform this Agreement have been properly taken;

(c)
no consent or approval of any third person or Governmental Authority is required for the purchase by the Company of the Mill Equipment upon the valid exercise of the Mill Purchase Decision Right in accordance with the terms of this Agreement;

(d)	the execution and delivery of this Agreement will not violate or result in the breach of the Laws of any jurisdiction applicable or pertaining thereto or of its constating documents; and

(e)	this Agreement has been duly approved and delivered by it and is valid and binding upon it in accordance with its terms.

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Section 2.2       No Representation or Warranty regarding Mill Equipment

Invecture and the Company acknowledge and agree that if Invecture exercises the Mill Purchase Decision Right, the Company shall acquire the Mill Equipment on an “as is, where is” basis.  Vista makes no representation or warranty with respect to the condition or fitness for use of the Mill Equipment or any part or component of the Mill Equipment.

ARTICLE 3  - GRANT OF MILL PURCHASE DECISION
RIGHT AND EXERCISE REQUIREMENTS

Section 3.1       Grant of Mill Purchase Decision Right

Vista hereby gives and grants to Invecture the Mill Purchase Decision Right, which right entitles Invecture to indicate that the Company wishes to purchase the Mill Equipment, free and clear of all Encumbrances for a price of $16,000,000 plus Expenses (together, the “Purchase Price”), on and subject to the terms and conditions of this Agreement, plus applicable taxes (if any).

Section 3.2       Exercise of the Mill Purchase Decision Right

Invecture may exercise the Mill Purchase Decision Right at any time for a period of one year from February 7, 2012 (the “Exercise Period”) by sending to Vista, within the Exercise Period, a notice (the “Exercise Notice”) indicating that the Company shall purchase the Mill Equipment for the Purchase Price.

Section 3.3       Acknowledgements and Confirmations

The Company hereby acknowledges and confirms that if Invecture exercises the Mill Purchase Decision Right during the Exercise Period, the Company shall purchase from Vista the Mill Equipment for the Purchase Price by no later than the first anniversary of the date that Invecture validly exercises the Earn-in Right by delivering written notice to Vista and Granges that Invecture intends to exercise the Earn-in Right (the “Completion Deadline”).

Vista hereby acknowledges and confirms that if Invecture exercises the Mill Purchase Decision Right during the Exercise Period, Vista shall sell to the Company the Mill Equipment for the Purchase Price by the Completion Deadline.

Invecture and the Company hereby acknowledge and confirm that if Invecture does not exercise the Mill Purchase Decision Right during the Exercise Period this Agreement will terminate and Invecture and the Company shall have no further rights to or interest in the Mill Equipment and for greater certainty, Vista shall be entitled to hold or to transfer the Mill Equipment in the sole discretion of Vista.

Section 3.4       Definitive Asset Transfer Agreement

Upon receiving a valid Exercise Notice, Vista and the Company shall negotiate and enter into a definitive agreement setting out the terms pursuant to which Vista shall sell and the

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Company shall purchase the Mill Equipment for the Purchase Price.  The terms of the definitive agreement shall include the following:

(a)
Vista shall provide to the Company a statement, together with supporting invoices, indicating the total amount of the Expenses.  The definitive agreement shall provide for a mechanism for Vista and the Company to determine the Purchase Price.

(b)	The Company shall be obligated to pay Vista in immediately available funds, by wire transfer or such other method as directed in writing by Vista, a sum equal to the Purchase Price.

(c)	Vista shall assign and convey all of its interest and title in and to the Mill Equipment to the Company.

(d)	The Company shall arrange and pay for the delivery of the Mill Equipment to the Company at the Concordia gold project.

Notwithstanding that a definitive agreement is not entered into between the Company and Vista with respect to the purchase and sale of the Mill Equipment, if Invecture has exercised the Mill Purchase Decision Right, the Company shall be obligated to purchase from Vista and Vista shall be obligated to sell to the Company the Mill Equipment for the Purchase Price by the Completion Deadline.  In the event that the Company has not purchased the Mill Equipment by the Completion Deadline, Vista may either (i) take the steps it deems necessary or desirable to effect the sale of the Mill Equipment to the Company or (ii) sell the Mill Equipment to another Person on terms and condition acceptable to Vista, in its sole discretion.

If for whatever reason, after the exercise of the Mill Purchase Decision Right, except as contemplated by Section 3.6, the Mill Equipment is not sold to the Company, Invecture shall pay Vista the Expenses for the period of time from the date Invecture sent Vista the Exercise Notice until the date of the Completion Deadline.

Section 3.5       Risk

All risk in and relating to the Mill Equipment will pass to the Company upon the purchase of the Mill Equipment by the Company from Vista.

Section 3.6       Earn-in Right Not Exercised

Notwithstanding any other provision in this Agreement, if Invecture exercises the Mill Purchase Decision Right and after such exercise does not exercise the earn-in right (the “Earn-in Right”) pursuant to the terms of the Earn-in Agreement, (a) the Company will not be required to purchase from Vista and Vista will not be required to sell to the Company, the Mill Equipment, (b) Invecture shall pay to Vista the Expenses for the time period between the receipt by Vista of the Exercise Notice and the date Invecture notifies Vista that it is not exercising the Earn-in Right, and (c) Invecture and the Company shall have no further rights to or interest in the Mill Equipment and for greater certainty, Vista shall be entitled to hold or to transfer the Mill Equipment in the sole discretion of Vista.

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ARTICLE 4  - GENERAL PROVISIONS

Section 4.1       Notices

All notices and other communications hereunder shall be in writing and in the English language, and (unless some other mode of giving the same is specified or accepted in writing by the recipient) shall be delivered by hand, facsimile or electronically (in PDF or similar secure format) to the addressee Party’s principal address stated below provided that any notice received after normal business hours at the place of delivery shall not be effective until the next Business Day, and provided further that notice properly given to the principal address stated below for a Party shall be effective at the time thereof notwithstanding earlier or later delivery of a copy thereof to another address as required below.  Until otherwise specified by notice, the addresses for any notices shall be (with in each case an email copy to be sent concurrently):

(a)	to Invecture and the Company, at:

Invecture Group, S.A. de C.V. Desarrollos Zapal, S.A. de C.V. Palmas No. 735 – 402 11010 México, D.F. México

Attention: John Detmold Email: John Detmold [jdetmold@invecture.com] Email: Jose Luis Ramos [jose.l.ramos@invecture.com]

with a copy (which does not constitute notice) to:

McMillan LLP Royal Centre, 1055 West Georgia Street Suite 1500, PO Box 11117 Vancouver, British Columbia V6E 4N7 Canada

Attention: Bernhard Zinkhofer Email: Bernhard Zinkhofer [Bernhard.Zinkhofer@mcmillan.ca]

(b)	to Vista at:

Vista Gold Corp. 7961 Shaffer Parkway, Suite 5 Littleton, Colorado 80127

Attention: Frederick H. Earnest Email: Frederick H. Earnest [fhearnest@vistagold.com]

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with a copy (which does not constitute notice) to:

Borden Ladner Gervais LLP 1200 – 200 Burrard Street Vancouver, British Columbia V7X 1T2

Attention: Melanie Bradley Email: Melanie Bradley [mebradley@blg.com]

Section 4.2       Assignment and Enurement

This Agreement shall bind and enure to the benefit of the Parties and their respective successors and permitted assigns. A Party may not assign its rights or obligations hereunder without the prior written consent of the other Party.

Section 4.3       Waiver

Except as otherwise provided in this Agreement, failure on the part of any Party to exercise any right hereunder or to insist upon strict compliance by the other Party with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such right, term, covenant or condition, or limit the Party’s right thereafter to enforce any provision or exercise any right, power or remedy.  No provision of this Agreement shall be construed to be a waiver by either Party of any rights or remedies such Party may have against the other Party for failure to comply with the provisions of this Agreement and, except as expressly provided in this Agreement, no remedy or right herein conferred is intended to be exclusive of any other remedy or right, but every such remedy or right shall be cumulative and shall be in addition to every other remedy or right herein conferred or hereafter existing at law or in equity.

Section 4.4       Amendments

This Agreement may not be amended or modified except by a written instrument signed by each Party.  No Party shall be bound by any modification or amendment of this Agreement or waiver of any provision hereof unless such modification, amendment or waiver is set forth in a written instrument signed by each Party.

Section 4.5       Further Assurances

Each Party shall take from time to time upon request of the other Party, for no additional consideration, such actions and shall execute and acknowledge in form required by Laws for recording or registering with the proper Person and shall deliver to the requesting Party such notices, deeds or other instruments incorporating, referring to, or carrying out the provisions of this Agreement as the requesting Party may reasonably deem necessary in order to preserve or protect its interests under this Agreement or such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

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Section 4.6       No Third-Party Beneficiary

No term or provision of this Agreement is intended to be, or shall be construed to be, for the benefit of any Person, including any investment banker, broker, agent or creditor, and no such other Person shall have any right of cause of action hereunder.

Section 4.7       Counterparts

This Agreement may be executed and delivered in any number of counterparts, which may be executed and delivered by facsimile transmission or electronically in PDF or similar secure format, and it will not be necessary that the signatures of all Parties be contained on any counterpart.  Each counterpart will be deemed an original and all counterparts together will constitute one and the same document.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

INVECTURE GROUP, S.A. DE C.V.

By:
Name:
Title:

VISTA GOLD CORP.

By:
Name:
Title:

DESARROLLOS ZAPAL, S.A. DE C.V.

By:
Name:
Title:

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Schedule “A”

I.           The Mill Equipment consists of the following major components:

A.           One (1) each used 32’ x 12’ long Hardinge/Koppers SAG mill

Gears, bearings, pedestals

2 - 3400 HP Motors

2 - Falk gear reducers

High speed and low speed coupling

Lubrication systems (gear & main bearings)

Motor starters and controls (including switchgear)

Mill discharge, grates and bolts

Trommel discharge screen

Liner handler and controls

Mill saddles

Feed chute

Miscellaneous items (gear guards, trommel cover, sole and base plates, etc.) existing and required for the installation of the mill.

Available spare parts, including cast steel grates, new or used.

Not Included: grinding media

B.           Two (2) each used 14’6” dia. x 28’ long Allis Chalmers ball mills

Gears, bearings and pedestals

3000 HP motors

Falk gear reducer

One only inching drive

High and low speed couplings

Lubrication systems (gear and main bearings)

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Motor starter and controls (including switchgear)

Trommel discharge screen

Mill saddles

Miscellaneous items (gear guard, sole and base plates, trommel cover, etc.) existing and required for the installation of the Mill Equipment.

C.           One (1) each used 54” x 74” Superior gyratory crusher

Serial Number C2271

1000 HP motor

All parts as installed (top and bottom shells, spider assembly, hydroset assembly, mainshaft, etc.)

Lube system

Electrical controls

Liners

Spare mantle

Existing spare parts

D.	One (1) each used Teledyne rock breaker with electrical and hydraulic controls, including existing spare parts

E.            One (1) each 7’ Symons / Nordberg shorthead cone crusher

Serial Number 792M

400 HP motor

Lube system

Electrical controls

Existing liners

Spare mantle

Existing spare parts

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Specific exclusions to paragraphs I.A. to I.E. to this Schedule “A”:

●	Up stream and downstream processing equipment

●	Packing, loading and transport to site

●	Refurbishing

●	Installation and installation supervision.

●	First fill lubricants

●	Electrical switchgear, control systems and field cabling (other than specified above).

●	Spares (other than specified above).

II.	In addition to the major components, the mill equipment includes the following list of items, including all existing spare parts:

A.	Used Ball mill cyclone feed pumps - complete with motors, variable speed drives and spare parts

B.	Used SAG mill discharge pumps, complete with motors, variable speed drives and spare parts

C.	Used Carbon kiln

D.	Used Refinery furnace system

E.	Used Lime ball mill system, complete with motor, pinion, lubrication, control panel and electrical switchgear

F.	Used Tailings thickener mechanism

G.	Used Delkor screen

H.	Used 7’ x 20’ vibrating screens

I.	Used 5’ x 12’ vibrating screens

J.	Used Derrick screens

K.	Used Knelson concentrator

L.	Major used air compressors

M.	Major used process pumps

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N.	Major used agitator gearboxes and motors

O.	Used Mill overhead crane - this should be removed as early as possible contingent with other major equipment removal requiring this crane.

P.	Used Pebble mill overhead crane

Q.	Used Lime mill overhead crane

R.	Used Intermediate ore stockpile reclaim feeders

S.	Used Pressure strip vessel

T.	Used Stripping heat system

U.	Used Electro-winning cell(s), complete with control panel and rectifier(s)

V.	Used Apron feeder system

W.	Used Flotation cell agitators, motors and air blowers

Specific exclusions to paragraphs II.A. to II.W. to this Schedule “A”:

●	Up stream and downstream processing equipment

●	Packing, loading and transport to the site

●	Refurbishing

●	Installation and installation supervision.

●	First fill lubricants

●	Electrical switchgear, control systems and field cabling (other than specified above).

●	Spares (other than specified above).

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